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Filed Pursuant To Rule 424(b)(3)
Registration No. 333-112814

Prospectus

First Amended
Offer to Exchange Each Outstanding Share of
Series E Preferred Stock
of

Stratus Services Group, Inc.

FOR, AT THE ELECTION OF THE HOLDER,
COMMON STOCK AND
COMMON STOCK PURCHASE WARRANTS OR
SERIES I PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 25, 2004, UNLESS THE OFFER IS EXTENDED.

        Stratus Services Group, Inc. is offering, upon the terms and subject to the conditions set forth in this document and in the related letter of transmittal, to acquire each share of its Series E Preferred Stock, par value $0.01, held by you for, at your election, either:

  •
  100 shares of its common stock, par value $.04, and 200 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock, or

  •
  One share of Series I Preferred Stock, par value $.01 and stated value $100 per share, and 100 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock.

        The Series I Preferred Stock is convertible into common stock and common stock warrants and is subject to mandatory redemption by us on the one year anniversary date of its issuance to the extent permitted by applicable law and subject to our ability to extend the required redemption date by one year. Dividends will accrue on the Series I Preferred Stock at a rate of 12% per annum, subject to adjustment under certain circumstances.

        Our common stock is traded on the OTC Bulletin Board under the symbol "SERV.OB." We intend to arrange for the inclusion of the warrants on the OTC Bulletin Board under the symbol "SERVws.OB" concurrently with the completion of the exchange offer. There is no trading market for the Series E Preferred Stock or Series I Preferred Stock, and we do not anticipate that any trading market for the Series E Preferred Stock or Series I Preferred Stock will develop.

        The purpose of this exchange offer is for Stratus to acquire and subsequently retire all of the outstanding shares of Series E Preferred Stock. As of the date of this prospectus, there are 47,728 shares of Series E Preferred Stock outstanding, each of which has a stated value of $100 per share. The exchange offer is being conducted to facilitate a public offering of units consisting of one share of common stock and two common stock purchase warrants that is being conducted at or about the same time as the exchange offer.

        Our exchange offer is subject to the conditions listed under "The Exchange Offer—Certain Conditions of the Exchange Offer." One of the conditions to the exchange offer is the sale of at least $1,000,000 of Units in our proposed public offering of Units. There are multiple conditions to the closing of the exchange offer beyond our control, and we cannot provide you any assurance that these conditions will be satisfied and that the Exchange Offer and the Offering will close.

        See "Risk Factors" beginning on page 16 of this document for a discussion of factors that you should consider in connection with the exchange offer.

IMPORTANT

        If you wish to tender all or any portion of your shares of Series E Preferred Stock, you should follow the instructions beginning on page 24 of this document. If you have already tendered shares of Series E Preferred Stock for common stock and warrants pursuant to the exchange offer, you do not need to take any further action to receive the common stock and warrants. If you have previously tendered shares of Series E Preferred Stock for Series I Preferred Stock, you do not have to take any further action to receive the Series I Preferred Stock and Warrants. If you wish to withdraw your tender, you may do so by following the instructions set forth in this prospectus. Any holder who withdraws a prior tender may tender for different exchange consideration by submitting a new Letter of Transmittal to us.

        Neither the Securities and Exchange Commission nor any state securities authority has approved or disapproved this transaction or these securities determined the fairness of merits of this transaction or Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ADDITIONAL INFORMATION

        We have not engaged an exchange agent in connection with the exchange offer. Requests for assistance or additional copies of this document or the related letter of transmittal should be delivered to Stratus, 500 Craig Road, Manalapan, New Jersey 07726. Questions may be directed to Suzette Berrios at (732) 866-0300.

The date of this Prospectus is May 13, 2004.

        We have not authorized anyone to give any information or make any representation about our exchange offer that is different from, or in addition to, that contained in this Prospectus or in any of the materials that we have incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented in this document does not extend to you. We are not aware, however, of any jurisdiction in which the transactions of this type would be unlawful.

SUMMARY TERM SHEET

        This summary highlights the material information contained in this document, but may not include all of the information that you, as a stockholder, would like to know. To fully understand the exchange offer, and for a more complete description of the legal terms of the exchange offer, you should carefully read this entire document, including the other documents we refer to in this document. Our principal executive offices are located at 500 Craig Road, Manalapan, New Jersey 07726 and our telephone number is (732) 866-0300.

        Except as otherwise indicated, all share and per share information in this prospectus, including the number of shares and warrants offered pursuant to the exchange offer, gives effect to a proposed one-for-four reverse split of our common stock that will become effective prior to the completion of the exchange offer.

DESCRIPTION OF BUSINESS

        We are a national business services company engaged in providing labor and operational resources on a long-term basis and short-term temporary staffing services. We offer different groups of staffing services comprised of Staffing Services, SmartSolutions™ and Information Technology Services to a wide variety of businesses.

THE EXCHANGE OFFER AND RELATED MATTERS

  •
  We will exchange each share of Series E Preferred Stock for, at your election, either:

  •
  100 shares of common stock and 200 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock, or

  •
  One share of our Series I Preferred Stock having a stated value of $100 per share and 100 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock.

  •
  Each share of Series E Preferred Stock has a stated value of $100.

  •
  Each warrant entitles its owner to purchase one share of our common stock for $.95. The warrants will be exercisable at any time during the period commencing one year after the closing of the exchange offer and ending 30 months after the closing of the exchange offer, unless we have redeemed them. We may redeem the warrants, at a redemption price of $.10 per warrant, upon thirty days prior written notice beginning one year after the closing of the exchange offer once the closing bid price of our common stock has been at least $1.66 for 20 consecutive trading days.

  •
  We will be required to redeem each share of the Series I Preferred Stock for an amount equal to the stated value of $100 per share plus all accrued and unpaid dividends on the one year anniversary date of the issuance of the Series I Preferred Stock to the extent permitted by applicable law and subject to our right to extend the required redemption date by one year as described in this prospectus. If we do not redeem the Series I Preferred Stock by the original one year redemption date and fail to extend the original redemption date, or if we fail to redeem the Series I Preferred Stock by the extended redemption date, the Series I Preferred Stock will become convertibe into, at the option of the holder, either common stock at a conversion price equal to 80% of the average closing bid price of the common stock during the five trading days preceding the conversion or common stock and common stock purchase warrants at a rate of 100 shares of common stock and 200 warrants for each $100 of stated value and accrued and unpaid dividends represented by the Series I Preferred Stock. The discount associated with the conversion feature of the Series I Preferred Stock could result in charges to our earnings in future periods.

  •
  We will have the right at any time during the 12 month period following the closing of the exchange offer, to cause all outstanding shares of Series I Preferred Stock to be converted into, at the election of the holder, either common stock at a converision price equal to 80% of the average closing bid price of the common stock during the five trading days preceding the conversion, or common stock and warrants at a rate of 100 shares of common stock and 200 warrants for each $100 of stated value and accrued and unpaid dividends represented by the Series I Preferred Stock.

  •
  No fractional shares or warrants will be issued in the exchange offer. Instead, holders of Series E Preferred Stock whose shares are exchanged for common stock and warrants will receive a cash payment equal to the amount by which the aggregate stated value and accrued dividends represented by the Series E Preferred Stock exchanged exceeds the next lowest whole dollar amount. Holders of Series E Preferred Stock whose shares are exchanged for Series I Preferred Stock and warrants will receive a cash payment equal to the amount by which the aggregate stated value and accrued dividends represented by the Series E Preferred Stock exchanged exceeds the next lowest multiple of $100.

  •
  Our exchange offer is subject to several conditions. The most significant conditions include:

  (1)
  the sale of at least $1 million of units in a public offering of units that we are conducting at or about the same time as we are conducting the exchange offer; and

  (2)
  the effectiveness of the registration statement of which this prospectus is a part.

  •
  Our exchange offer will remain open until May 25, 2004, but we have a right to extend the offering period.

UNIT OFFERING

        The exchange offer is being made at or about the same time that we are conducting a public offering of up to $10,000,000 of units. Each unit consists of one share of common stock and two common stock purchase warrants which will have terms identical to the common stock purchase warrants being offered in connection with the exchange offer. The closing of our unit offering is conditioned upon the sale of at least $1,000,000 of units.

STOCKHOLDER APPROVAL

        We have not obtained, nor will we obtain, approval of the exchange offer from either the holders of our common stock or holders of Series E Preferred Stock.

SUMMARY OF TAX CONSEQUENCES OF THE EXCHANGE OFFER

        The tax treatment of a holder's exchange of Series E Preferred Stock for common stock and warrants should be treated as a recapitalization for U.S. federal income tax purposes. A U.S. holder will not recognize loss or gain on the exchange other than to the extent that shares of common stock and warrants are received for accrued and unpaid dividends.

        The exchange of Series E Preferred Stock for Series I Preferred Stock and warrants should be treated as a recapitalization for federal income tax purposes. A U.S. holder will not recognize gain or loss other than to the extent that the Series I Preferred Stock and warrants are received for accrued and unpaid dividends and other than to the extent of the lesser of the fair market value of the Series I Preferred Stock received and the excess, if any, of the sum of the fair market value of the Series I Preferred Stock and warrants received over the holder's adjusted basis in the Series E Preferred Stock.

        The exchange of some of a holder's shares of Series E Preferred Stock for common stock and warrants and the exchange of other shares of Series E Preferred Stock and warrants by the holder for

Series I Preferred Stock should be treated as a recapitalization for U.S. federal income tax purposes. A U.S. holder will not recognize gain or loss on the extent other than to the extent that securities are received for accrued and unpaid dividends and other than to the extent of the lesser of the fair market value of the Series I Preferred Stock received and the excess, if any, of the sum of the sum of the fair market value of the Series I Preferred Stock, common stock and warrants received over the holder's adjusted basis in the Series E Preferred Stock.

        The value of the securities that holders of Series E Preferred Stock receive pursuant to the exchange offer will be treated as having been received for accrued and unpaid dividends only to the extent of the lesser of (i) the total dollar amount of accrued and unpaid dividends on the Series E Preferred Stock surrendered in the exchange or (ii) the excess of the aggregate fair market value of all of the securities issued in the exchange over the aggregate issue price of the Series E Preferred Stock.

        Holders of Series E Preferred Stock are advised to consult their own tax advisors regarding the exchange offer in light of their own particular circumstances.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

Q:
WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES OF SERIES E PREFERRED STOCK?

A:
For each share of Series E Preferred Stock validly tendered and not properly withdrawn by you, you will receive, at your election, either 100 shares of our common stock and 200 common stock purchase warrants for each $100 of stated value and accrued dividends represented by Series E Preferred Stock, or one share of Series I Preferred Stock and 100 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $100. Dividends accrue on the Series E Preferred Stock at a rate of 6% per annum from the date of issue. We will not issue fractional shares or warrants to tendering holders of Series E Preferred Stock. Instead, holders of Series E Preferred Stock whose shares are exchanged for common stock and warrants will receive a cash payment equal to the amount by which the aggregate stated value and accrued dividends represented by the Series E Preferred Stock exchanged exceeds the next lowest whole dollar amount. Holders of Series E Preferred Stock whose shares are exchanged for Series I Preferred Stock and warrants will receive a cash payment equal to the amount by which the aggregate stated value and accrued dividends represented by the Series E Preferred Stock exchanged exceeds the next lowest multiple of $100.

Q:
WHY IS STRATUS OFFERING TO EXCHANGE THE SERIES E PREFERRED STOCK?

A:
As a result of a continued cash flow deficit, we plan to conduct, at or about the same time as this exchange offer, an offering of units consisting of one share of our common stock and two warrants to purchase our common stock. We are seeking to raise up to $10,000,000 in the offering, which is being conducted through an underwriter on a minimum $1,000,000, maximum $10,000,000 "best efforts" basis. If we don't sell at least 1,000,000 units in the offering, the offering will be canceled. The Series E Preferred Stock is convertible into common stock at a 25% discount to the market price of our common stock. We believe that the potential dilution which could be caused by conversions of the Series E Preferred Stock at any time, particularly if the market price of our common stock were to decline in the future, could make it difficult to attract investors willing to purchase units in the best efforts offering. As a result, to eliminate a potential impediment to completing the offering of units, we are asking holders of Series E Preferred Stock to participate in the exchange offer.

Q:
WHY SHOULD I PARTICIPATE IN THE EXCHANGE OFFER?

A.
We need to raise additional capital to sustain our operations. In order to sell the minimum 1,000,000 units necessary to close our best efforts offering of units, we believe that we will need to reduce the risk of immediate substantial dilution to potential investors in the unit offering which currently exists as a result of the conversion feature of the Series E Preferred Stock. If we are unable to close the best efforts offering, there is a substantial risk that we will be unable to sustain our operations, in which case your Series E Preferred Stock could become worthless.

Q:
HOW DO I PARTICIPATE IN THE EXCHANGE OFFER?

A:
To tender your shares of Series E Preferred Stock, you should complete and sign the enclosed letter of transmittal and return it with your share certificate to:

Stratus Services Group, Inc.
Exchange Offer Department
500 Craig Road, Suite 201
Manalapan, New Jersey 07726
Attention: Suzette N. Berrios

Q:
MAY I MAKE ONE ELECTION FOR SOME OF MY SHARES OF SERIES E PREFERRED STOCK AND ANOTHER ELECTION FOR THE REST?

A:
Yes. You may choose to receive common stock and warrants for some of your shares of Series E Preferred Stock, and shares of Series I Preferred Stock for your other shares of Series I Preferred Stock.

Q:
WHEN AND HOW CAN I WITHDRAW TENDERED SHARES?

A:
Shares of Series E Preferred Stock tendered in the exchange offer may be withdrawn by you at any time prior to the expiration date. Your withdrawal will only be effective if we receive a written notice of withdrawal at our offices located at 500 Craig Road, Manalapan, New Jersey 07726, or by facsimile at (723) 866-6676. The written notice must contain your name, address, social security number, number of shares of Series E Preferred Stock to be withdrawn, the certificate number or numbers for such shares and the name of the registered holder of the shares, if different from the person who tendered the shares.

Q:
WHAT ARE THE CONDITIONS TO THE EXCHANGE OFFER?

A:
Our exchange offer is subject to several conditions. The most significant conditions include:

—
the sale of at least $1,000,000 of units in our best efforts offering of units, and

—
the effectiveness of the registration statement of which this prospectus is a part.

Q:
DO I HAVE ANY APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER?

A:
You will not have appraisal rights with respect to your shares of Series E Preferred Stock as a result of the exchange offer.

Q:
WHO CAN I CALL WITH QUESTIONS ABOUT THE EXCHANGE OFFER?

A:
You can contact Suzette Berrios, our general counsel, at (732) 866-0300.

PROSPECTUS SUMMARY

        Unless otherwise indicated, all information contained in this prospectus, including per share data and information relating to the number of shares authorized and outstanding, has been adjusted to reflect a proposed one-for-four reverse split of our common stock.

The Company

        We are a national business services company engaged in providing outsourced labor and operational resources on a long-term basis and short-term temporary staffing services. We were incorporated in Delaware in March 1997 and began operations in August 1997 with the purchase of certain assets of Royalpar Industries, Inc. and its subsidiaries. This purchase provided us with a foundation to become a national provider of comprehensive staffing services. We believe that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers.

        We offer different groups of staffing services comprised of Staffing Services, SMARTSolutions™ and Information Technology Services to a wide variety of businesses. Our Staffing Services provide temporary workers for short-term needs, extended-term temporary employees, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, on-site supervising and human resource consulting. These temporary workers perform a variety of tasks, including, among others, light industrial and clerical work and call center support. Our SMARTSolutions™ technology, available through our Staffing Services branch offices, provides a comprehensive, customized staffing program designed to reduce labor and management costs and increase workforce efficiency. Our 50% owned joint venture, Stratus Technology Services, provides information technology staffing solutions to Fortune 1000, middle market and emerging companies. Stratus Technology Services offers expertise in a wide variety of technology practices and disciplines ranging from networking professionals to internet development specialists and application programmers. All service groups seek to act as a business partner to our clients rather than merely a vendor. In doing so, they seek to systematically enhance client productivity and positively impact our and our clients' financial results. We are headquartered at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 and our telephone number is (800) 777-1557.

        Between September 1997 and January 2003, we completed ten acquisitions of staffing businesses, representing thirty offices in seven states. As of May 1, 2004, we were providing services from twenty-seven locations in seven states. We also maintain a presence on the Internet with our website at www.stratusservices.com, an informational site designed to give prospective customers and employees additional information regarding our operations.

The Exchange Offer

General

        For each share of Series E Preferred Stock tendered and not withdrawn by you, we are offering to exchange, at your election, either:

  •
  100 shares of our common stock and 200 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock, or

  •
  One share of Series I Preferred Stock and 100 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock.

        For example, if a holder of Series E Preferred Stock exchanges 1,000 shares of Series E Preferred Stock with accrued dividends of $6,000 in the exchange offer for common stock and warrants, the holder will receive 106,000 shares of common stock and 212,000 warrants in the exchange offer if the tender is accepted. If a holder of Series E Preferred Stock exchanges 1,000 shares of Series E Preferred Stock with accrued dividends of $6,000 in the exchange offer for Series I Preferred Stock, the holder will receive 1,060 shares of Series I Preferred Stock and 106,000 warrants if the tender is accepted.

        If all outstanding shares of our Series E Preferred Stock are exchanged for common stock and warrants, we would be required to issue approximately 5,029,270 shares of common stock and 10,058,540 warrants assuming that the exchange offer closes on the proposed May 25, 2004 expiration date. If all outstanding shares of our Series E Preferred Stock are exchanged for Series I Preferred Stock, we would be required to issue approximately 50,292 shares of Series I Preferred Stock and 5,029,270 warrants assuming that the exchange closes on the proposed May 25, 2004 expiration date.

Reasons for the Exchange Offer

        We have experienced cash flow short falls and need to raise capital to sustain our operations. As a result, we are currently conducting an offering of units consisting of one share of our common stock and two warrants to purchase common stock. We are seeking to raise up to $10,000,000 in the offering, which is being conducted through our underwriter, Noble International Investments, Inc., on a minimum $1,000,000, maximum $10,000,000 "best efforts" basis. If we don't sell at least 1,000,000 units in the offering, the offering will be canceled.

        The Series E Preferred Stock is convertible into common stock at a conversion price equal to 75% of the average closing bid prices, for the five days preceding the conversion date, for the common stock. Assuming a conversion price of $.75 per share after giving effect to our proposed one-for-four reverse split of our common stock, we would be required to issue approximately 6,683,192 shares of common stock if all of the 47,728 shares of Series E Preferred Stock outstanding as of May 1, 2004 were converted. If the market price of our common stock declines, we would be required to issue a greater number of shares upon the conversion of the Series E Preferred Stock, and thus subject holders of our common stock to further dilution. For example, the number of shares of common stock that we would be required to issue upon the conversion of the outstanding shares of Series E Preferred Stock as of May 1, 2004 would increase from approximately 6,683,192 shares, based upon a conversion price of $.75 per share, to approximately:

  •
  8,910,923 shares if the conversion price decreased by 25%;

  •
  13,366,384 shares if the conversion price decreased by 50%; and

  •
  26,732,768 shares if the conversion price decreased by 75%.

        Although the Series I Preferred Stock will also be convertible into common stock at a discount to the market price of our common stock, holders of Series I Preferred Stock will not have the right to convert the Series I Preferred Stock unless we fail to redeem the Series I Preferred Stock on its required redemption date, which will be one year from the date of its issuance or, if we elect to extend the redemption date as permitted by the terms of the Series I Preferred Stock, two years from the date of its original issuance.

        We can give no assurance that we will be able to redeem the Series I Preferred Stock as required. As a result, the conversion feature of the Series I Preferred Stock may present dilution risks similar to the dilution risks presented by the Series E Preferred Stock. For example, if all of the outstanding shares of Series E Preferred Stock are exchanged for Series I Preferred Stock, we would be required to issue 50,292 shares of Series I Preferred Stock if the exchange offer closes on May 25, 2004. Assuming a conversion price of $.80 per share as of May 25, 2005, we would be required to issue approximately 7,040,888 shares of common stock if the Series I Preferred Stock is converted on that date. The number of shares of common stock that we would be required to issue upon a conversion of the Series I Preferred Stock on May 25, 2005 would increase from approximately 7,040,888 shares of common stock to:

  •
  9,387,840 shares if the conversion price decreased by 25%;

  •
  14,081,760 shares if the conversion price decreased by 50%; and

  •
  28,163,520 shares if the conversion price decreased by 75%.

        If we elect to extend the redemption date to the two year anniversary of the date of original issuance of the Series I Preferred Stock, the number of shares issuable upon the conversion of the Series I Preferred Stock would increase to approximately 7,795,260 shares assuming a conversion price of $.80 per share as of May 25, 2006. This number would increase from 7,795,260 shares to:

  •
  10,393,680 shares if the conversion price decreased by 25%;

  •
  15,590,520 shares if the conversion price decreased by 50%;

  •
  31,181,040 shares if the conversion price decreased by 75%.

        In order to complete our proposed offering of units, we believe that we need to reduce the risk of immediate substantial dilution associated with the conversion feature of the Series E Preferred Stock. If we are unable to close the offering of our units, there is a substantial risk that we will be unable to sustain our operations, in which event your Series E Preferred Stock could become worthless.

The Exchange Offer

        We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, to exchange each outstanding share of Series E Preferred Stock that is validly tendered on or before the expiration date and not properly withdrawn for, at your election, either (a) 100 shares of our common stock and 200 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock or (b) one share of Series I Preferred Stock and 100 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock. The term "expiration date" means 12:00 midnight, New York time, on May 25, 2004, unless we extend the period of time for which this exchange offer is open, in which case the term "expiration date" means the latest time and date on which the exchange offer, as so extended, expires. We are not making any assurance that we will exercise our right to extend our exchange offer.

Our Exchange Offer is Subject to Certain Conditions

        Our offer to exchange shares of our common stock and common stock purchase warrants for shares of Series E Preferred Stock is subject to several conditions referred to under "The Exchange Offer—Certain Conditions of the Exchange Offer." These conditions must be satisfied or waived on or prior to the expiration of our exchange offer.

        The most significant conditions include:

  •
  the sale of at least $1,000,000 of units in the public offering of up to $10 million of units that we are conducting at or about the same time as this offering, and

  •
  the effectiveness of the registration statement of which this prospectus is a part.

Our Exchange Offer is Currently Scheduled to Expire on May 25, 2004

        However, we may extend the exchange offer under certain circumstances.

        Our exchange offer is currently scheduled to expire at 12:00 midnight, New York time, on May 25, 2004, and we expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which our exchange offer remains open, and we can do so by giving written notice to the holders of the Series E Preferred Stock. If we decide to extend our exchange offer, we will make an announcement to that effect no later than 9:00 a.m., New York time, on the next business day after the previously scheduled expiration date. We are not making any assurance that we will exercise our right to extend our exchange offer. During any such extension, all shares of Series E Preferred Stock previously tendered and not withdrawn will remain subject to your right to withdraw your shares of Series E Preferred Stock.

        Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion:

  •
  to terminate our exchange offer and not accept for exchange or exchange any shares of Series E Preferred Stock not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the exchange offer to be satisfied on or prior to the expiration date, and

  •
  to waive any condition (other than the condition relating to the effectiveness of the registration statement for the shares of common stock to be issued in our exchange offer) or otherwise to amend the exchange offer in any respect, by giving written notice of such delay, termination or amendment to the holders of the Series E Preferred Stock and by making a public announcement.

        We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Subject to applicable law (including rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to the stockholders in connection with the exchange offer be promptly sent to stockholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire.

        Upon the terms and subject to the conditions of our exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange, and will exchange, shares of Series E Preferred Stock validly tendered and not properly withdrawn as promptly as practicable after the expiration date, and promptly after they are tendered during any subsequent offering period.

Tendered Shares may be Withdrawn at any Time Prior to the Exchange of such Shares

        Your tender of shares of Series E Preferred Stock pursuant to the exchange offer is irrevocable, except that shares of Series E Preferred Stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer.

Procedure for Tendering Shares

        For you to validly tender shares of Series E Preferred Stock pursuant to our exchange offer:

  •
  a properly completed and duly executed letter of transmittal, along with any required signature guarantees, and any other required documents, must be received by us at our corporate headquarters, and certificates for tendered shares of Series E Preferred Stock must be received by us at such address.

  •
  you must comply with the guaranteed delivery procedures set forth in "The Exchange Offer—Procedure for Tendering Shares."

Differences in Rights of Common Stock, Series E Preferred Stock and Series I Preferred Stock

        Differences in the rights represented by our common stock, Series E Preferred Stock and Series I Preferred Stock are summarized below.

Voting Rights.	Common Stock: One vote per share on all matters submitted to stockholders.
Series E: No voting rights other than as provided by law.
Series I: No voting rights except as provided by law and with respect to certain other limited matters.
Dividend Rights.	Common Stock: Holders of common stock have no right to dividends.

Series E: Dividends accrue quarterly at annual rate of $6.00 per share and are payable at our option in either cash or shares of common stock if common stock has been registered for resale under Securities Act of 1933.

Series I: Dividends accrue quarterly at an annual rate of $12 per share and are payable at the time of redemption of the Series I Preferred Stock, subject to adjustment if we elect to extend the required redemption date of the Series I Preferred Stock as discussed below under "Mandatory Redemption."

        Because our credit agreement restricts the payment of dividends, we have not paid dividends on shares of Series E Preferred Stock. In addition, we are prohibited from paying dividends on our Series E Preferred Stock, common stock and, if issued, the Series I Preferred Stock if we have not paid all accrued and unpaid dividends on our Series A Preferred Stock. We do not anticipate that any dividends will be declared or paid on shares of Series E Preferred Stock in the foreseeable future. The payment of dividends on our Series I Preferred Stock will require the consent of our lender and we can give no assurance that such consent will be provided. We have never declared or paid a dividend on our common stock and do not anticipate that we will declare or pay any dividends on common stock in the foreseeable future.

Optional Redemption:	Common Stock: We do not have right to redeem common stock.
Series E: Redeemable at our option at any time at $115 per share, plus accrued and unpaid dividends.
Series I: Redeemable at our option at any time at a price of $100 per share, plus accrued and unpaid dividends.
Mandatory Redemption:	Common Stock: Holders have no right to require redemption.
Series E: Holders have no right to require redemption.

Series I: We are required to redeem the Series I Preferred Stock on the one year anniversary date of issuance at a price of $100 per share plus accumulated and unpaid dividends to extent permitted by law; provided, however, that we will have the right to extend the required redemption date for an additional one year, in which case we will be required to pay all dividends accrued through the first year of issuance in cash and issue to each holder of Series I Preferred Stock a number of shares of our common stock which then have a value equal to 10% of the stated value of the Series I Preferred Stock held. In addition, if we extend the redemption date, we will be required to pay dividends in cash quarterly and pay an advisory fee to an advisor designated by the holders of the Series I Preferred Stock in an amount equal to ten percent (10%) of the aggregate stated value of the outstanding shares of Series I Preferred Stock, eight percent (8%) of which will be payable in cash and two percent (2%) of which will be paid in shares of our common stock, valued at the then current market value. If we do not redeem the Series I Preferred Stock by the original one year redemption date and fail to extend the original redemption date, or if we fail to redeem the Series I Preferred Stock by the extended redemption date, the dividend rate of the Series I Preferred Stock will increase to 24% per annum.

        The consent of our lender will be required to redeem shares of Series E Preferred Stock and Series I Preferred Stock. We can give no assurance that the lender would consent to a redemption of the Series E Preferred Stock or Series I Preferred Stock.

Optional Conversion.	Common Stock: Not convertible.

Series E: Convertible, at election of holder, at any time into common stock at a conversion price equal to 75% of average closing bid prices for five days preceding conversion date, subject to certain limitations if holder would become a 5% shareholder.

Series I: If we do not redeem the Series I Preferred Stock by the original one year redemption date and fail to extend the original redemption date, or if we fail to redeem the Series I Preferred Stock by the extended redemption date, the Series I Preferred Stock will become convertible into, at the option of the holder, either common stock at a conversion price equal to 80% of the average closing bid price of the common stock during the five trading days preceding the conversion or common stock and common stock warrants at a rate of 100 shares of common stock and 200 warrants for each $100 of stated value and accrued and unpaid dividends represented by the Series I Preferred Stock. Conversion rights are subject to certain limitations if the holder would become a 5% shareholder.
Forced Conversion:	Common Stock: We have no right to force conversion of common stock into another security.
Series E : We have no right to force a conversion of Series E Preferred Stock into another security.

Series I : We will have the right, at any time during the 12 month period following the closing of the exchange offer, to cause all outstanding shares of Series I Preferred Stock to be converted into, at the election of the holder, either common stock at a conversion price equal to 80% of the average closing bid price of the common stock during the five trading days preceding the conversion, or common stock and warrants at a rate of 100 shares of common stock and 200 warrants for each $100 of stated value and accrued and unpaid dividends represented by the Series I Preferred Stock.
Liquidation.	Common Stock: Distributions only made to holders of common stock if liquidation preferences of preferred stock are satisfied.

Series E: Subject to rights of holders of Series A Preferred Stock and Series F Preferred Stock, holders are entitled to receive $100 per share plus any accrued and unpaid dividends before any distribution is made on the common stock. Ranks equally with Series I Preferred Stock with respect to liquidation rights.

Series I: Subject to rights of holders of Series A Preferred Stock and Series F Preferred Stock, holders are entitled to receive $100 per share plus any accrued and unpaid dividends before any distribution is made on the common stock. Ranks equally with Series E Preferred Stock with respect to liquidation rights.

Interest of Certain Persons in the Exchange Offer

        Joseph J. Raymond, our Chairman, President and Chief Executive Officer, owns 2,080 shares of Series E Preferred Stock through a corporation of which he is the sole shareholder that will be entitled to participate in the exchange offer on the same terms as are being offered to other holders of Series E Preferred Stock.

Market Price Information

        The last reported sale price of shares of common stock as reported on the OTC Bulletin Board on May 12, 2004, was $0.92 (as adjusted to give effect to the proposed one-for-four reverse split of our common stock). There is no public trading market for the Series E Preferred Stock.

No Appraisal Rights in Connection with the Exchange Offer

        You will not have appraisal rights with respect to your shares of Series E Preferred Stock as a result of the exchange offer.

Trading and Related Matters

        The shares of Series E Preferred Stock outstanding have not been registered under the Securities Act of 1933 and thus may not be sold or transferred except in a transaction exempt from the registration requirements of the Securities Act of 1933. We have agreed to register the shares issuable upon conversion of the Series E Preferred Stock for public resale. As a result of our failure to register these shares, we may owe certain penalties to the holders of the Series E Preferred Stock which accrue at a rate of 15% of the original purchase price of the Series E Preferred Stock for each 120 day period that we are in breach of our obligation to register the shares. We may pay these penalties in the form of additional shares of Series E Preferred Stock. Any additional penalties which accrue before the expiration date of the exchange offer will be paid in additional shares of Series E Preferred Stock. Any shares of Series E Preferred Stock issued as a result of penalties with respect to shares tendered in the exchange offer will be treated as tendered for the same securities as the Series E Preferred Stock with respect to which they were issued; however, we do not expect that any additional penalties will become payable prior to the expiration date of the exchange offer.

        The common stock, warrants and Series I Preferred Stock issuable pursuant to the exchange offer are being registered under the Securities Act of 1933 and will be freely tradable, except by our affiliates; however, no market currently exists for the warrants or Series I Preferred Stock and we can give no assurance that a market will develop for these securities.

Plans and Proposals

        In April 2004, we entered into a non-binding letter of intent with Michael O'Donnell which contemplates that we will hire Mr. O'Donnell as our Chief Executive Officer. Our hiring of Mr. O'Donnell is subject to the execution of a mutually satisfactory employment agreement with Mr. O'Donnell, the completion of a due diligence investigation satisfactory to Mr. O'Donnell and the approval of our Board of Directors. The letter of intent provides that we will grant options, or other equity in a form to be agreed upon, with respect to approximately six percent (6%) of our outstanding equity on a fully diluted basis to Mr. O'Donnell if we hire him as our Chief Executive Officer.

        Mr. O'Donnell is the founder and Chief Executive Officer of ALS, LLC, which provides light industrial performance based staffing services. A son of our Chief Executive Officer, Joseph J. Raymond, Jr., holds a 50% interest in ALS, LLC, which acquired substantially all of the assets of our Miami Springs, Florida office in August 2003. ALS, LLC is the holding company for Advantage Services Group, LLC which provides payrolling services to certain of our clients. In 2001, Mr. O'Donnell formed MOD Ventures, LLC, which provides specialized underwriting and capitalization services for new or high growth ventures, and which provided consulting services to us in February and March 2003. In addition, Mr. O'Donnell recently formed Summerlin Capital Partners, which engages in leasing/asset-based financial services consulting. Formerly, Mr. O'Donnell was managing Director of the Global Technology Services division of GATX Capital. We can give no assurance that we will be able to finalize the proposed employment relationship with Mr. O'Donnell.

        Other than the letter of intent with Mr. O'Donnell, the exchange offer and offering of units, we do not have any plans, proposals or negotiations that would result in any material change in our corporate structure or business, nor do we have any plans, proposals or negotiations which would relate to or result in our common stock becoming eligible for termination of registration under Section 12(g)(4) of the Securities Exchange Act of 1934.

Summary Historical and Pro Forma Financial Information

        The selected summary pro forma financial information set forth below gives effect to the exchange offer assuming:

  •
  50% of the outstanding shares of Series E Preferred Stock are exchanged for common stock and warrants and 50% of the outstanding shares of Series E Preferred Stock are exchanged for Series I Preferred Stock and warrants;

  •
  all shares of Series E Preferred Stock are exchanged for common stock and common stock purchase warrants; and

  •
  all shares of Series E Preferred Stock are exchanged for Series I Preferred Stock and warrants.

Statement of Operations Data:

		For the year ended September 30, 2003
	Actual	Assuming 50% of shares exchanged for Common Stock and Warrants and 50% of shares exchanged for Series I Preferred Stock and Warrants	Assuming All Shares Exchanged for Common Stock and Warrants	Assuming All Shares Exchanged for Series I Preferred Stock and Warrants
Revenues	$76,592,209	$76,592,209	$76,592,209	$76,592,209
Gross profit	11,405,778	11,405,778	11,405,778	11,405,778
Operating (loss) from continuing operations	(2,656,294)	(2,656,294)	(2,656,294)	(2,656,294)
Other income (expenses)	(1,776,838)	(2,012,714)	(1,776,838)	(2,248,590)
(Loss) from continuing operations	(4,433,132)	(4,669,008)	(4,433,132)	(4,904,884)
Discontinued operations—(loss) from discontinued operations	(1,322,967)	(1,322,967)	(1,322,967)	(1,322,967)
(Loss) on sale of discontinued operations	(21,020)	(21,020)	(21,020)	(21,020)
Net (loss)	(5,777,119)	(6,012,995)	(5,777,119)	(6,248,871)
Dividends and accretion on preferred stock	(1,629,874)	(600,783)	(600,783)	(600,783)
Net (loss) attributable to common stockholders	$(7,406,993)	$(6,613,778)	$(6,377,902)	$(6,849,654)
Earnings (loss) Per Share on a basic and diluted basis*
(Loss) from continuing operations	$(.34)	$(.23)	$(.20)	$(.31)
(Loss) from discontinued operations	(.08)	(.06)	(.06)	(.08)
Net (loss)	(.42)	(.29)	(.26)	(.39)
Weighted average shares outstanding *
Basic	17,510,918	22,798,266	24,728,528	17,510,918
Diluted	17,510,918	22,798,266	24,728,528	17,510,918

*
Not adjusted for proposed one-for-four reverse split of common stock.

Statement of Operations Data:

		For the Three Months Ended December 31, 2003
	Actual	Assuming 50% of shares exchanged for Common Stock and Warrants and 50% of shares exchanged for Series I Preferred Stock and Warrants	Assuming All Shares Exchanged for Common Stock and Warrants	Assuming All Shares Exchanged for Series I Preferred Stock and Warrants
Revenues	$23,886,064	$23,886,064	$23,886,064	$23,886,064
Gross profit	3,532,122	3,532,122	3,532,122	3,532,122
Operating income from continuing operations	525,173	525,173	525,173	525,173
Other income (expenses)	(443,630)	(502,599)	(443,630)	(561,568)
Net earnings (loss)	81,543	22,574	81,543	(36,395)
Dividends and accretion on preferred stock	(72,641)	(12,500)	(12,500)	(12,500)
Net earnings (loss) attributable to common stockholders	$8,902	$10,074	$69,043	$(48,895)

Earnings (loss) Per Share on a basic and diluted basis*	$—	$—	$—	$—

Weighted average shares outstanding *
Basic	21,089,266	28,951,850	36,814,434	21,089,266

Diluted	21,144,193	29,006,777	36,869,361	21,089,266

*
Not adjusted for proposed one-for-four reverse split of common stock.

Selected Balance Sheet Data:

        The selected balance sheet data, as adjusted, gives effect to the exchange offer assuming:

  •
  50% of the outstanding shares of Series E Preferred Stock are exchanged for common stock and warrants and 50% of the outstanding shares of Series E Preferred Stock are exchanged for Series I Preferred Stock and warrants;

  •
  all shares of Series E Preferred Stock are exchanged for common stock and common stock purchase warrants; and

  •
  all shares of Series E Preferred Stock are exchanged for Series I Preferred Stock and warrants.

	As of December 31, 2003
		Pro Forma
	Actual	Assuming 50% of shares exchanged for Common Stock and Warrants and 50% of shares exchanged for Series I Preferred Stock and Warrants	Assuming All Shares Exchanged for Common Stock and Warrants	Assuming All Shares Exchanged for Series I Preferred Stock and Warrants
Cash	$185,129	$185,129	$185,129	$185,129

Working capital (deficiency)	(7,794,989)	(9,760,625)	(7,794,989)	(11,726,260)

Total debt and redeemable preferred stock	16,554,443	18,520,079	16,554,443	20,485,714

Total liabilities and redeemable preferred stock	29,508,551	31,474,187	29,508,551	33,439,822

Stockholders' (deficiency)	(4,833,152)	(6,798,788)	(4,833,152)	(8,764,423

        The pro forma statement of operations data presented above assumes that the exchange offer occurred on October 1, 2003. The pro forma balance sheet data presented above assumes that the exchanges described above occurred on December 31, 2003.

RISK FACTORS

        In deciding whether to tender your shares of Series E Preferred Stock pursuant to the exchange offer, you should read carefully this prospectus and the documents to which we refer you. You should also carefully consider the following factors.

The exchange offer may not benefit us or our stockholders.

        The exchange offer may not enhance stockholder value or improve the liquidity and marketability of our common stock. As of May 1, 2004, there were 4,948,760 shares and 47,728 shares of common stock and Series E Preferred Stock outstanding, respectively. If all of the outstanding shares of Series E Preferred Stock are tendered and accepted under the exchange offer, there will be approximately 10,581,464 shares of common stock outstanding, assuming each holder of Series E Preferred Stock participates in the exchange offer and elect to receive common stock and warrants in the exchange and the exchange offer is completed on May 25, 2004.

        This increase in the outstanding shares of common stock may result in an immediate decrease in the market value of the common stock. In addition, factors unrelated to our stock or our business, such as the general perception of the exchange offer by the investment community, may cause a decrease in the value of the common stock and impair its liquidity and marketability. Furthermore, securities markets worldwide have recently experienced significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of common stock following the exchange offer, particularly if the exchange offer is not viewed favorably by the investment community.

Not all of the shares of Series E Preferred Stock may be tendered under the exchange offer, and holders of Series E Preferred Stock that do not tender may realize benefits upon conversion or redemption of the Series E Preferred Stock which would not be realized by holders who tender shares in the exchange offer.

        If we accept shares of Series E Preferred Stock tendered pursuant to the exchange offer, there may be shares of Series E Preferred Stock outstanding after this acceptance if some holders of Series E Preferred Stock do not elect to participate in the exchange offer. As a result, we would continue to have the dividend and other obligations related to any remaining outstanding shares of Series E Preferred Stock. In addition, holders of Series E Preferred Stock could elect to convert some or all of their shares of Series E Preferred Stock into common stock and potentially receive upon such conversion a greater number of shares of common stock than would be issued to them if they participate in the exchange offer. Further, if we choose to redeem the Series E Preferred Stock, holders of Series E Preferred Stock could receive the redemption value (including accumulated and unpaid dividends) for their shares at the time of redemption.

If completion of our exchange offer does not qualify as a reorganization under the Internal Revenue Code, you may be taxed on the full amount of the consideration you receive from us.

        We believe that exchanges of common stock and warrants and exchanges of Series I Preferred Stock and warrants for all of a holder's Series E Preferred Stock pursuant to the exchange offer should each be treated for federal income tax purposes as a recapitalization within the meaning of Section 368 of the Internal Revenue Code. In addition, we believe that the exchange of some of a holder's shares of Series E Preferred Stock for common stock and warrants and the exchange of other shares of Series E Preferred Stock by the holder for Series I Preferred Stock and warrants should be treated as a recapitalization within the meaning of Section 368 of the Internal Revenue Code. In any of such events, holders of Series E Preferred Stock who participate in the exchange offer will not recognize gain or loss other than to the extent that securities are received for accrued and unpaid dividends and, in the case of exchanges in which shares of Series I Preferred Stock are received, other than to the extent of the lesser of the fair market value of the Series I Preferred Stock received and the excess, if any, of the sum of the fair market value of the securities received over the holder's adjusted basis in the Series E Preferred Stock.

        The tax treatment described above, however, is not free from doubt. If we complete our exchange offer in a manner in which the exchange offer does not qualify for the tax treatment described above, you may be taxed on any gain you realize up to the full exchange consideration.

We may be prohibited by Delaware law and the terms of our credit agreement from redeeming our Series I Preferred Stock and Series E Preferred Stock

        Section 244 of the Delaware General Corporation law will prohibit us from redeeming the Series I Preferred Stock if, after giving effect to the redemption, we do not have sufficient assets to pay our liabilities. As a result, we can give no assurance that we will be permitted under Delaware law to redeem the Series I Preferred Stock as required by the terms of the Series I Preferred Stock. For the same reason, it is unlikely that we will be able to complete an optional redemption of our Series E Preferred Stock at any time in the foreseeable future. In addition, our credit agreement prohibits the redemption of stock without lender consent. We can give no assurance that our lender will consent to a required redemption of the Series I Preferred Stock or an optional redemption of the Series E Preferred Stock.

We are restricted from paying dividends on our stock and it is highly unlikely that we will pay any dividends on any shares of our capital stock in the foreseeable future

        We are restricted by the terms of our credit agreement from paying dividends on our capital stock. In addition, we are required to pay all accrued dividends on our Series A Preferred Stock before paying any dividends on any other class of our capital stock. As a result, it is unlikely that we will pay any cash dividends on any shares of our capital stock in the foreseeable future.

Tendering stockholders may be required to return their consideration if a court were to determine that the exchange offer constituted a fraudulent transfer under federal or state laws.

        A payment or transfer of property can subsequently be voided if a court finds that the payment or transfer constituted a "fraudulent" transfer. There are generally two standards used by courts to determine whether a transfer was fraudulent under federal or state law.

  •
  First, a transfer will be deemed fraudulent if it was made with the actual intent to hinder, delay or defraud current or future creditors.

  •
  Second, a transfer will be considered fraudulent if the transferor

  •
  received less than reasonably equivalent value in exchange for the payment or transfer of property and

  •
  either (a) was insolvent at the time of the transaction, (b) was rendered insolvent as a result of the transaction, (c) was engaged, or about to engage, in a business or transaction for which its assets were unreasonably small, or (d) intended to incur, or believed, or should have believed, it would incur, debts beyond its ability to pay as such debts mature.

        Litigation seeking to void the exchange offer as fraudulent transfers would have to be commenced by our creditors or someone acting on their behalf, such as a bankruptcy trustee. If such litigation is instituted, we cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the exchange offer was closed, or that a court would not determine that we were insolvent on the date of closing. We can also not assure you that a court would not determine that the exchange offer constituted fraudulent transfers on another ground.

        The definition of "insolvent" varies under three potentially applicable statutes. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Under the Bankruptcy Code, we would be considered insolvent if the sum of all our liabilities is greater than the value of all our property at a fair valuation. Under Delaware law, we would be insolvent if the present fair saleable value of our assets is less than the amount required to repay our probable liability on our debts as they become absolute and matured. The foregoing standards are applied on a case-by-case basis to determine the insolvency of a particular person. Because there can be no assurance which jurisdiction's fraudulent transfer law would be applied by a court, there can be no assurance as to what standard a court would apply in order to determine insolvency.

        If a court determines the exchange offer constituted fraudulent transfers, the exchange offer could be voided. In that case, holders of the Series E Preferred Stock that successfully tender their shares may be required to return their shares of common stock and warrants or shares of Series I Preferred Stock (or the value of such securities), and such holders would be returned to their original position as a holder of Series E Preferred Stock.

There is currently no active trading market for the warrants or Series I Preferred Stock and the market for the warrants and Series I Preferred Stock may be illiquid

        Although upon completion of the exchange offer, the warrants and Series I Preferred Stock will generally be freely transferable, there is currently no public market for either the warrants or the Series I Preferred Stock. We cannot assume that an active trading market will develop for the warrants or the Series I Preferred Stock. If no active trading market develops, you may not be able to resell your warrants or Series I Preferred Stock at their fair market value or at all, even though they are freely transferable.

There are significant doubts about our ability to continue in business and your ownership interest in us may become worthless regardless of whether you participate in the exchange offer or not

        Our auditors have qualified their opinion on our financial statements for the year ended September 30, 2003 with a qualification which raises substantial doubt about our ability to continue as a going concern. Our ability to continue in business depends upon the continued cooperation of our creditors, our ability to generate sufficient cash flow to meet our continuing obligations on a timely basis and our ability to obtain additional financing. At December 31, 2003, we had limited liquid resources and owed $890,863 under promissory notes that were past due or due upon demand. In addition, approximately $4,400,000 of payroll taxes were delinquent and we had a cash overdraft, representing outstanding checks, of $349,179 as of December 31, 2003. We are required to pay interest on the delinquent payroll taxes and may be subject to civil penalties as a result of our failure to make timely payments of these amounts. Current liabilities at December 31, 2003 were $23,601,396 and current assets were $15,806,407. The difference of $7,794,989 is a working capital deficit, which is primarily the result of losses incurred during the last two years. While we have plans to use the funds raised from our purposed unit offering to reduce our indebtedness, we can give no assurance that we will raise sufficient capital to eliminate our working capital deficit or that our creditors will not seek to enforce their remedies against us, which could include the imposition of insolvency proceedings.

Our public offering of units is being conducted on a "best efforts" basis and we may continue to have liquidity problems if a sufficient number of units is not sold in the offering

        Our underwriter is offering our units on a "best efforts" basis, and we can give no assurance that all of the 10,000,000 units offered in our unit offering will be sold. If we are unable to sell at least 1,000,000 of units offered, the offering will be cancelled and all monies collected from subscribers and held in escrow will be returned to such subscribers without interest or deduction. In addition, if we sell at least $1,000,000 of units in our offering, we will be obligated to redeem all of our outstanding shares of Series A Preferred Stock for $500,000 in cash and an additional $250,000 which may be paid in cash or shares of our common stock. Furthermore, if at least 6,000,000 of the units offered are not sold, we may be unable to fund all the intended uses for the net proceeds anticipated from the unit offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funds may not be available to us at a reasonable cost, and the working capital generated by us may not sufficient to fund any uses not financed by offering proceeds.

Short sales of our common stock could place downward pressure on the price of our common stock.

        Selling stockholders and others may engage in short sales of our common stock. Short sales could place downward pressure on the price of our common stock. In that case, we could be required to issue an increasingly greater number of shares of our common stock upon future conversions of our Series E Preferred Stock, sales of which could further depress the price of our common stock. The downward pressure on the price of our common stock resulting from conversions of the Series E Preferred Stock could encourage additional short sales by selling stockholders and others.

Potential conversions of our convertible preferred stock and other issuances of common stock will reduce the percentage ownership interest of existing stockholders and may cause a reduction in our share price.

        As of May 1, 2004, we had outstanding 1,458,933 shares of Series A Preferred Stock, 47,728 shares of Series E Preferred Stock and 6,000 shares of Series F Preferred Stock. If all of the holders of preferred stock convert their preferred stock into shares of common stock, we will be required to issue no less than 8,547,925 shares of common stock based on an assumed conversion price of $.75 per share for the Series E Preferred Stock after giving effect to our proposed one-for-four reverse stock split. If the trading price of the common stock is low when the conversion price of the Series E Preferred Stock is determined, we would be required to issue a higher number of shares of common stock, which could cause a further reduction in each of our stockholder's percentage ownership interests in our company. In addition, if a holder of preferred stock converts our preferred stock and sells the common stock, it could result in an imbalance of supply and demand for our common stock and a decrease in the market price of our common stock. We will be required to repurchase all of the Series A Preferred Stock if we sell at least $4,000,000 of units in the proposed unit offering.

Holders of our securities may be subject to substantial dilution which would reduce their percentage ownership and may cause a reduction in our share price

        The number of shares of our common stock outstanding could increase substantially. In addition to the potential conversion of all of our Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding as of May 1, 2004 into at least 8,547,925 shares of our common stock assuming a conversion price of $.75 per share for our Series E Preferred Stock, we have outstanding, as of May 1, 2004, options and warrants to acquire an additional 1,652,341 shares of common stock. In addition, if all of the outstanding shares of Series E Preferred Stock are exchanged for common stock and warrants in the exchange offer, we would be required to issue at least 5,029,270 additional shares of common stock and warrants to acquire an additional 10,058,540 shares of common stock. If we issue shares of Series I Preferred Stock in the exchange offer, the Series I Preferred Stock, under certain circumstances, could become convertible into common stock at a discount to the then current market price and dilute the interests of our then existing stockholders. For example, if all of the outstanding shares of Series E Preferred Stock are exchanged for Series I Preferred Stock, we would be required to issue approximately 50,292 shares of Series I Preferred Stock if the exchange offer closes on May 25, 2004. If we fail to redeem the Series I Preferred Stock on the one year anniversary date of its issuance and do not extend the redemption date as permitted by the terms of the Series I Preferred Stock, the Series I Preferred Stock would be convertible into approximately 7,040,888 shares of common stock assuming a conversion price of $.80 per share. If we elect to extend the redemption date of the Series I Preferred Stock to the two year anniversary of its original issuance, we would be required to issue 50,292,270 shares of common stock to the holders of the Series I Preferred Stock, assuming 50,292 shares of Series I Preferred Stock are outstanding as of such date, and the number of shares of common stock issuable upon the conversion of the Series I Preferred Stock would be approximately 7,795,260 shares assuming a conversion price of $.80 per share. To the extent that the market price of our common stock declines and conversion price is less than $.80 per share, we could be required to issue a substantially greater number of shares of common stock upon the conversion of the Series I Preferred Stock. In addition, holders of the Series I Preferred Stock could elect to convert their shares of Series I Preferred Stock at a rate of 100 shares of common stock and 200 warrants for each $100 of stated value and accrued and unpaid dividends represented by the Series I Preferred Stock. Further, we have the right to cause the conversion of the Series I Preferred Stock during the one year period following its issuance. Moreover, we have entered into a non-binding letter of intent with an individual which contemplates that we will issue options or other equity instruments to acquire 6% of our common stock on a fully diluted basis if we hire the individual to replace our existing Chief Executive Officer. As a result of such potential issuances of common stock, the percentage interest in our company of holders of our common stock could be substantially diluted.

Increases in employee-related costs would have an adverse effect on our business and could adversely affect the value of our securities.

        Our employee-related costs fluctuate and an increase in these costs could have a significant effect on our ability to achieve profitability. We are responsible for all employee-related expenses for the temporary employees, including workers' compensation, unemployment insurance, social security taxes, state and local taxes and other general payroll expenses. We maintain workers' compensation insurance for all claims in excess of a loss cap of $150,000 per incident, except with respect to locations in states where private insurance is permitted and which are covered by state insurance funds. We accrue for workers' compensation costs based upon payroll dollars paid to temporary employees. The accrual rates vary based upon the specific risks associated with the work performed by the temporary employee. At the beginning of each policy year, we review the overall accrual rates with our outside actuaries and makes changes to the rates as necessary based primarily upon historical loss trends. Periodically, we evaluate our historical accruals based on an actuarially developed estimate of the ultimate cost for each open policy year and adjust such accruals as necessary. These adjustments can either be increases or decreases to workers' compensation costs, depending upon our actual loss experience. There can be no assurance that our programs to control workers' compensation and other payroll-related expenses will be effective or that loss development trends will not require a charge to costs of services in future periods to increase workers' compensation accruals. Unemployment insurance premiums are set by the states in which our employees render their services. A significant increase in these premiums or in workers' compensation-related costs or our inability to continue to maintain workers' compensation coverage could have a material adverse effect on our business, results of operations, cash flows or financial condition.

We have experienced significant fluctuations in our operating results which could continue and have an adverse affect on the value of our securities

        Fluctuations in our operating results could have a material adverse effect on the price of our common stock. Operating results may fluctuate due to a number of factors, including the demand for our services, the level of competition within our markets, our ability to increase the productivity of our existing offices, control costs and expand operations, the timing and integration of acquisitions and the availability of qualified temporary personnel. In addition, our results of operations could be, and have in the past been, adversely affected by severe weather conditions. Moreover, our results of operations have also historically been subject to seasonal fluctuations. Demand for temporary staffing historically has been greatest during our fourth fiscal quarter due largely to the planning cycles of many of our customers. Furthermore, sales for the first fiscal quarter are typically lower due to national holidays as well as plant shutdowns during and after holiday season. These shutdowns and post-holiday season declines negatively impact job orders received by us, particularly in the light industrial sector. Due to the foregoing factors, we have experienced in the past, and may possibly experience in the future, results of operations below the expectations of public market analysts and investors.

If we are not able to attract and retain the services of qualified temporary personnel, our business will suffer, which could have an adverse affect on the value of our securities.

        Our success depends upon our ability to attract and retain qualified personnel who possess the skills and experience necessary to meet the staffing requirements of our customers. We have experienced and may continue to experience significant difficulties in hiring and retaining sufficient numbers of qualified personnel to satisfy the needs of our customers. During periods of increased economic activity and low unemployment, the competition among temporary staffing firms for qualified personnel increases. Many regions in which we operate have in the past and may continue to experience historically low rates of unemployment which reduces the supply of qualified personnel. Furthermore, we may face increased competitive pricing pressures during such periods. While the future economic environment is uncertain, competition for individuals with the requisite skills is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available to us in sufficient numbers and on terms of employment acceptable to us. We must continually evaluate and upgrade our base of available qualified personnel to keep pace with changing customer needs and emerging technologies. Furthermore, a substantial number of our temporary employees during any given year will terminate their employment with us to accept regular staff employment with our customers. The inability to attract and retain qualified personnel could have a material adverse effect on the business, results of operations, cash flows or financial condition.

We may be subject to claims as a result of actions taken by our temporary staffing personnel that could have an adverse impact on the value of our securities

        Actions taken by our temporary staffing employees could subject us to significant liability. Providers of temporary staffing services place people in the workplaces of other businesses. An inherent risk of such activity includes possible claims of errors and omissions, discrimination or harassment, theft of customer property, misappropriation of funds, misuse of customers' proprietary information, employment of undocumented workers, other criminal activity or torts, claims under health and safety regulations and other claims. There can be no assurance that we will not be subject to these types of claims, which may result in negative publicity and our payment of monetary damages or fines, which, if substantial, could have a material adverse effect on our business, results of operations, cash flows or financial condition.

Regulatory and legal uncertainties could harm our business and adversely affect the value of our securities

        The implementation of unfavorable governmental regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies, could require us to incur significant compliance costs, cause the development of the affected markets to become impractical or otherwise adversely affect our financial performance. If we are determined to be a "Professional Employer Organization," we cannot assure you that we will be able to satisfy licensing requirements or other applicable regulations. Certain states have enacted laws which govern the activities of Professional Employer Organizations, which generally provide payroll administration, risk management and benefits administration to client companies. These laws vary from state to state and generally impose licensing or registration requirements for Professional Employer Organizations and provide for monitoring of the fiscal responsibility of these organizations. We believe that Stratus is not a Professional Employer Organization and not subject to the laws which govern such organizations; however, the definition of Professional Employer Organization varies from state to state and in some states the term is broadly defined. In addition, we can give no assurance that the states in which we operate will not adopt licensing or other regulations affecting companies which provide commercial and professional staffing services. See "Business—Regulation."

We are controlled by our Chairman, who is our principal stockholder, and our management, who could have the ability to exert significant influence over matters that might not be favored by other holders of our securities

        As of May 1, 2004, our Chairman of the Board, Joseph J. Raymond, owned or had the right to vote shares representing approximately 40.1% of the outstanding voting power of our capital stock. Our directors and executive officers, as a group, own or have the right to vote shares representing approximately 38% of the outstanding voting power of our capital stock. As a result, Mr. Raymond and, if they should decide to act together, our directors and executive officers as a group, will be able to exercise significant influence over the outcome of any matters or block certain matters which might normally be submitted to our stockholders for approval, including the election of directors and the authorization of other corporate actions requiring stockholder approval.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements under the "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

        In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we, nor any other person assumes responsibility for the accuracy and completeness of such statements.

THE EXCHANGE OFFER

        The following description contains, among other information, a summary of the exchange offer and the related letter of transmittal (the "Letter of Transmittal") and is qualified in its entirety by references to the full text of the Letter of Transmittal which is incorporated herein by reference and attached hereto as Appendix A to this Prospectus. Stockholders are urged to read carefully the letter of transmittal.

General

        We hereby offer, upon the terms and subject to the conditions of the exchange offer described in this prospectus and the related Letter of Transmittal, to exchange each share of Series E Preferred Stock validly tendered on or prior to the Expiration Date (as defined below) and not withdrawn, for, at your election, either (a) 100 shares of our common stock and 200 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the shares of Series E Preferred Stock or (b) one share of our Series I Preferred Stock and 100 common stock purchase warrants for each $100 of stated value and accrued dividends represented by the Series E Preferred Stock (the "Exchange Consideration").

        We reserve the right to amend the exchange offer, including the composition or amount of the Exchange Consideration, for any reason. If we so amend the exchange offer, we will extend the exchange offer for a period of ten business days if the exchange offer is scheduled to expire prior thereto.

        The term "Expiration Date" means 12:00 midnight, New York City time, on May 25, 2004, unless and until we extend the period of time for which the exchange offer is open, in which event the term "Expiration Date" means the latest time and date at which the exchange offer, as so extended, expires. See "The Exchange Offer—Certain Legal Matters" and "—Certain Conditions of the Exchange Offer."

        Tendering stockholders will not be obligated to pay any brokerage commissions. Except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the exchange of Series E Preferred Stock pursuant to the exchange offer will be paid by or on behalf of Stratus.

        Our obligation to exchange the Exchange Consideration for Series E Preferred Stock pursuant to the exchange offer is subject to a number of conditions referred to below under "The Exchange Offer—Certain Conditions of the Exchange Offer."

        If by 12:00 midnight, New York City time, on May 25, 2004, or any later time to which the Expiration Date and this exchange offer have been extended, all of the conditions to the exchange offer have not been satisfied or waived, we may elect either to: (a) extend the Expiration Date and this exchange offer and retain all shares of Series E Preferred Stock theretofore tendered until the expiration of the Expiration Date and this exchange offer, as extended, subject to the right of a tendering stockholder to withdraw his or her Series E Preferred Stock; (b) waive the remaining conditions (other than the effectiveness of the registration statement of which this prospectus is a part), extend the exchange offer for a period of ten business days if the exchange offer is scheduled to expire prior thereto and thereafter exchange all tendered shares of Series E Preferred Stock; or (c) terminate the exchange offer and exchange none of the Series E Preferred Stock and return all tendered shares of Series E Preferred Stock. We will not accept for exchange any shares of Series E Preferred Stock pursuant to the exchange offer until such time as the registration statement has become effective. See "The Exchange Offer—Certain Legal Matters" and "—Certain Conditions of the Exchange Offer—Effective Registration Statement." We expect that the exchange offer will close promptly after all of these conditions have been satisfied.

        Any shares of Series E Preferred Stock tendered and accepted for exchange will be cancelled.

Fractional Shares

        We will not issue any fractional shares of common stock or Series I Preferred Stock or fractional warrants pursuant to the exchange offer. Instead, holders of Series E Preferred Stock whose shares are exchanged for common stock and warrants will receive a cash payment equal to the amount by which the aggregate stated value and accrued dividends represented by the Series E Preferred Stock exchanged exceeds the next lowest whole dollar amount. Holders of Series E Preferred Stock whose shares are exchanged for Series I Preferred Stock and warrants will receive a cash payment equal to the amount by which the aggregate stated value and accrued dividends represented by the Series E Preferred Stock exchanged exceeds the next lowest multiple of $100.

Treatment of Penalty Shares

        We have agreed to register shares issuable upon conversion of the Series E Preferred Stock for public resale. As a result of our failure to register these shares on a timely basis, we owe certain penalties to the holders of the Series E Preferred Stock which accrue at a rate of 15% of the original purchase price of the Preferred Stock. We may pay these penalties in the form of additional shares of Series E Preferred Stock. Any shares issued as a result of penalties with respect to shares tendered in the exchange offer will be treated as tendered for the same securities as the Series E Preferred Stock with respect to which they were issued; however, we do not expect any additional penalties to become payable prior to the expiration date of the exchange offer.

Extension, Termination and Amendment

        We expressly reserve the right, in our sole discretion, at any time on or prior to the Expiration Date, to extend the period of time during which the exchange offer is to remain open by giving written notice of such extension to the holders of Series E Preferred Stock. There can be no assurance that we will exercise our rights to extend the Expiration Date and this exchange offer, although it is presently anticipated that the Expiration Date and this exchange offer will be extended in order to permit the conditions to be satisfied. If we amend the exchange offer, we will extend the Expiration Date and this exchange offer for a period of ten business days if the exchange offer is scheduled to expire prior thereto. During any such extension, all shares of Series E Preferred Stock previously tendered and not withdrawn will remain subject to the exchange offer, subject to the right of a tendering stockholder to withdraw his or her Series E Preferred Stock. See "The Exchange Offer—Withdrawal Rights." We reserve the right to amend or terminate the exchange offer and not accept for exchange or exchange any Series E Preferred Stock not theretofore accepted for exchange, or exchanged, upon the failure of any of the conditions of the exchange offer to be satisfied or waived on or before the Expiration Date. Any such extension, termination, amendment or delay will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such public announcement, we will not, unless otherwise required by rules of the SEC, have any obligation to make any such public announcement other than by making a release through PR Newsire. If, prior to the Expiration Date, we increase the consideration offered to holders of Series E Preferred Stock, such increase will be applicable to all holders whose shares of Series E Preferred Stock are accepted for exchange pursuant to the exchange offer and, if at the time notice of such increase is first published, sent or given to holders of Series E Preferred Stock, the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that such notice is first so published, sent or given, the exchange offer will be extended until the expiration of such period of ten business days. For purposes of the exchange offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Exchange of Shares; Exchange Consideration

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange and the exchange of the outstanding shares of Series E Preferred Stock validly tendered and not withdrawn will be made promptly after the Expiration Date.

        For purposes of the exchange offer, we will be deemed to have accepted for exchange and thereby acquired tendered Series E Preferred Stock as, if and when we give written notice to tendering holders of Series E Preferred Stock of our acceptance of the tenders of such shares of Series E Preferred Stock. Delivery of the Exchange Consideration in exchange for the Series E Preferred Stock pursuant to the exchange offer will be made by us promptly after the Expiration Date. Under no circumstances will interest be paid by us by reason of any delay in making such exchange.

        If any tendered shares of Series E Preferred Stock are not acceptable for exchange pursuant to the terms and conditions of the exchange offer for any reason, or if certificates are submitted for more shares of Series E Preferred Stock than are tendered, certificates for such un-exchanged Series E Preferred Stock will be returned to the tendering stockholder by us promptly following consummation or termination of the exchange offer.

Withdrawal Rights

        Shares of Series E Preferred Stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the Expiration Date.

        For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by us at the address set forth on the Letter of Transmittal and must specify the name of the person having tendered the shares of Series E Preferred Stock to be withdrawn, the number of shares of Series E Preferred Stock to be withdrawn and the name of the registered holder, if different from that of the person who tendered such shares of Series E Preferred Stock.

        If certificates have been delivered or otherwise identified to us, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of Series E Preferred Stock withdrawn must also be furnished to us as aforesaid prior to the physical release of such certificates. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by us in our discretion, and our determination will be final and binding. Neither we nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any shares of Series E Preferred Stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, withdrawn shares of Series E Preferred Stock may be re-tendered by following one of the procedures described under "—Procedure for Tendering Shares" at any time prior to the Expiration Date.

Procedure for Tendering Shares

        To tender shares of Series Preferred Stock pursuant to the exchange offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with the certificates representing the tendered Series E Preferred Stock and any other required documents, must be transmitted to and received by us at the address set forth on the Letter of Transmittal. The method of delivery of all required documents is as the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

        If you have already tendered your Series E Preferred stock for common stock and warrants in the exchange offer, you do not need to take any further action to receive common stock and warrants in the exchange offer. If you have previously tendered shares of Series E Preferred Stock for Series I Preferred Stock in the exchange offer, you do not need to take any further action to receive shares of

Series I Preferred Stock and warrants. If you wish to revoke your prior tender you may do so by following the instructions set forth below under "Withdrawal Rights". Any holder who withdraws a prior tender may tender for different Exchange Consideration by submitting a new Letter of Transmittal to us. In any event, any holder who has previously submitted a Letter of Transmittal to us will not be bound by the representation previously contained in paragraph (e) of the Letter of Transmittal which stated that "the undersigned has read and agrees to be bound by all of the terms of the Exchange Offer."

        Signatures on all Letters of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an officer or correspondent in the United States or by any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each of the foregoing being an "Eligible Institution") in cases where shares of Series E Preferred Stock are tendered by a registered holder of Series E Preferred Stock who has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal. If the certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if certificates for un-exchanged shares of Series E Preferred Stock are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed as described above.

        By executing a Letter of Transmittal as set forth above, the tendering stockholder irrevocably appoints designees of Stratus as such stockholder's proxies, each with full power of substitution, to the full extent of such stockholder's rights with respect to the shares of Series E Preferred Stock tendered by such stockholder and accepted for exchange by Stratus and with respect to any and all other shares of Series E Preferred Stock and other securities issued or issuable in respect of the Series E Preferred Stock on or after the Expiration Date. Such appointment will be effective when, and only to the extent that, we exchange the Exchange Consideration for Series E Preferred Stock tendered by such stockholder. To such extent, all prior proxies appointed by such stockholder will be revoked. Such designees will be empowered, among other things, to vote such shares of Series E Preferred Stock as they in their sole discretion deem proper at any annual, special or adjourned meeting of our stockholders or otherwise. We reserve the right to require that, in order for shares of Series E Preferred Stock to be deemed validly tendered, immediately upon our exchange of such Series E Preferred Stock, we must be able to exercise full voting rights with respect to such shares of Series E Preferred Stock.

        If a stockholder desires to tender shares of Series E Preferred Stock pursuant to the exchange offer, and such stockholder's certificates are not immediately available or time will not permit his Letter of Transmittal, stock certificates and any other required documents to reach us prior to the Expiration Date, his tender may nevertheless be effected if all the following conditions are met: (a) such tender is made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us herewith is received by us as provided below on or prior to the Expiration Date; and (c) the certificates for all tendered shares of Series E Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, are received by us within five business days after the date of execution of such Notice of Guaranteed Delivery.

        The Notice of Guaranteed Delivery may be delivered by hand to us or transmitted by telegram, telex, facsimile transmission or mail to us and must include a signature guaranteed by an Eligible Institution in the form set forth in such Notice.

        In any event, the exchange of Exchange Consideration for Series E Preferred Stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by us of certificates therefore properly completed, duly executed Letter(s) of Transmittal and any other required documents.

        To avoid backup federal income tax withholding with respect to the Exchange Consideration received by a stockholder pursuant to the exchange offer, the stockholder must provide us with his correct taxpayer identification number or certify that he or she is not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Series E Preferred Stock will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive, on or prior to the Expiration Date, any of the conditions of the exchange offer which we are legally permitted to waive (other than the effectiveness of the Registration Statement) or any defect or irregularity in the tender of any shares of Series E Preferred Stock. No tender of Series E Preferred Stock will be deemed to have been validly made until all defects and irregularities have been cured or waived. Our interpretation of the terms and conditions of the exchange offer (including the Letter of Transmittal and instructions thereto) will be final and binding. Neither we nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Series E Preferred Stock or will incur any liability for failure to give any such notification.

        A tender of Series E Preferred Stock pursuant to the procedures described above will constitute a binding agreement between the tendering stockholder and Stratus upon the terms and subject to the conditions of the exchange offer.

Lost or Missing Certificates

        If a holder desires to tender Series E Preferred Stock pursuant to the exchange offer but the certificate evidencing such Series E Preferred Stock have been mutilated, lost, stolen or destroyed, the holder should write to or telephone us at the address or telephone number listed on the back cover of this document about procedures for obtaining replacement certificates for such Series E Preferred Stock or arranging for indemnification or any other matter related to the Exchange Offer.

Certain Legal Matters

        We are not aware of any license or regulatory permit which appears to be material to our business and which is likely to be adversely affected by our acquisition of Series E Preferred Stock pursuant to the exchange offer or, except as disclosed below, of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to the acquisition of Series E Preferred Stock pursuant to the exchange offer. We presently intend to take such actions with respect to any approvals as will enable us to acquire the Series E Preferred Stock as expeditiously as possible. In this regard, we expressly reserve the right to challenge the validity and applicability of any state, foreign or other statutes or regulations purporting to require approval of the commencement or consummation of the exchange offer.

        There can be no assurance that any license, permit, approval or other action, if needed, would be obtained and, if obtained, there can be no assurance as to the date of any such license, permit or approval or the absence of any litigation challenging any such license, permit or approval. Similarly, there can be no assurance that adverse consequences might not result to us or to our business in the event of adverse regulatory action or inaction. Our obligation under the exchange offer to accept for exchange and exchange Series E Preferred Stock is subject to conditions that could be triggered by an adverse regulatory development. See "The Exchange Offer—General" and "—Certain Conditions of the Exchange Offer."

Conditions of the Exchange Offer

        Our obligation to accept Series E Preferred Stock pursuant to the exchange offer is subject to a number of conditions, which are described below:

          Effective registration statement:    The exchange offer is conditioned upon the Registration Statement, of which this prospectus is a part, becoming effective. This is a non-waivable condition of the exchange offer.

          Sale of $1,000,000 of units.    The exchange offer is conditioned upon the sale of at least $1,000,000 of units in our offering of units which is being conducted on a best efforts basis.

          In addition, we will not be required to accept for exchange or, subject to any applicable rules or regulations of the SEC, exchange any Series E Preferred Stock tendered for exchange and may postpone the acceptance for exchange of any Series E Preferred Stock tendered for exchange, and may terminate or amend the exchange offer as provided in this document if at any time on or after the date of this exchange offer and before the Expiration Date, any of the following conditions have occurred:

          No Adverse Proceeding.    There shall have been instituted or threatened or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects.

          A Material Adverse Development in Proceedings.    There shall have occurred any material adverse development, in our reasonable judgment, with respect to any action or proceeding concerning us.

          An Adverse Order or Law.    An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued or promulgated by any court or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offer that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects.

          A Suspension of Trading, the Commencement of Hostilities, or Other Serious Event.    There shall have occurred:

    •
    any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets,

    •
    any material adverse change in the price of the Series E Preferred Stock in the United States or financial markets,

    •
    a material impairment in the trading market for securities,

    •
    a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

    •
    any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in our reasonable judgment, might affect, the extension of credit by banks or other lending institutions,

    •
    a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States,

    •
    any imposition of a general suspension or limitation of prices on the OTC Bulletin Board, or

    •
    in the case of any of the foregoing that exist on the date of this document, a material acceleration or worsening of such event.

        The foregoing conditions are for our sole benefit and may be asserted by us on or before the Expiration Date regardless of the circumstances giving rise to any such conditions or may be waived on or before the Expiration Date by us in whole or in part, except to the extent that any such conditions arise out of any action or inaction by us or any of our affiliates. The failure by us to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed a continuing right which may be asserted at any time and from time to time on or before the Expiration Date.

Waiver of Conditions

        We reserve the absolute right (but are not obligated), subject to the rules and regulations of the Securities and Exchange Commission, to waive on or before the Expiration Date any of the conditions of the exchange offer other than the condition regarding the effectiveness of the registration statement.

        If any of the waivable conditions are not satisfied prior to the Expiration Date, we may, subject to applicable law:

    •
    terminate the exchange offer and return all shares of Series E Preferred Stock to tendering holders,

    •
    extend the exchange offer and retain all tendered Series E Preferred Stock until the extended Expiration Date,

    •
    amend the terms of the exchange offer or modify the consideration to be paid by us pursuant to the exchange offer, or

    •
    waive the unsatisfied conditions with respect to the exchange offer and accept all Series E Preferred Stock tendered pursuant to the exchange offer.

Fees and Expenses

        Brokers, dealers, commercial banks and trust companies will be reimbursed by us for customary mailing and handling expenses incurred by them in forwarding material to their customers.

Interest of Certain Persons in the Exchange Offer

        Joseph J. Raymond, our Chairman, President and Chief Executive Officer, owns 2,080 shares of Series E Preferred Stock, representing 4.4% of the outstanding shares of Series E Preferred Stock as of May 1, 2004, through a corporation which is wholly owned by him that will be entitled to participate in the exchange offer on the same terms as are being offered to other holders of Series E Preferred Stock. Mr. Raymond has advised us that the corporation will tender its shares of Series E Preferred Stock for common stock and warrants in the exchange offer.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2003:

  •
  on an actual basis

  •
  on a pro forma basis to give effect to the exchange offer (assuming 50% of the outstanding shares of Series E Preferred Stock are tendered for common stock and warrants and accepted and 50% of the outstanding shares of Series E Preferred Stock are tendered for Series I Preferred Stock and warrants and accepted);

  •
  on a pro forma basis to give effect to the exchange offer (assuming all outstanding shares of Series E Preferred Stock are tendered for common stock and warrants and accepted); and

  •
  on a pro forma basis to give effect to the exchange offer (assuming all outstanding shares of Series E Preferred Stock are tendered for Series I Preferred Stock and warrants and accepted).

        You should read this information together with our financial statements and the notes to those statements appearing elsewhere in this prospectus.

		PRO FORMA
	Actual	Assuming 50% of shares exchanged for common stock and warrants and 50% of shares exchanged for Series I Preferred Stock and warrants (1)	Assuming All Shares Exchanged for common stock and warrants (2)	Assuming All Shares Exchanged for Series I Preferred Stock and warrants (3)
Loans payable	$1,048,812	$1,048,812	$1,048,812	$1,048,812
Notes payable—acquisitions	2,590,539	2,590,539	2,590,539	2,590,539
Convertible debentures	40,000	40,000	40,000	40,000
Series A redeemable convertible Preferred Stock, $.01 par value, $1,458,933 issued and outstanding, liquidation preference of $4,376,799 (including unpaid dividends of $728,346)	3,941,346	3,941,346	3,941,346	3,941,346
Put options liability	823,000	823,000	823,000	823,000
Series I redeemable convertible Preferred Stock, liquidation preference of $1,965,636, pro forma (1), $-0- pro forma (2) and $3,931,271 pro forma (3)	—	1,965,636	—	3,931,271
Stockholders' equity:
Series E non-voting redeemable convertible Preferred Stock, $.01 par value, 38,107 shares issued and outstanding (including unpaid dividends of $120,436) (actual), and $-0- shares issued and outstanding (pro forma (1)(2) and (3))	3,931,271	—	—	—
Series F redeemable convertible Preferred Stock, $.01 par value, 6,000 shares issued and outstanding, liquidation preference of $600,000 (actual), 6,000 shares issued and outstanding, liquidation preference of $600,000 (pro forma (1), (2) and (3)) (including unpaid dividends of $40,500)	640,500	640,500	640,500	640,500
Common Stock, $.01 par value, 100,000,000 shares authorized, 23,648,486* shares issued and outstanding (actual), 31,510,990* shares issued and outstanding (pro forma (1)), 39,373,570* shares issued and outstanding (pro forma (2), 23,648,486* shares issued and outstanding (pro forma (3))	236,485	315,110	393,736	236,485
Additional paid-in capital	12,032,767	13,919,777	15,806,787	12,032,767
Accumulated deficit	(21,674,175)	(21,674,175)	(21,674,175)	(21,674,175)

Total stockholders' (deficiency)	(4,833,152)	(6,798,788)	(4,833,152)	(8,764,423)

Total capitalization	$3,610,545	$3,610,545	$3,610,545	$3,610,545

*not adjusted for proposed one-for-four reverse stock split

MARKET FOR COMMON STOCK

        On April 11, 2000, our registration statement for our initial public offering of common stock became effective and our shares commenced trading on the Nasdaq SmallCap Market under the symbol "SERV" on April 26, 2000. On February 27, 2002, our common stock was delisted from the Nasdaq SmallCap Market and is currently trading on the OTC Bulletin Board under the symbol "SERV". There were approximately 235 holders of record of common stock as of January 31, 2003. The table below sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by the Nasdaq Stock Market and by the OTC Bulletin Board, as adjusted to give retroactive effect to the proposed one-for-four reverse split of our common stock.

Sales Prices

Fiscal Year 2002	High	Low
Quarter Ended December 31, 2001	$4.76	$2.04
Quarter Ended April 30, 2002	4.00	1.00
Quarter Ended June 30, 2002	3.00	0.52
Quarter Ended September 30, 2002	1.20	0.32
Fiscal Year 2003	High	Low
Quarter Ended December 31, 2002	2.20	0.48
Quarter Ended April 30, 2003	1.80	0.88
Quarter Ended June 30, 2003	2.20	0.80
Quarter Ending September 30, 2003	1.32	0.40
Fiscal Year 2004	High	Low
Quarter Ended December 31, 2003	1.32	0.60
Quarter Ended March 31, 2004	1.36	0.76
Quarter Ending June 30, 2004 (through May 12, 2004)	1.12	0.76

        On May 12, 2004, the closing price of our common stock as reported by the OTC Bulletin Board was $.92 per share, as adjusted to give retroactive effect to the proposed reverse stock split.

DIVIDEND POLICY

        We have never paid cash dividends on our common stock and we intend to retain earnings, if any, to finance future operations and expansion. In addition, our credit agreement restricts the payment of dividends therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future payment of dividends on our common stock will depend upon the financial condition, capital requirements and our earnings as well as other factors that the Board of Directors deems relevant.

SELECTED FINANCIAL DATA
(In thousands except per share data)

        The selected financial data that follows should be read in conjunction with our financial statements and the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this prospectus.

	Three Months Ended December 31,		Year Ended September 30,
	2003	2002	2003	2002	2001	2000	1999
	(unaudited)	(unaudited)
Income statement data:
Revenues	$23,886	$14,611	$76,592	$45,860	$29,274	$25,805	$22,167
Gross profit	3,532	2,487	11,406	8,235	7,152	6,760	4,794
Operating income (loss) from continuing operations	525	(300)	(2,656)	(3,320)	(3,790)	(142)	(988)
Net earnings (loss) from continuing operations attributable to common stockholders	8	(1,056)	(6,063)	(8,127)	(6,004)	(727)	(1,824)
Per share data*:
Net earnings (loss) from continuing operations attributable to common stockholders—basic	$—	$(.07)	$(.34)	$(.77)	$(1.00)	$(.15)	$(.48)
Net earnings (loss) from continuing operations attributable to common stockholders—diluted	$—	$(.07)	$(.34)	$(.77)	$(1.00)	$(.15)	$(.48)
Ratio of earnings to fixed charges(a)	1.2x	—	—	—	—	—	—

	As of December 31,		As of September 30,
	2003	2002	2003	2002	2001	2000	1999
	(unaudited)	(unaudited)
Balance sheet data:
Net working capital (deficiency)	$(7,795)	$(4,590)	$(7,979)	$(3,287)	$(1,546)	$2,086	$(3,777)
Long-term obligations, including current portion	3,639	4,584	4,001	3,296	3,153	462	1,370
Convertible debt	40	40	40	40	1,125	—	—
Put option liability	823	823	823	823	869	—	2,138
Redeemable convertible preferred stock	3,941	3,421	3,810	3,293	2,792	—	—
Stockholders' equity (deficiency)	(4,833)	2,372	(4,915)	3,043	1,283	6,799	(3,012)
Book value per common share*	$(.20)	$.15	$(.25)	$.26	$.16	$1.19	$(.70)
Total assets	24,675	25,747	25,151	24,031	22,268	10,318	4,926

*
Not adjusted for proposed one-for-four reverse split of our common stock.

(a)
In calculating the ratio of earnings to fixed charges, earnings consist of earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount over related issuance costs and the component of rental expense associated with operating leases believed by management to be representative of the interest factor therein. For the three months ended December 31, 2002 and the fiscal years ended September 30, 2003, 2002, 2001, 2000 and 1999, fixed charges exceeded earnings by $687,436, $4,463,605, $7,131,945, $5,564,420, $727,474 and $1,824,007, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

  Introduction

        We provide a wide range of staffing services and productivity consulting services associated with such staffing services nationally through a network of offices located throughout the United States. Regardless of the type of temporary service offering we provide, we recognize revenues based on hours worked by assigned personnel. Generally, we bill our customers a pre-negotiated, fixed rate per hour for the hours worked by our temporary employees. Therefore we do not separate our various service offerings into separate offering segments. We do not routinely provide discrete financial information about any particular service offering. We also do not conduct any regular reviews of, nor make decisions about, allocating any particular resources to a particular service offering to assess its performance. As set forth below, certain of our service offerings target specific markets, but we do not necessarily conduct separate marketing campaigns for such services. We are responsible for workers' compensation, unemployment compensation insurance, Medicare and Social Security taxes and other general payroll related expenses for all of the temporary employees we place. These expenses are included in the cost of revenue. Because we pay our temporary employees only for the hours they actually work, wages for our temporary personnel are a variable cost that increases or decreases in proportion to revenues. Gross profit margin varies depending on the type of services offered. In some instances, temporary employees placed by us may decide to accept an offer of permanent employment from the customer and thereby "convert" the temporary position to a permanent position. Fees received from such conversions are included in our revenues. Selling, general and administrative expenses include payroll for management and administrative employees, office occupancy costs, sales and marketing expenses and other general and administrative costs.

Projected Financial Information

        While we realized a net profit for our fiscal quarter ended December 31, 2003, we anticipate a net loss for the fiscal quarter ended March 31, 2004.

        Due to a delay in the consummation of the exchange offer, we incurred additional penalties associated with the Series E Preferred Stock in the quarter ended March 31, 2004. These non-cash charges, which accrue every 120 days, will continue until the exchange offer is ultimately consummated. In addition, upon consummation of the exchange offer, we will realize non-cash costs as a result of the redemption of the Series E Preferred Stock.

Critical Accounting Policies and Estimates

        The following accounting policies are considered by us to be "critical" because of the judgments and uncertainties affecting the application of these policies and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

Revenue Recognition

        We recognize revenue as the services are performed by our workforce. Our customers are billed weekly. At balance sheet dates, there are accruals for unbilled receivables and related compensation costs.

        During fiscal 2003, we changed our method of reporting the revenues for payrolling services from gross billing to a net revenue basis. Unlike traditional staffing services, under a payrolling arrangement, our customer recruits and identifies individuals for us to hire to provide services to the customer. We become the statutory employer although the customer maintains substantially all control over those employees. Accordingly, Emerging Issues Task Force ("EITF") 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" requires that we do not reflect the direct payroll costs paid to such employees in revenues and cost of revenue.

Allowance for Doubtful Accounts Receivable

        We provide customary credit terms to our customers and generally do not require collateral. We perform ongoing credit evaluations of the financial condition of our customers and maintain an allowance for doubtful accounts receivable based upon historical collection experience and expected collectibility of accounts. As of December 31, 2003, we had recorded an allowance for doubtful accounts of approximately $1,737,000. The actual bad debts may differ from estimates and the difference could be significant.

Goodwill and Intangible Assets

        Effective October 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and other Intangible Assets". The provisions of SFAS No. 142 require that intangible assets not subject to amortization and goodwill be tested for impairment annually, or more frequently, if events or changes in circumstances indicate that the carrying value may not be recoverable. Amortization of goodwill and intangible assets with indefinite lives, including such assets recorded in past business combinations, ceased upon adoption. Thus no amortization for such goodwill was recognized in the accompanying statement of operations for the year ended September 30, 2003, compared to $289,177 and $332,636 for the years ended September 30, 2002 and 2001, respectively.

        In order to assess the fair value of our goodwill as of the adoption date, we engaged an independent valuation firm to assist in determining the fair value. The valuation process appraised our assets and liabilities using a combination of present value and multiple of earnings valuation techniques. Based upon the results of the valuations, it was determined that there was no impairment of goodwill.

Valuation Allowance Against Deferred Income Tax Assets

        Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. We have recorded a valuation allowance of approximately $8.0 million to offset the entire balance of the deferred tax asset as of December 31, 2003. The valuation allowance was recorded as a result of the losses incurred by us and our belief that it is more likely than not that we will be unable to recover the net deferred tax assets.

Results of Operations

Discontinued Operations/Acquisition or Disposition of Assets

        In March 2002, we completed the sale of the assets of our Engineering Services Division (the "Division") to SEA Consulting Services Corporation (the "Purchaser"). Prior to the sale, the assets of the Division had been transferred to SEP, LLC ("SEP"), a limited liability company in which we held a 70% interest and Sahyoun Holdings LLC, a company wholly owned by Charles Sahyoun, the President of the Division, owned the remaining 30% interest.

        Under the terms of the Asset Purchase Agreement executed in connection with the transaction, we received an initial cash payment of $1,560,000, which represented 80% of the initial $2,200,000 installment of the purchase price payable to SEP after the satisfaction of certain liabilities and expenses of SEP. Sahyoun Holdings, LLC received the other 20% of the initial net installment of the purchase price, or $440,000. The Asset Purchase Agreement required the Purchaser to make certain additional payments to SEP based upon the operating results of the acquired business through December 31, 2007.

        Pursuant to an allocation and indemnity agreement entered into by us, Sahyoun Holdings, LLC and Mr. Sahyoun (the "Allocation and Indemnity Agreement"), we were entitled to $250,000 of a payment due in 2002 and $250,000 of a payment due in 2003. On April 15, 2002, by letter agreement between us, Sahyoun Holdings, LLC and Joseph J. Raymond, Sr., our Chairman and Chief Executive Officer, the parties agreed to a modification of the Allocation and Indemnity Agreement. Per that letter agreement, Sahyoun Holdings, LLC provided us with $200,000 cash in exchange for our short-term, 90-day demand note, due and payable by August 1, 2002 in the amount of $250,000. The $250,000 was paid by us from our share of the payment which was received by us in June 2002.

        Sahyoun Holdings LLC and Mr. Sahyoun guaranteed the $250,000 payment due to us in 2003, regardless of the operating results of SEA. In December 2002, Mr. Sahyoun and we agreed to offset the $250,000 against $250,000 of accrued commissions due Mr. Sahyoun. As a result, we will not be entitled to any additional payments under the Asset Purchase Agreement.

        Effective January 1, 2002, we purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Professional Employment Services ("PES"). The initial purchase price was $1,480,000, represented by a $1,100,000 promissory note and 400,000 shares of our common stock. There was an additional $334,355 of costs incurred in connection with the acquisitions. In addition, PES is entitled to earnout payments of 15% of pretax profit of the acquired business up to a total of $1.25 million or the expiration of ten years, whichever occurs first. The note bears interest at 6% a year and is payable over a ten-year period in equal quarterly payments. See Note 3 to the Financial Statements included with this Report.

        Effective December 1, 2002, we purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of six offices of Elite Personnel Services, Inc. Pursuant to a Asset Purchase Agreement dated November 19, 2002 between us and Elite (the "Elite Purchase Agreement"), the purchase price paid at closing (the "Base Purchase Price") was $1,264,000, all of which was represented by a promissory note (the "Note") payable over eight years, in equal monthly installments. Imputed interest at the rate of 4% per year is included in the Note amount. Accordingly, the net Base Purchase Price was $1,083,813.

        In addition to the Base Purchase Price, Elite may also receive as deferred purchase price an amount equal to 10% of "Gross Profits" as defined in the Elite Purchase Agreement, of the acquired business between $2,500,000 and $3,200,000 per year, plus 15% of Gross Profits of the acquired business in excess of $3,200,000 per year, for a minimum of one year from the effective date of the transaction, and for a period of two years from the effective date if Gross Profits for the first year reach specified levels.

        On September 29, 2003, we completed the sale of substantially all of the tangible and intangible assets, excluding accounts receivable, of our Las Vegas, Nevada office. Pursuant to the terms of an Asset Purchase Agreement between us and US Temp Services, Inc. ("US Temps") dated September 29, 2003, the purchase price for the purchased assets was $105,000, all of which was paid by means of a promissory note, which bears interest at the rate of 6% per year and is payable in monthly installments of $2,030, over a 5 year period. The note is secured by a security interest on all of the purchased assets.

        On September 10, 2003, we completed the sale, effective as of September 15, 2003 (the "Effective Date"), of substantially all of the tangible and intangible assets, excluding accounts receivable, of five of our New Jersey offices to D/O Staffing LLC ("D/O"). The offices sold are the following: Elizabeth; New Brunswick; Paterson; Perth Amboy and Trenton. Pursuant to the terms of an asset purchase agreement between D/O and us dated September 10, 2003 (the "D/O Purchase Agreement"), the base purchase price for the purchased assets was $1,250,000 payable as follows:

            (i)  $1,150,000 payable in certified funds at the closing; and

           (ii)  $100,000 payable in certified funds into escrow at the closing to be held in escrow by attorneys for the Buyer pursuant to the terms of an escrow agreement, to account for certain post-closing adjustments.

        Additionally, we may be entitled to receive as a deferred purchase price (the "Bonus"), an amount equal to $125,000 if, for the one year period measured from the Effective Date, the purchased assets generate for D/O at least $18,000,000 in actual billings by client accounts serviced by us as of the closing and transferred by us to D/O pursuant to the D/O Purchase Agreement. The Bonus, if any, is payable by way of a promissory note, payable over a 24 month period and bearing interest at 6% per year.

        On August 22, 2003, we completed the sale, effective as of August 18, 2003 (the "ALS Effective Date") of substantially all of the tangible and intangible assets, excluding accounts receivable, of our Miami Springs, Florida office. Pursuant to the terms of the Asset Purchase Agreement between us and ALS, LLC, a Florida limited liability company ("ALS") dated August 22, 2003 (the "Purchase Agreement"), the purchase price for the purchased assets was $128,000, all of which was paid by means of a promissory note, which bears interest at the rate of 7% per annum, with payments over a 60 month period. The amount of the monthly payments due under the note will be the greater of $10 per month or 20% of the monthly net profits generated by the staffing business originating from the purchased assets, commencing October 31, 2003. However, until such time as all outstanding receivables due and owing by us to ALS, as of the date of the Purchase Agreement in the amount of $289,635, have been paid in full, these monthly payments shall be deducted from any and all amounts due from us to ALS. The note is secured by a security interest in all of the purchased assets.

        The purchase price for the assets acquired by ALS was arrived at through negotiations with a related party purchaser. The son of our President and Chief Executive Officer is a 50% member in ALS, LLC.

        On March 9, 2003, we completed the sale of substantially all of the tangible and intangible assets, excluding accounts receivable, of our Colorado Springs, Colorado office. Pursuant to the terms of an asset purchase agreement between us and US Temps dated March 9, 2003, the purchase price for the purchased assets was $20,000, all which was paid by means of a promissory note, which bears interest at the rate of 6% per year and is payable in monthly installments of $608, over a three year period. The note is secured by a security interest on all of the purchased assets.

Continuing Operations

Three Months Ended December 31, 2003 Compared to Three Months Ended December 31, 2002

        Revenues.    Revenues increased 63.5% to $23,886,064 for the three months ended December 31, 2003 from $14,611,085 for the three months ended December 31, 2002. Approximately $5.0 million of the increase was attributable to the acquisition in December 2002. Excluding acquisitions revenues increased 29.5%. This increase was a result of an increase in billable hours.

        Gross Profit.    Gross profit increased 42.0% to $3,532,122 for the three months ended December 31, 2003 from $2,486,814 for the three months ended December 31, 2002, primarily as a result of increased revenues. Gross profit as a percentage of revenues decreased to 14.8% for the three months ended December 31, 2003 from 17.0% for the three months ended December 31, 2002. This decrease was a result of increased pricing competition of staffing services and increases in the cost of workers' compensation insurance and state unemployment taxes. In addition, we have been assessed the penalty rate by the New Jersey Department of Labor for state unemployment taxes because of payment delinquencies (see "Liquidity and Capital Resources").

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased 7.9% to $3,006,949 for the three months ended December 31, 2003 from $2,787,252 for the three months ended December 31, 2002. Selling, general and administrative expenses as a percentage of revenues decreased to 12.6% for the three months ended December 31, 2003 from 19.1% for the three months ended December 31, 2002. The increase in the dollar amount is primarily a result of the acquisition in December 2002, whereas the percentage of revenue decrease is attributable to significant cost reductions implemented by us and the increase in revenues with no proportionate increase in selling, general and administrative expenses.

        Interest and Financing Costs.    Interest and financing costs increased 3.7% to $453,184 for the three months ended December 31, 2003 from $437,063 for the three months ended December 31, 2002. Interest and financing costs as a percentage of revenues decreased to 1.9% for the three months ended December 31, 2003 from 3.0% for the three months ended December 31, 2002. Prior to September 30, 2003, the current value of our Series A Preferred Stock had been included in stockholders' equity. In accordance with Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," the current value of our Series A Preferred Stock was reclassified as a liability. Accordingly, $131,594 of dividends and accretion relating to the Series A Preferred Stock is included in interest and financing costs in the three months ended December 31, 2003. Excluding this amount, interest and financing costs decreased 26.4% from the three months ended December 31, 2002.

        Net Earnings (Loss) Attributable to Common Stockholders.    As a result of the foregoing, we had net earnings and net earnings attributable to common stockholders of $81,543 and $8,902, respectively, for the three months ended December 31, 2003 compared to a net (loss) and net (loss) attributable to common stockholders of ($731,214) and ($1,097,308) for the three months ended December 31, 2002, respectively.

Year Ended September 30, 2003 Compared to the Year Ended September 30, 2002

        Revenues.    Revenues increased 67.0% to $76,592,209 for the year ended September 30, 2003 from $45,859,801 for the year ended September 30, 2002. Approximately $28.6 million of the increase was attributable to the acquisitions in January and December, 2002. Excluding acquisitions revenues increased 4.6%. This increase was a result of an increase in billable hours.

        Gross Profit.    Gross profit increased 38.5% to $11,405,778 for the year ended September 30, 2003 from $8,235,085 for the year ended September 30, 2002, primarily as a result of increased revenues. Gross profit as a percentage of revenues decreased to 14.9% for the year ended September 30, 2003, from 18.0% for the year ended September 30, 2002. This decrease was a result of increased pricing competition for staffing services and increases in the cost of workers' compensation insurance and state unemployment taxes. In addition, we have been assessed the penalty rate by the New Jersey Department of Labor for state unemployment taxes because of payment delinquencies (see "Liquidity and Capital Resources"). The estimated additional expense in the year ended September 30, 2003 is $700,000.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses, not including depreciation and amortization and provision for doubtful accounts, increased 19.7% to $12,386,826 for the year ended September 30, 2003 from $10,348,747 for the year ended September 30, 2002. Selling, general and administrative expenses, not including depreciation and amortization and provision for doubtful accounts, as a percentage of revenues decreased to 16.2% for the year ended September 30, 2003 from 22.6% for the year ended September 30, 2002. The increase in the dollar amount is primarily a result of the acquisitions in January and December 2002, whereas the percentage of revenue decrease is attributable to significant cost reductions implemented by us and the increase in revenues with no proportionate increase in selling, general and administrative expenses.

        Loss on Impairment of Goodwill.    As a result of the steady decline in revenue and earnings of certain previously acquired business units, we determined that there was a permanent impairment of goodwill and accordingly, recorded an impairment loss of $300,000 in the year ended September 30, 2002.

        Depreciation and Amortization.    Depreciation and amortization expenses not including amortization of goodwill of $169,849 in the year ended September 30, 2002, increased 54.8% to $922,246 for the year ended September 30, 2003 from $595,744 for the year ended September 30, 2002. Depreciation and amortization as a percentage of revenues decreased to 1.2% for the year ended September 30, 2003 from 1.3% for the year ended September 30, 2002. The increase in the dollar amount was due to capital expenditures and the amortization of intangibles associated with the acquisition in December 2002.

        Provision for Doubtful Accounts.    Provision for doubtful accounts decreased 25.0% to $775,000 for the year ended September 30, 2003 from $1,033,820 for the year ended September 30, 2002. Provision for doubtful accounts as a percentage of revenues decreased to 1.0% for the year ended September 30, 2003 from 2.3% for the year ended September 30, 2002. The greater amount in 2002 was due to a change in estimate in light of the downturn in the economy at that time and our evaluation of the recoverability of certain of our accounts.

        Other Charges.    During the period May 1, 2001 through May 20, 2002, we maintained workers' compensation insurance with an insurance company, with a deductible of $150,000 per incident. We had established reserves based upon our evaluation of the status of claims still open in conjunction with claims reserve information provided to us by the insurance company. We believe that the insurance company has paid and reserved claims in excess of what should have been paid or reserved. Although we believe we can recover some of the amounts already paid, this can only be pursued through litigation against the insurance company. Since there is no assurance we will prevail, we recorded $753,000 of additional payments made and reserves in the year ended September 30, 2003.

        Interest and Financing Costs.    Interest and financing costs increased to $1,887,900 for the year ended September 30, 2003 from $1,689,635 for the year ended September 30, 2002. Included in the amounts for the year September 30, 2002, is $104,535, which is the portion of the discount on the beneficial conversion feature of convertible debt and $291,755 of costs we incurred in connection with the issuance of the convertible debt. Interest and financing costs, not including these convertible debt costs, as a percentage of revenue decreased to 2.5% for the year ended September 30, 2003, from 2.8% for the year ended September 30, 2002. The increase in the dollar amount is attributable to the increase in borrowings under our line of credit because of increased revenues and additional loans required to provide funding for our operations.

        Net (Loss) Attributable to Common Stockholders.    As a result of the foregoing, we had a net loss and net loss attributable to common stockholders of $(4,433,132) and $(6,063,006), respectively, for the year ended September 30, 2003, compared to a net loss and net loss attributable to common stockholders of $(7,085,633) and $(8,127,443) for the year ended September 30, 2002.

Year Ended September 30, 2002 Compared to the Year Ended September 30, 2001

        Revenues.    Revenues increased 56.7% to $45,859,801 for the year ended September 30, 2002 from $29,274,041 for the year ended September 30, 2001. Approximately $15.4 million of the increase was attributable to acquisitions. Excluding acquisitions revenues increased 4.1%. This increase was a result of an increase in billable hours.

        Gross Profit.    Gross profit increased 15.1% to $8,235,085 for the year ended September 30, 2002 from $7,151,723 for the year ended September 30, 2001. Gross profit as a percentage of revenues decreased to 18.0% for the year ended September 30, 2002 from 24.4% for the year ended September 30, 2001. This decrease was a result of increased pricing competition of staffing services. We also saw a deterioration in margins as a result of the downturn in the economy.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses, not including depreciation and amortization and provision for doubtful accounts, increased 4.6% to $9,314,927 for the year ended September 30, 2002 from $8,902,660 for the year ended September 30, 2001. Selling, general and administrative expenses, not including depreciation and amortization and provision for doubtful accounts, as a percentage of revenues decreased to 20.3% for the year ended September 30, 2002 from 30.4% for the year ended September 30, 2001. The decrease is attributable to significant cost reductions implemented by us, which were offset in part by additional costs associated with the expansion of our business.

        Loss on Impairment of Goodwill.    As a result of the steady decline in revenue and earnings of certain previously acquired business units, and in the case of one business unit, the loss of a major customer, we determined that there was a permanent impairment of goodwill and accordingly, recorded an impairment loss of $302,000 and $700,000 in the year ended September 30, 2002 and 2001, respectively.

        Depreciation and Amortization.    Depreciation and amortization expenses increased 78.5% to $765,593 for the year ended September 30, 2002 from $428,845 for the year ended September 30, 2001. Depreciation and amortization as a percentage of revenues increased to 1.7% for the year ended September 30, 2002 from 1.5% for the year ended September 30, 2001. The increase was primarily due to the amortization of goodwill and other intangibles associated with acquisitions and the impact of increased capital expenditures.

        Provision for Doubtful Accounts.    Provision for doubtful accounts increased 93.2% to $1,033,820 for the year ended September 30, 2002 from $535,000 for the year ended September 30, 2001. Provision for doubtful accounts as a percentage of revenues increased to 2.3% for the year ended September 30, 2002 from 1.8% for the year ended September 30, 2001. The increase was due to a change in estimate in light of the downturn in the economy and our evaluation of the recoverability of certain of our accounts.

        Finance Charges.    Finance charges for the year ended September 30, 2001 were the amounts charged under an agreement with a factor, which was terminated on December 12, 2000.

        Loss on Sale of Investment.    In the year ended September 30, 2002, we sold 63,025,000 shares, representing our entire 26.3% investment in a publicly-traded foreign company for net proceeds of $206,631 and realized a loss of $2,159,415.

        Interest and Financing Costs.    Interest and financing costs decreased to $1,689,635 for the year ended September 30, 2002 from $1,707,730 for the year ended September 30, 2001. Included in the amounts for the years ended September 30, 2002 and 2001, is $104,535 and $1,213,747, respectively, which is the portion of the discount on the beneficial conversion feature of convertible debt and $291,755 and $135,374, respectively, of costs we incurred in connection with the issuance of the convertible debt. Interest and financing costs, not including these convertible debt costs, as a percentage of revenue increased to 2.8% for the year ended September 30, 2002, from 1.2% for the year ended September 30, 2001. This increase was primarily the result of debt incurred by us in connection with acquisitions.

        Income Taxes.    Income tax expense for the year ended September 30, 2001, is the result of a change in judgment about the reliability of deferred tax assets.

        Net (Loss) Attributable to Common Stockholders.    As a result of the foregoing, we had a net loss and net loss attributable to common stockholders of ($7,085,633) and ($8,127,443), respectively, for the year ended September 30, 2002, compared to a net loss and net loss attributable to common stockholders of ($5,940,772) and ($6,003,772) for the year ended September 30, 2001.

Liquidity and Capital Resources

        At December 31, 2003, we had limited liquid resources. Current liabilities were $23,601,396 and current assets were $15,806,407. The difference of $7,794,989 is a working capital deficit, which is primarily the result of losses incurred during the last two years. These conditions raise substantial doubts about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

        Our continuation of existence is dependent upon our ability to generate sufficient cash flow to meet our continuing obligations on a timely basis, to fund the operating and capital needs, and to obtain additional financing as may be necessary.

        We have taken steps to revise and reduce our operating requirements, which we believe will be sufficient to assure continued operations and implementation of our plans. The steps include closing or selling branches that are not profitable, consolidating branches and reductions in staffing and other selling, general and administrative expenses. We continue to pursue other sources of equity or long-term debt financings. We also continue to negotiate payment plans and other accommodations with our creditors.

        In order to raise capital to sustain our operations, we have filed a Registration Statement on Form S-1 with respect to a proposed offering of securities (the "Offering"). We are seeking to raise a minimum of $100,000 and a maximum of $10,000,000 through the sale of units consisting of common stock and warrants to purchase common stock. The Offering is being underwritten on a best efforts basis and we can give no assurance that we will be successful in raising any funds in the Offering. The Registration Statement filed in connection with the proposed Offering has not yet become effective. The securities may not be sold nor may offers to buy the securities be accepted prior to the time the Registration Statement becomes effective.

        Net cash provided by (used in) operating activities was $315,523 and ($1,342,610) in the three months ended December 31, 2003 and 2002, respectively, and ($2,432,131) and ($3,679,332) in the years ended September 30, 2003 and 2002, respectively.

        Net cash provided by (used in) investing activities was ($5,152) and ($172,346) in the three months ended December 31, 2003 and 2002, respectively and $819,725 and $1,256,236 in the years ended September 30, 2003 and 2002, respectively. Cash used for acquisitions for the three months ended December 31, 2002 was $38,000. The sale of certain branches in the year ended September 30, 2003 generated net cash proceeds of $1,120,770, which was used to fund operating activities. The sale of our Engineering Division and sale of an investment in the year ended September 30, 2002 generated net cash proceeds of $1,709,079 and $206,631, respectively, which was used to fund operating activities. Cash used for acquisitions for the year ended September 30, 2003 and 2002, was $61,644 and $336,726, respectively. The balance in all periods was primarily for capital expenditures.

        Net cash provided by (used in) financing activities was ($178,995) and $1,365,930 in the three months ended December 31, 2003 and 2002, respectively and $1,503,313 and $2,413,920 in the years ended September 30, 2003 and 2002, respectively. We had net borrowings of $621,471 and $1,015,747 under our line of credit in the three months ended December 31, 2003 and 2002, respectively, and net borrowings of $573,158 and $432,536 under our line of credit in the years ended September 30, 2003 and 2002, respectively. Net short-term borrowings (repayments) were ($229,929) and $617,359 in the three months ended December 31, 2003 and 2002, respectively. Payment of notes payable-acquisitions was $153,278 and $182,823 in the three months ended December 31, 2003 and 2002, respectively. We also received net proceeds, less redemptions, of $24,879 from the issuance of convertible debt in the year ended September 30, 2002. During the years ended September 30, 2003 and 2002, we received $1,442,650 and $2,154,214, respectively, in proceeds from the issuance of our Common Stock and Preferred Stock and we redeemed $455,000 of Series B Preferred Stock in the year ended September 30, 2002. Net borrowings during the year ended September 30, 2002 include $200,000 advanced to us by Source One Personnel, Inc. ("Source One"). This loan was represented by a promissory note bearing interest at a rate of 7% per year and was made in connection with a modification of Source One's agreement to forbear from exercising remedies under promissory notes we issued to it in connection with an acquisition transaction completed in July 2001 in the principal amounts of $600,000 and $1,800,000, respectively. The $200,000 note and the $600,000 note were repaid in full on July 31, 2002 from the proceeds we received from the issuance of the Series E Preferred Stock. The $1,800,000 note is payable quarterly over a four year period which commenced in November 2001.

        Our principal uses of cash are to fund temporary employee payroll expense and employer related payroll taxes; investment in capital equipment; start-up expenses of new offices; expansion of services offered; workers' compensation, general liability and other insurance coverages; debt service and costs relating to other transactions such as acquisitions. Temporary employees are paid weekly.

        At various times during the years ended September 30, 2002 and 2001, we issued convertible debentures through private placements. The debentures bore interest at 6% a year, payable quarterly and had a maturity date of five years from issuance. Each debenture was convertible after 120 days from issuance into the number of shares of our common stock determined by dividing the principal amount of the debenture by the lesser of (a) 120% of the closing bid price of the common stock on the trading day immediately preceding the issuance date or (b) 75% of the average closing bid price of the common stock for the five trading days immediately preceding the date of the conversion. We had the right to prepay any of the debentures at any time at a prepayment rate that varied from 115% to 125% of the amount of the debenture depending on when the prepayment was made.

        The discount arising from the 75% beneficial conversion feature was charged to interest expense during the period from the issuance of the debenture to the earliest time at which the debenture became convertible.

        As a result of conversions of the debentures and certain transactions with the debenture holders, only $40,000 of debentures remained outstanding at December 31, 2003 and 2002 and September 30, 2002 and 2003.

        We have a loan and security agreement (the "Loan Agreement") with Capital Temp Funds, Inc. which provides for a line of credit up to 85% of eligible accounts receivable, as defined, not to exceed $12,000,000. Until December 2000, advances under the Loan Agreement bore interest at a rate of prime plus 1 1/2%. (See below) The Loan Agreement restricts our ability to incur other indebtedness, pay dividends and repurchase stock. Borrowings under the Loan Agreement are collateralized by substantially all of our assets. As of December 31, 2003, $8,933,746 was outstanding under the credit agreement.

        At December 31, 2003, we were in violation of the following covenants under the Loan Agreement:

            (i)  Failing to meet the tangible net worth requirement;

           (ii)  Our common stock being delisted from the Nasdaq SmallCap Market

        We have received a waiver from the lender on all of the above violations. In December 2002 we entered into a modification of the Loan Agreement. The modification provided that borrowings under the Loan Agreement bear interest at a rate of prime plus 1 3/4% as long as we are in violation of any of the covenants under the Loan Agreement. Effective April 10, 2003, we entered into another modification of the Loan Agreement which provides that borrowings under the Loan Agreement bear interest at 3% above the prime rate.

        Holders of the 1,458,933 outstanding shares of our Series A Preferred Stock are entitled to dividends at a rate of $.21 per share per annum when and if declared by our Board of Directors in preference and priority to any payment of dividends on our common stock or any other series of our capital stock. Dividends on the Series A Preferred Stock may be paid in additional shares of Preferred Stock if the shares of common stock issuable upon the conversion of the Series A Preferred Stock have been registered for resale under the Securities Act of 1933. We are obligated to pay quarterly dividends to holders of our Series E Preferred Stock at a rate of 6% per annum of the stated value of the stock in preference and priority to any payment of dividends on our common stock. We are obligated to pay monthly dividends on our Series F Preferred Stock at a rate of 7% per annum of the stated value of the stock in preference and priority to any payment of dividends on our common stock. The aggregate stated values of the Series E and Series F Preferred Stock was $3,810,855 and $600,000, respectively, as of December 31, 2003. Dividends on the Series E and Series F Preferred Stock may be paid at the Company's option in shares of common stock (valued at the conversion price of the applicable class of preferred stock) if such shares have been registered for resale under the Securities Act of 1933.

        We are obligated to redeem any shares of Series A Preferred Stock outstanding on June 30, 2008 at a redemption price of $3.00 per share together with accrued and unpaid dividends. We have the option to pay the redemption price through the issuance of shares of common stock. For purposes of determining the number of shares we will be required to issue if we pay the redemption price in shares of common stock, the common stock will have a value equal to the average closing price of the common stock during the five trading days preceding the date of redemption.

        In July 2003, we entered into an agreement with Artisan (UK) plc, the parent company of Artisan.com Limited, pursuant to which we agreed to redeem the aggregate 1,458,933 shares of our Series A Preferred Stock owned by Artisan.com Limited and Cater Barnard (USA) plc, an affiliate of Artisan. These shares represent all of the shares of Series A Preferred Stock currently outstanding. The agreement, as amended in March 2004, provides that our obligation to redeem the Series A Preferred Stock is contingent upon our sale of not less than $1,000,000 of units in our proposed best efforts offering of units. If we sell at least $1,000,000 of Units in the offering, we will be obligated to pay $500,000 to Artisan within seven days after the initial closing. In addition, we will be obligated to pay Artisan an additional $250,000 by January 31, 2005 or, at our option, issue to Artisan shares of our common stock having an aggregate market value of $250,000, based upon the average closing bid prices of the common stock for the 30 trading days preceding January 31, 2005. If we fail to make the

$250,000 payment in cash or stock, we will be required to pay Artisan $300,000 in cash, plus interest calculated on a daily basis at a rate of 18% from the date of the default to the date the default is cured. We have also agreed to issue to Artisan 1,750,000 shares of our common stock within seven days of the initial closing of the unit offering.

        Other fixed obligations that we had as of December 31, 2003 include:

  •
  $854,191 under a promissory note bearing interest at 7% per year which was issued in connection with our acquisition of Source One and which is payable in equal quarterly installments of $130,717 until its maturity date in August 2005.

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  $973,498 under a promissory note bearing interest at 6% per year which was issued in connection with our acquisition of certain assets of PES and which is payable in equal quarterly installments of $36,770 until its maturity date in December 2011.

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  $1,092,829, including $329,979 of imputed interest, under a promissory note which was issued in connection with our acquisition of Elite and which is payable in equal monthly installments of $13,167 until its maturity in November 2010.

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  $80,000 under a promissory note that was due in April 2002 which bears interest at 18% per year.

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  $54,934 under a promissory note which bears interest at 15% per year and which requires us to make payments of principal and interest of $8,000 per month until its maturity date in October 2004.

  •
  $13,359 under a non-interest bearing promissory note which requires us to make monthly payments of principal and interest of $13,437 and which is due in full upon the demand of the holder.

  •
  $39,460 under a promissory note which bears interest at 8% per year and which requires us to make monthly payments of principal and interest of $7,500 until it is paid in full.

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  $41,000 under a demand note bearing interest at 10% per annum issued to a corporation wholly owned by the son of Joseph J. Raymond, our President and Chief Executive Officer.

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  $756,504 under demand loans which bear interest at various rates, including $667 owed to Joseph J. Raymond, $141,000 owed to a son of Joseph J. Raymond, $100,000 owed to the brother of Joseph J. Raymond and $100,000 and $116,337 owed to a member of the Board of Directors and a trust formed for the benefit of the family of a former member of the Board of Directors, respectively.

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  $63,555 under promissory notes used to acquire and secured by motor vehicles which require aggregate monthly payments of principal and interest of $3,453 and which become due in full at various dates between July and August, 2005.

        All of our offices are leased through operating leases that are not included on the balance sheet. As of December 31, 2003, future minimum lease payments under lease agreements having initial terms in excess of one year were: 2004—$532,000, 2005 -$260,000, 2006—$184,000 and 2007—$122,000.

        We may be required to make certain "earnout" payments to sellers of businesses that we have acquired in recent years, including Source One, PES and Elite. The amount of these payments, if any, will depend upon the results of the acquired businesses. There were no earnout payments made in fiscal 2003. There is $244,000 included in "Accounts payable and accrued expenses" on the balance sheet as of December 31, 2003 for estimated earnout payments that we recorded as part of the acquisition of Elite.

        Source One has the right to require us to repurchase 400,000 shares of our common stock at a price of $2.00 per share at any time after July 27, 2003 and before the later of July 27, 2005 and the full payment of the outstanding note that we issued to it in connection with the acquisition transaction completed with Source One in July 2001. Source One notified us that it was exercising this right on July 29, 2003. We are attempting to negotiate an arrangement which would permit us to pay this amount over an extended period of time or upon receipt of financing. No assurance can be given that Source One will agree to such an arrangement. In addition, the holder of the $80,000 note which was due in April 2002 has the right to require us to repurchase 20,000 shares of common stock at a price of $1.00 per share plus interest at a rate of 15% per year until the note is paid in full.

        We have agreed to pay a $150,000 fee and issue a warrant to acquire 1,025,000 shares of common stock at an exercise price of $.95 per share to a financial advisor upon the completion of our best efforts offering.

        In January 2003, a $367,216 judgment was awarded against us to an insurance carrier. As of December 31, 2003, the judgment has not yet been paid in full; however, we have entered into an agreement with the plaintiff which permits us to satisfy the judgment by making payments of $25,000 per month through April 15, 2004 with a final payment of $30,000 due on May 15, 2004. The unpaid balance of $117,216 at December 31, 2003 is included in "Accounts payable and accrued expenses" on the balance sheet.

        During fiscal 2003, we were notified by both the New Jersey Department of Labor and the California Department of Industrial Relations that, if certain payroll delinquencies were not cured, judgment would be entered against us. As of December 31, 2003, there was still an aggregate of $4.4 million in delinquent payroll taxes outstanding which are included in payroll taxes payable on the balance sheet as of December 31, 2003. Judgment has not been entered against us in California. While judgment has been entered into against us in New Jersey, no actions have been taken to enforce same. We continue to work with these state agencies to pay down outstanding delinquencies.

        As of December 31, 2003, there were no off-balance sheet arrangements, unconsolidated subsidiaries, commitments or guarantees of other parties, except as disclosed in the notes to financial statements. Stockholders' equity (deficiency) at that date was $(4,833,152).

        We engaged in various transactions with related parties during the three months ended December 31, 2003 and fiscal 2003 including the following:

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  During the three months ended December 31, 2003, we paid $1,200 to an entity owned by Jeffrey J. Raymond, the son of Joseph J. Raymond, our Chairman, President and Chief Executive Officer, for consulting services. We paid $53,000 to Jeffrey J. Raymond and $86,000 to an entity owned by Joseph J. Raymond, Jr., who also is the son of Joseph J. Raymond in fiscal 2003 for consulting services. These amounts were included in selling, general and administrative expenses. The services provided included the identification of acquisition candidates, acquisition advisory services, due diligence, post-acquisition transition services, customer relations, accounts receivable collection and strategic planning advice.

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  During the fiscal year ended September 30, 2003, we borrowed $215,000 from Joseph J. Raymond, our Chairman and Chief Executive Officer, to support our operations. We repaid $175,000 of this amount plus $75,000 that was due Mr. Raymond at September 30, 2002 during the year ended September 30, 2003.

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  During the fiscal year ended September 30, 2003, a son, the brother and the brother-in-law of Joseph J. Raymond, our Chairman and Chief Executive Officer each loaned $100,000 to us. The loans are unsecured and due on demand.

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  We borrowed $116,337 from the Kingston Family Revocable Trust under a promissory note that was issued in May 2003 and due upon demand and which bears interest, only in the event of default, at a rate equal to the lesser of 18% per annum or the maximum interest rate permitted by law. The Kingston Family Revocable Trust is a trust formed for the benefit of the family of H. Robert Kingston, one of our former directors.

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  In August 2003, we sold substantially all of the assets of our Miami Springs, Florida office to ALS, LLC, a limited liability company in which Joseph J. Raymond, Jr. holds a 50% interest. Terms of the transaction are described above under the caption "Discontinued Operations/Acquisition or Disposition of Assets." ALS, LLC is the holding company for Advantage Services Group, LLC ("Advantage"). Michael O'Donnell, a principal of MOD, is also a principal of Advantage. In addition, Joseph J. Raymond, Jr. holds a 50% interest in Advantage.

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  During fiscal 2003, Advantage provided payrolling services to certain of our customers under an arrangement pursuant to which we paid Advantage a fee equal to the cost of providing such services plus a specified percentage above Advantage's cost. The total amount paid to Advantage under this arrangement in fiscal 2003 was $1,224,131. In November 2003, we agreed to pay Advantage $5,000 per week until we have paid Advantage $225,000 owed to it in connection with this arrangement. As of December 31, 2003, $15,000 had been paid under this agreement. Our obligation to pay this amount is secured by a warrant to purchase 2,000,000 shares of our common stock. The warrant, which is exercisable only if we default on our payment obligations to Advantage, has an exercise price equal to the lower of $.15 per share or 75% of the then current market price of the common stock.

    In November 2003, we entered into agreements with Advantage whereby Advantage is to provide payrolling services with respect to four of our accounts, at Advantage's cost plus a fee ranging between 2% to 3%. We have pledged our accounts with these customers as security for our obligations to Advantage under these agreements. In addition, if the aggregate payroll of employees provided under these agreements does not equal at least $8 million by November 30, 2004, we will be required to pay Advantage an amount equal to 8% of the shortfall. Costs incurred under the agreement and the previous agreement were $1,663,879 and $606,534 in the three months ended December 31, 2003 and 2002, respectively.

        We believe that all transactions with related parties have been on terms no less favorable to us than those that could have been obtained from unaffiliated third parties.

Seasonality

        Our business follows the seasonal trends of our customer's business. Historically, we have experienced lower revenues in the first calendar quarter with revenues accelerating during the second and third calendar quarters and then starting to slow again during the fourth calendar quarter.

Impact of Inflation

        We believe that since our inception, inflation has not had a significant impact on our results of operations.

Impact of Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 141, "Business Combinations". SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also requires that acquired intangible assets be recognized as assets apart from goodwill if they meet one of the two specified criteria. Additionally, the statement adds certain disclosure requirements to those required by APB 16, including disclosure of the primary reasons for the business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption. This statement is required to be applied to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. Use of the pooling-of-interests method is prohibited. The adoption of SFAS No. 141 did not have an impact on the Company's financial condition or results of operations.

        In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142, which must be applied to fiscal years beginning after December 15, 2001, modifies the accounting and reporting of goodwill and intangible assets. The pronouncement requires entities to discontinue the amortization of goodwill, reallocate all existing goodwill among its reporting segments based on criteria set by SFAS No. 142, and perform initial impairment test by applying a fair-value-based analysis on the goodwill in each reporting segment. Any impairment at the initial adoption date shall be recognized as the effect of a change in accounting principle. Subsequent to the initial adoption, goodwill shall be tested for impairment annually or more frequently if circumstances indicate a possible impairment.

        Under SFAS No. 142, entities are required to determine the useful life of other intangible assets and amortize the value over the useful life. If the useful life is determined to be indefinite, no amortization will be recorded. For intangible assets recognized prior to the adoption of SFAS No. 142, the useful life should be reassessed. Other intangible assets are required to be tested for impairment in a manner similar to goodwill. The Company adopted SFAS No. 142 and completed a transitional impairment test, as required by SFAS No. 142, and determined that there was no impairment of goodwill as of October 1, 2002.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 144 retains the requirements of SFAS No. 121 to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. SFAS No. 144 removes goodwill from its scope. SFAS No. 144 is applicable to financial statements issued for fiscal years beginning after December 15, 2001, or for our fiscal year ending September 30, 2003. The adoption of SFAS No. 144 did not have any material adverse impact on the Company's financial position or results of our operations.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" which nullifies EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost as defined in EITF 94-3 was recognized at the date of an entity's commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on the Company's financial position and results of operations.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", and a revised interpretation of FIN 46 (FIN 46-R) was issued in December 2003. FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. We do not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46-R provisions are required to be adopted at the beginning of the first interim or annual period ending after March 15, 2004. We are evaluating the impact of adopting this pronouncement as it relates to our investment in Stratus Technology Services, LLC ("STS"), since such investment may be required to be consolidated commencing in our fiscal period ending April 6, 2004. The effect of consolidating STS is not expected to have a material impact on our financial position, results of operations or cash flows.

        In April 2003, the FASB Issued SFAS No. 149, "Amendment of SFAS 33 on Derivative Instruments and Hedging Activities". SFAS No. 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to SFAS No. 33 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, SFAS 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The Company does not expect that the adoption of SFAS No. 149 will have an impact on its financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that those instruments be classified as liabilities (or assets in certain circumstances) in statements of financial position. This statement affects the issuer's accounting for three types of freestanding financial instruments including (1) mandatorily redeemable shares that are required to be redeemed at a specified or determinable date or upon an event certain to occur, (2) put options and forward purchase contracts, which involves financial instruments embodying an obligation that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on something other than the issuer's own equity shares and (3) certain obligations that can be settled with shares, the monetary value of which is (i) fixed, tied solely or predominantly to a variable such as a market index, or (ii) varies inversely with the value of the issuers' shares. For public companies, SFAS No. 150 became effective at the beginning of the first interim period beginning after June 15, 2003. As a result of SFAS No. 150, we have classified put options that were previously classified as "Temporary equity" and our Series A redeemable convertible preferred stock as liabilities at September 30, 2003.

DESCRIPTION OF BUSINESS

Overview

        We are a national business services company engaged in providing outsourced labor and operational resources on a long-term basis and short-term temporary staffing services. We were incorporated in Delaware in March 1997 and began operations in August 1997 with the purchase of certain assets of Royalpar Industries, Inc. and its subsidiaries. This purchase provided us with a foundation to become a national provider of comprehensive staffing services. We believe that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers.

        We offer different groups of staffing services comprised of Staffing Services, SMARTSolutions™ and Information Technology Services. Our Staffing Services offering provides temporary workers to a wide variety of businesses for short-term needs, extended-term temporary employees, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, on-site supervising and human resource consulting. These temporary workers perform a variety of tasks, including, among others, light industrial and clerical work and call center support. Our SMARTSolutions™ technology, available through our Staffing Services branch offices, provides a comprehensive, customized staffing program designed to reduce labor and management costs and increase workforce efficiency. Stratus Technology Services ("STS") provides information technology ("IT") staffing solutions to Fortune 1000, middle market and emerging companies. STS offers expertise in a wide variety of technology practices and disciplines ranging from networking professionals to internet development specialists and application programmers. All our service groups seek to act as business partners to our clients rather than merely a vendor. In doing so, they seek to systematically enhance client productivity and positively impact our and our clients' financial results. We are headquartered at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 and our telephone number is (800) 777-1557.

        Between September 1997 and July 2003, we completed ten acquisitions of staffing businesses, representing forty-two offices in ten states. Some of these offices have now been closed or consolidated. In addition, in March 2002, we sold our Engineering Division and in fiscal 2003 we sold the assets of eight of our offices located in Nevada, New Jersey, Florida and Colorado. As of May 1, 2004, we were providing services from twenty-seven locations in seven states. We also maintain a presence on the Internet with our website at www.stratusservices.com, an informational site designed to give prospective customers and employees additional information regarding our operations.

Financial Information About Industry Segments

        We disclose segment information in accordance with SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." We operate as one business segment which provides different types of staffing services. In accordance with SFAS 131, in concluding that our operations comprise a single operating segment, we have taken into account that we do not compile discrete financial information, other than revenue information, by service offering. As a result, in assessing our performance and making decisions regarding resources to be allocated within our company, our Chief Executive Officer and other members of management review consolidated financial information as well as discrete financial information compiled for each of our branch offices.

Principal Services & Markets

        Our business operations are classified as one segment of different types of staffing services that consist of Staffing Services, SMARTSolutions™ and Information Technology Services service offerings, each service offering having a particular specialty niche within our broad array of targeted markets for all of our staffing services.

        Staffing Services includes both personnel placement and employer services such as payrolling, outsourcing, on-site management and administrative services. Payrolling typically involves the placement of individuals identified by a customer as short term seasonal or special use employees on our payroll for a designated period. The customer recruits and identifies potential workers and we hire the workers as our employees and supply them to the customer for a fixed period of time or to complete a specified task. Outsourcing represents a continuing trend among businesses to contract with third parties to provide a particular function or business department for an agreed price over a designated period. On-site services involve the placement of a Company employee at the customer's place of business to manage all of the customer's temporary staffing requirements. Administrative services include skills testing, drug testing and risk management services. Skills testing available to the Company's customers include cognitive, personality and psychological evaluation and drug testing that is confirmed through an independent, certified laboratory.

        Staffing Services can also be separated into assignment types of supplemental staffing, long-term staffing and project staffing. Supplemental staffing provides workers to meet variability in employee cycles, and assignments typically range from days to months. Long-term staffing provides employees for assignments that typically last three to six months but can sometimes last for years. Project staffing provides companies with workers for a time specific project and may include providing management, training and benefits.

        Staffing services are marketed through our on-site sales professionals throughout our nationwide network of offices. Generally, new customers are obtained through customer referrals, telemarketing, advertising and participating in numerous community and trade organizations.

        SMARTSolutions™.    SMARTSolutions™ is a customized staffing program provided through our staffing services offices designed to reduce labor and management costs and increase workforce efficiency. While we assist the client in attempting to reach certain targets and milestones, our billings do not depend on the success or failure of the client achieving or not achieving such milestones.

        While SMARTSolutions™ is designed to be most effective in manufacturing, distribution and telemarketing operations, it is marketed to all companies that have at least 50 people dedicated to specific work functions that involve repetitive tasks measurable through worker output and could benefit from proactive workforce management. Since SMARTSolutions™ is a more sophisticated offering of our traditional staffing services; we have developed a national marketing team dedicated strictly to marketing these programs. However, the team utilizes our Staffing Services branch staff to identify companies within their geographic regions that could potentially benefit from a SMARTSolutions™ program. Once identified, the team assumes full responsibility for the sales process. A significant portion of our SMARTSolutions™ clients have been obtained through this process or from "word of mouth" recommendations from current SMARTSolutions™ customers.

        Stratus Technology Services, LLC.    We provide IT services throughout our branch network through our affiliate, STS. STS was formed in November 2000 as a 50/50 joint venture between us and Fusion Business Services, LLC, a New Jersey based technology project management firm, to consolidate and manage the company-wide technology services business into a single entity focused on establishing market share in the IT market. STS markets its services to client companies seeking staff for project staffing, system maintenance, upgrades, conversions, installations, relocations, etc. STS provides broad-based professionals in such disciplines as finance, pharmaceuticals, manufacturing and media, including such job specifications as Desktop Support Administrators, Server Engineers, Programmers, Mainframe IS Programmers, System Analysts, Software Engineers and Programmer Analysts. In addition, STS, through its roster of professionals, can initiate and manage turnkey IT projects and provide outsourced IT support on a twenty-four hour, seven day per week basis.

Business Strategy

        Our objective is to become a leading provider of staffing services throughout the United States. Key elements of our business strategy include:

        FOCUS ON SALES WITHIN THE CLERICAL, LIGHT INDUSTRIAL AND LIGHT TECHNICAL SECTOR. We focus on placing support personnel in markets for clerical, light industrial and light technical temporary staffing. We believe that these services are the foundation of the temporary staffing industry, will remain so for the foreseeable future and best leverage our assets and expertise. We also believe that employees performing these functions are, and will remain, an integral part of the labor market in local, regional and national economies around the world. We believe that we are well-positioned to capitalize on these business segments because of our ability to attract and retain qualified personnel and our knowledge of the staffing needs of customers.

        ENHANCE RECRUITING OF QUALIFIED PERSONNEL. We believe that a key component of our success is our ability to recruit and maintain a pool of qualified personnel and regularly place them into desirable positions. We use comprehensive methods to assess, select and, when appropriate, train our temporary employees in order to maintain a pool of qualified personnel to satisfy ongoing customer demand. We offer our temporary employees comprehensive benefit, retention and recognition packages, including bonuses, vacation pay, holiday pay and opportunities to participate in our contributory 401(K) plan.

        EMPHASIZE BUSINESS CORRIDORS. Our strategy is to capitalize on our presence along the I-95 business corridor from New York to Delaware, to grow our presence in the California, West Coast markets, and to build market share by targeting small to mid-sized customers, including divisions of Fortune 500 companies. We believe that in many cases, such markets are less competitive and less costly in which to operate than the more central areas of metropolitan markets, where a large number of staffing services companies frequently compete for business and occupancy costs are relatively high. In addition, we believe that business corridor markets are more likely to provide the opportunity to sell recurring business that is characterized by relatively higher gross margins. We focus on this type of business while also selectively servicing strategic national and regional contracts. While we have, in fiscal 2003, made our growth through acquisitions a secondary focus to our internal growth, we are continuously evaluating other potential acquisition opportunities.

        MAINTAIN ENTREPRENEURIAL AND DECENTRALIZED OFFICES WITH STRONG CORPORATE SUPPORT. We seek to foster an entrepreneurial environment by operating each office as a separate profit center, by giving managers and staff considerable operational autonomy and financial incentives. We have designed programs to encourage a "team" approach in all aspects of sales and recruiting, to improve productivity and to maximize profits. We believe that this structure allows us to recruit and retain highly motivated managers who have demonstrated the ability to succeed in a competitive environment. This structure also allows managers and staff to focus on branch operations while relying on corporate headquarters for support in back-office operations, such as risk management programs and unemployment insurance, credit, collections, advice on legal and regulatory matters, quality standards and marketing.

        ENHANCE INFORMATION SYSTEMS. We believe our management information systems are instrumental to the success of our operations. Our business depends on our ability to store, retrieve, process and manage significant amounts of data. We continually evaluate the quality, functionality and performance of our systems in an effort to ensure that these systems meet our operation needs. During fiscal 2001, we completed the implementation and rollout of the Keynote Staffing Business Software System. This AS/400 based system comes complete with a rich automated skill search capability, quality and performance measurement reporting capabilities and user friendly, proactive tools that we believe has improved the level of service our branch offices are capable of delivering.

        In addition, we have fully upgraded both our hardware and software at our corporate headquarters to accommodate potential future growth. We have implemented a nationwide area network based upon a reliable, secure, inexpensive, and high performance Virtual Private Network, or VPN. Our VPN integrates all of our offices onto one large area network capable of a multiple of changes in a LIVE environment. Through our VPN all of our locations can share common data through various servers and a midrange system which runs our Keynote application. All VPN access includes, but is not limited to, all back office software systems, internet access and real time e-mail access.

        We believe that our investments in information technology will increase our management's ability to store, retrieve, process and manage information. As a result, we believe we will be able to improve service to our customers and employees by reducing errors and speeding the resolution of inquiries, while more efficiently allocating resources devoted to developing and maintaining the Company's information technology infrastructure.

        CONTROL COSTS THROUGH EMPHASIS ON RISK MANAGEMENT. Workers' compensation and unemployment insurance premiums are significant expenses in the temporary staffing industry. Workers' compensation costs are particularly high in the light industrial sector. Furthermore, there can be significant volatility in these costs. We have a dedicated risk management department that has developed risk management programs and loss control strategies that we believe help to improve management's ability to control these employee-related costs through pre-employment safety training, safety assessment and precautions in the workplace, post-accident procedures and return to work programs. We believe that its emphasis on controlling employee-related costs enables branch office managers to price services more competitively and improve profitability.

Growth Strategy

        Our current strategy for growing our business and improving our financial performance focuses evenly on a combination of internal growth, sales of underperforming offices and strategic external and complementary acquisitions.

  INTERNAL GROWTH. A significant element of our growth strategy has been, and continues to be, our focus on internal growth. Our internal growth strategy consists of the following:

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  Increase Sales and Profitability at Existing Offices.  We believe that a substantial opportunity exists to increase sales of services and profitability in existing offices. We have incentive compensation plans to encourage branch office managers and staff to increase productivity and profits at the branch level while maintaining accountability for costs and collections of accounts receivable. In addition, we have maintained our corporate-level branch management function to establish and monitor branch office performance targets and develop programs to support branch operations.

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  Expand SMARTSolutions™ and Vendor-on-Premise Programs.  We have taken advantage of industry trends by continuing to promote our SMARTSolutions™ program and "vendor-on-premises" programs. As of December 31, 2003, we had four SMARTSolutions™ sites and ten vendor-on-premises programs. Under these programs, we assume administrative responsibility for coordinating all essential staffing services throughout a customer's location, including skills testing and training.

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  Pursue Expansion by Establishment of New Offices.  We seek to open new offices primarily in existing markets to benefit from common area management, cross-marketing opportunities and leveraging of administrative expenses. Our corporate and operating management jointly develop expansion plans for new offices based upon various criteria, including market demand, availability of qualified personnel, the regulatory environment in the relevant market and whether a new office would complement or broaden our current geographic network.

  SALES OF UNDER-PERFORMING OFFICES. In order to improve our financial performance and generate cash for operations, we sold the assets of seven of our offices which were not performing up to management's expectations in fiscal 2003. The offices sold were located in Elizabeth, New Jersey; New Brunswick, New Jersey; Paterson, New Jersey; Perth Amboy, New Jersey; Trenton, New Jersey; Miami Springs, Florida and Colorado Springs, Colorado. The terms of these sales are described in this prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations—Discontinued Operations/Acquisition or Disposition of Assets."

        PURSUIT OF COMPLEMENTARY AND STRATEGIC ACQUISITIONS. We intend to focus on opportunities for growth through acquisitions in existing as well as new markets. While we have, in fiscal 2003, made our growth through acquisitions a secondary focus to our internal growth, are continuously evaluating other potential acquisition opportunities.

        In evaluating potential acquisition candidates, we focus on independent staffing companies with a history of profitable operations, a strong management team, a recognized presence in secondary markets and compatible corporate philosophies and culture. We have used, and may continue to use, a team approach by making select corporate officers and outside consultants responsible for identifying prospective acquisitions, performing due diligence, negotiating contracts and subsequently integrating the acquired companies. The integration of newly acquired companies generally involves standardizing each company's accounting and financial procedures with those of ours. Acquired companies typically are brought under our uniform risk management program and key personnel of acquired companies often become part of field management. Marketing, sales, field operations and personnel programs must be reviewed and, where appropriate, conformed to the practices of our existing operations.

        Between September 1997 and December 2002, we completed eleven acquisitions of primarily staffing companies or divisions of staffing companies. These acquisitions included forty-two offices located in ten states and collectively generated in excess of $100 million in revenue for the twelve months preceding such acquisitions. Pursuant to our acquisition strategy we made the following purchases:

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  In August 1998, we acquired the assets of J.P. Industrial, LLC, a $1 million (in annual revenues) Canby, Oregon based Engineering Services firm. We made this acquisition to expand our presence in the engineering services intensive power generation and paper/wood product industries in the Pacific Northwest.

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  In January 1999, we completed the acquisition of the assets of B & R Employment, Inc. ("B & R"), a $4 million (in annual revenues) Wilmington, Delaware based provider of traditional temporary staffing services. This acquisition gave us an immediate presence in the industrial and banking center of Delaware.

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  In April 1999, we acquired certain assets of Adapta Services Group, Inc., a single location, $2 million (in annual revenues) New Castle, Delaware based provider of traditional staffing services. This acquisition was an excellent complement to our acquisition of B&R Employment, Inc., gave us full coverage of all of the major Delaware metropolitan areas and provided us with additional quality customers.

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  In June 2000, we acquired the assets of the eight New Jersey and Pennsylvania branches of Tandem, a $25 million (in annual revenues) division of Outsource International, Inc. This acquisition greatly expanded our presence in our home state of New Jersey and continued our Mid-Atlantic regional expansion. To raise capital to sustain our operations, we sold the assets and business of five of these offices in August 2003.

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  In July 2000, we acquired certain assets of Apoxiforce, Inc., a $1 million (in annual revenues) Elizabeth, New Jersey based provider of traditional staffing services. This acquisition provided us with a strong presence in the commercial food service industry and an excellent customer list. These operations were incorporated into our existing Elizabeth, New Jersey office and the personnel assimilated throughout our New Jersey operations.

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  In October 2000, we acquired the assets of seven New Hampshire and Massachusetts branches of Tandem, a $9 million (in annual revenues) division of Outsource International, Inc. This acquisition further continued our East Coast expansion plan and provided us with a platform to further expand our New England presence.

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  In January 2001, we acquired certain assets of Cura Staffing Inc. and WorkGroup Professional Services, Inc. sister companies, producing $4.8 million in revenues from offices in Coral Gables and Miami Springs, Florida. This acquisition further expanded our South Florida presence and provided SMARTSolutions™ opportunities.

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  In August 2001, we acquired certain assets of the light industrial and clerical businesses of Source One Personnel, Inc., a $15 million (in annual revenues) Lawrenceville, New Jersey based, closely-held corporation. This acquisition significantly expanded our I-95 corridor coverage in New Jersey and provided inroads into the lucrative Philadelphia suburb market.

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  In January 2002, we acquired the assets of the seven Southern California branches of Provisional Employment Services, Inc. a $23 million (in annual revenues) Orange, California based provider of light industrial and clerical staffing services. This acquisition establishes a strong base in Southern California for regional expansion.

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  In March 2002, we acquired certain assets (the "Sale Assets") of Eden Health Employment Services ("Eden"), a temporary staffing firm located in Union City, New Jersey from Wells Fargo Credit, Inc. ("Wells Fargo"). Pursuant to the terms and conditions of the transaction, Wells Fargo transferred its rights, title and interest in the Sale Assets free and clear of any liens of Wells Fargo and any liens subordinated thereto. The purchase price for the Sale Assets is a royalty payable monthly thereafter through October 20, 2004. The royalty payable will be an amount based on a percentage derived from sales/placements attributable to Eden. Any invoices billed by Eden on or after March 4, 2002, shall be our property, from which we will deduct any royalties due.

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  In December 2002, we acquired the assets of six California and Nevada branches of Elite Personnel Services, Inc., a $30 million (in annual revenues), Downey, California based provider of light industrial and clerical staffing services. This acquisition expands the already-existing California region for continued West Coast expansion.

        Due to these acquisitions, as well as new offices we opened, the number of our offices increased from five in five states after the Royalpar, Inc. acquisition in August 1997 to 40 in nine states at December 31, 2002. As a result of the sale in fiscal 2003 of under-performing offices, these numbers were 27 offices in seven states as of December 31, 2003.

Competitive Business Conditions

        Staffing companies provide one or more of four basic services to clients: (i) flexible staffing; (ii) Professional Employer Organization ("PEO") services; (iii) placement and search; and (iv) outplacement. According to the American Staffing Association (formerly the National Association of Temporary and Staffing Services), 2002 staffing industry revenues were approximately $61.8 billion. Although staffing industry revenues declined in 2001 and 2002, temporary help sales, which constitute the largest share of staffing industry revenues, increased more than 300% from 1990 through 2000, according to the American Staffing Association. During the first quarter of 2003, revenues of U.S. staffing firms totaled $13.1 billion, an increase of five percent over the same period of 2002. According to the American Staffing Association, over 90% of businesses use staffing companies for temporary help. We believe that the U.S. staffing industry is highly fragmented and has been experiencing consolidation in recent years, particularly with respect to temporary staffing companies. We believe that the industry is consolidating in response to:

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  The increased demands of companies for a single supplier of a full range of staffing and human resource services;

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  Increased competition from larger, better capitalized competitors; and

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  Owner's desires for liquidity.

        Although some consolidation activity has already occurred, we believe that consolidation in the U.S. staffing industry will continue and that there will be numerous available acquisition candidates.

        Historically, the demand for temporary staffing employees has been driven by a need to temporarily replace regular employees. More recently, competitive pressures have forced businesses to focus on reducing costs, including converting fixed labor costs to variable and flexible costs. Increasingly, the use of temporary staffing employees has become widely accepted as a valuable tool for managing personnel costs and for meeting specialized or fluctuating employment requirements. Organizations also use temporary staffing to reduce administrative overhead by outsourcing operations that are not part of their core business operations, such as recruiting, training and benefits administration. By utilizing staffing services companies, businesses are able to avoid the management and administrative costs that would be incurred if full time employees were employed. An ancillary benefit, particularly for smaller business, is that the use of temporary personnel reduces certain employment costs and risks, such as, workers' compensation and medical and unemployment insurance, that a temporary personnel provider can spread over a much larger pool of employees.

        In the past decade, the staffing industry has seen an evolution of services move away from "temp help" or supplemental staffing to more permanent staffing relationships. The industry has developed specialization among various sectors and can be classified into four categories: integrated staffing service providers, professional services providers, information technology providers and commodity providers. Integrated staffing services provide a vendor-on-premise, acting as the general contractor managing the workforce and maintaining the payroll. Through this arrangement, providers are able to establish long-term relationships with their customers, reduce cyclicality of employees, and maintain relationships with customers that are less price-sensitive. The professional services provider supplies employees in the fields of engineering, finance, legal, accounting and other professions. In general, these services are less cyclical than the light industrial and clerical segments and carry higher margins. Information technology companies offer technical employees to maintain and implement all forms of information systems. The commodity segment of the staffing industry is the traditional temporary employer business in which an employee of the service is placed at the customer for a short period. It is characterized by intense competition and low margins. This sector is most exposed to economic cycles and price competition to win market share. Growth in this segment has been constrained over the past three years due to a competitive labor market for low-end workers.

        We compete with other companies in the recruitment of qualified personnel, the development of client relationships and the acquisition of other staffing and professional service companies. A large percentage of temporary staffing and consulting companies are local operators with fewer than five offices and have developed strong local customer relationships within local markets. These operators actively compete with us for business and, in most of these markets, no single company has a dominant share of the market. We also compete with larger, full-service and specialized competitors in national, regional and local markets. The principal national competitors include MPS Group, Manpower, Inc., Kelly Services, Inc., Olsten Corporation, Spherion Corporation and Norrell Corporation, all of which may have greater marketing, financial and other resources than Stratus. We believe that the primary competitive factors in obtaining and retaining clients are the number and location of offices, an understanding of clients' specific job requirements, the ability to provide temporary personnel in a timely manner, the monitoring of the quality of job performance and the price of services. The primary competitive factors in obtaining qualified candidates for temporary employment assignments are wages, responsiveness to work schedules and number of hours of work available. We believe our long-term client relationships and strong emphasis on providing service and value to our clients and temporary staffing employees makes us highly competitive.

Customers

        During the year ended September 30, 2003, we provided services to 1,900 customers in 21 states. Our five largest customers represented approximately 27% of our revenue from continuing operations but no one customer exceeded 10% and only one customer exceeded 8%.

Governmental Regulation

        Staffing services firms are generally subject to one or more of the following types of government regulation: (1) regulation of the employer/employee relationship between a firm and its temporary employees; and (2) registration, licensing, record keeping and reporting requirements. Staffing services firms are the legal employers of their temporary workers. Therefore, laws regulating the employer/employee relationship, such as tax withholding and reporting, social security or retirement, anti-discrimination and workers' compensation, govern these firms. State mandated workers' compensation and unemployment insurance premiums have increased in recent years and have directly increased our cost of services. In addition, the extent and type of health insurance benefits that employers are required to provide employees have been the subject of intense scrutiny and debate in recent years at both the national and state level. Proposals have been made to mandate that employers provide health insurance benefits to staffing employees, and some states could impose sales tax, or raise sales tax rates on staffing services. Further increases in such premiums or rates, or the introduction of new regulatory provisions, could substantially raise the costs associated with hiring and employing staffing employees.

        Certain states have enacted laws that govern the activities of "Professional Employer Organizations," which generally provide payroll administration, risk management and benefits administration to client companies. These laws vary from state to state and generally impose licensing or registration requirements for Professional Employer Organizations and provide for monitoring of the fiscal responsibility of these organizations. We believe that Stratus is not a Professional Employer Organization and not subject to the laws that govern such organizations; however, the definition of "Professional Employer Organization" varies from state to state and in some states the term is broadly defined. If we are determined to be a Professional Employer Organization, we can give no assurance that we will be able to satisfy licensing requirements or other applicable regulations. In addition, we can give no assurance that the states in which we operate will not adopt licensing or other regulations affecting companies that provide commercial and professional staffing services.

Trademarks

        We have not obtained federal registration of any of the trademarks we use in our business, including SMARTSolutions™, SMARTReport™, SMARTTraining™, our slogan, name or logo. Currently, we are asserting Common Law protection by holding the marks out to the public as the property of Stratus. However, no assurance can be given that this Common Law assertion will be effective to prevent others from using the mark concurrently or in other locations. In the event someone asserts ownership to a mark, we may incur legal costs to enforce any unauthorized use of the marks or defend ourselves against any claims.

Employees

        As of December 31, 2003, we were employing 4,391 total employees. Of that amount, 154 were classified as staff employees and 4,237 were classified as field or "temp" employees, those employees placed at client facilities.

        A key factor contributing to future growth and profitability will be the ability to recruit and retain qualified personnel. To attract personnel, we employ recruiters, called "Staffing Specialists" who regularly visit schools, churches and professional associations and present career development programs to various organizations. In addition, applicants are obtained from referrals by existing staffing employees and from advertising on radio, television, in the Yellow Pages, newspapers and through the Internet. Each applicant for a Staffing Services position is interviewed with emphasis on past work experience, personal characteristics and individual skills. We maintain software-testing and training programs at our offices for applicants and employees who may be trained and tested at no cost to the applicant or customer. Management Personnel are targeted and recruited for specific engagements. We usually advertise for professionals who possess specialized education, training or work experience.

        To promote loyalty and improve retention among our employees and to differentiate ourselves from competing staffing firms, we offer a comprehensive benefits package after only ninety days of employment instead of the industry standard of one hundred eighty days. The benefits package includes paid time off, holiday and vacation time, medical coverage, dental, vision, prescription, mental health, life insurance, disability coverage and a 401(K) defined contribution plan. The average length of assignment for employees ranges from six months to five years depending on the client requirements.

Property

        We own no real property. We lease approximately 6,841 square feet in a professional office building in Manalapan, New Jersey as our corporate headquarters. That facility houses all of our centralized corporate functions, including the Executive management team, payroll processing, accounting, human resources and legal departments. Our lease expires on September 30, 2007. As of May 1, 2004, we leased 26 additional facilities, primarily flexible staffing offices, in seven states. With the addition of new space at Corporate Headquarters, we believe that our facilities are generally adequate for our needs and we do not anticipate any difficulty in replacing such facilities or locating additional facilities, if needed.

Legal Proceedings

        We are involved, from time to time, in routine litigation arising in the ordinary course of business. We do not believe that any currently pending litigation will have a material adverse effect on our financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The Board of Directors and Officers

        The name and age of each of our directors and executive officers and their respective positions as of May 1, 2004 with us are set forth below. Additional biographical information concerning each of the directors and the executive officers follows the table.

Name	Age	Position
Joseph J. Raymond	68	Chairman of the Board, President and Chief Executive Officer
Michael J. Rutkin	52	Director
Donald W. Feidt	71	Director
Sanford I. Feld	75	Director
Michael A. Maltzman	56	Chief Financial Officer & Treasurer
J. Todd Raymond	35	Corporate Secretary

        Joseph J. Raymond has served as our Chairman of the Board and Chief Executive Officer since our inception in 1997. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of Transworld Home Healthcare, Inc. (NASDAQ:TWHH), a provider of healthcare services and products, from 1992 to 1996. From 1987 through 1997, he served as Chairman of the Board and President of Transworld Nurses, Inc., a provider of nursing and paraprofessional services, which was acquired by Transworld Home Healthcare, Inc. in 1992.

        Michael J. Rutkin has served as a Director of Stratus since November 1997 and was our Chief Operating Officer and President from March 1997 to October 1998. Since November 1998, Mr. Rutkin has served as General Manager/Chief Executive Officer of Battleground Country Club. From 1996 to 1998, Mr. Rutkin served as Vice President of Transworld Management Services, Inc. From February 1993 to October 1996, he served as Chief Operating Officer of HealthCare Imaging Services, Inc. Prior thereto, Mr. Rutkin was the Executive Vice President of Advanced Diagnostic Imaging from February 1987 to February 1993. From March 1981 to September 1984, he served as Director of New Business Development for the United States Pharmaceutical Division of CIBA-Geigy. Mr. Rutkin is the brother-in-law of Joseph J. Raymond.

        Donald W. Feidt has served as a Director of Stratus since November 1997. From 1987 to December 1998, Mr. Feidt was a Managing Partner of Resource Management Associates, an information technology consulting company. Since December 1998, Mr. Feidt has served as a Vice President to the Chief Executive Officer of Skila Inc., a global web-based business intelligence platform company providing services to the medical industry.

        Sanford I. Feld has served as a Director of Stratus since November 1997. Mr. Feld is currently president of Leafland Associates, Inc., an advisor to Feld Investment and Realty Management, a real estate development and management company. He also serves as Chairman of Flavor and Food Ingredients, a private savory and flavor company. From 1973 to 1979, he served as Director of the Chelsea National Bank of New York City.

        Michael A. Maltzman has served as our Treasurer and Chief Financial Officer since September 1997 when we acquired the assets of Royalpar Industries, Inc. Mr. Maltzman served as a Chief Financial Officer of Royalpar Industries, Inc., from April 1994 to August 1997. From June 1988 to July 1993, he served as Vice President and Chief Financial Officer of Pomerantz Staffing

Services, Inc., a national staffing company. Prior thereto, he was a Partner with Eisner & Lubin, a New York accounting firm. Mr. Maltzman is a Certified Public Accountant.

        J. Todd Raymond has served as our Secretary since September 1997 and previously served as our General Counsel from September 1997 until March 2002. He currently serves as Secretary, Controller and General Counsel of Telx Group, Inc., a telecommunications company. From December 1994 to January 1996, Mr. Raymond was an associate and managing attorney for Pascarella & Oxley, a New Jersey general practice law firm. Prior thereto, Mr. Raymond acted as in-house counsel for Raymond & Perri, an accounting firm. From September 1993 to September 1994, Mr. Raymond was an American Trade Policy Consultant for Sekhar-Tunku Imran Holdings Sdn Berhad, a Malaysian multi-national firm. He is the nephew of Joseph J. Raymond.

The Equity Incentive Plans

        General.    We have adopted a 1999 Equity Incentive Plan, a 2000 Equity Incentive Plan, a 2001 Equity Incentive Plan and a 2002 Equity Incentive Plan. Each of these plans is substantially similar. The Equity Incentive Plans are administered by the Compensation Committee, which is authorized to grant:

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  Incentive stock options within the meaning of Section 422 of the Internal Revenue Code

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  Nonqualified stock options

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  Stock appreciation rights

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  Restricted stock grants

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  Deferred stock awards

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  Other stock based awards to employees of Stratus and its subsidiaries and other persons and entities who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of Stratus and its subsidiaries.

        The Compensation Committee determines:

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  The recipients of awards

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  The times at which awards will be made

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  The size and type of awards, and

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  The terms, conditions, limitations and restrictions of awards

        Awards may be made singly, in combination or in tandem. We have reserved for issuance a total of 125,000 shares under the 1999 Equity Incentive Plan, 125,000 shares under the 2000 Equity Incentive Plan, 250,000 shares under the 2001 Equity Incentive Plan and 1,250,000 shares under the 2002 Equity Incentive Plan. The maximum number of shares of common stock which can be issued to our Chief Executive Officer under each Equity Incentive Plan pursuant to various awards shall not exceed 35% of the total number of shares of common stock reserved for issuance under the plan, and the maximum number of shares which can be issued to any other employee or participant under each Equity Incentive Plan may not exceed 20% of the total number of shares of common stock reserved for issuance. The 1999 Equity Incentive Plan will terminate on September 1, 2009, the 2000 Equity Incentive Plan will terminate on July 21, 2010, the 2001 Equity Incentive Plan will terminate on December 14, 2010 and the 2002 Equity Incentive Plan will terminate on December 31, 2012, in each case unless earlier terminated by the Board of Directors. Options to acquire 347,741 shares of our common stock have been issued under the 1999 Equity Incentive Plan. Options to acquire 400,000 shares of our common stock have been issued under the 2000 Equity Incentive Plan. Options to acquire

250,000 shares have been issued under the 2001 Equity Incentive Plan. Options to acquire 892,250 shares of our common stock have been issued under the 2002 Equity Incentive Plan.

        Stock Options.    The Compensation Committee can grant either incentive stock options or nonqualified stock options. Only employees of Stratus and its subsidiaries may be granted incentive stock options. The exercise price of an incentive stock option shall not be less than the fair market value, or, in the case of an incentive stock option granted to a 10% or greater stockholder of Stratus, 100% of the fair market value of Stratus' common stock on the date of grant. For purposes of the exercise price of an option, "fair market value" shall mean the arithmetic average of the closing bid and asked prices of the common stock reported on the Nasdaq SmallCap Market on a particular date. The term of an option and the time or times at which such option is exercisable shall be set by the Compensation Committee; provided, however, that no option shall be exercisable more than ten (10) years (5 years for an incentive stock option granted to a 10% or greater stockholder of Stratus) from the date of grant, and with respect to an incentive stock option, the fair market value on the date of grant of the shares of common stock which are exercisable by a participant for the first time during any calendar year shall not exceed $100,000. Payment of the exercise price shall be made in any form permitted by the Compensation Committee, including cash and shares of Stratus' common stock.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Compensation Committee; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. SAR's entitle the grantees to receive an amount in cash or shares of common stock with a value equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date the SAR was granted, which represents the same economic value that would have been derived from the exercise of an option. Payment may be made in cash, or shares of common stock or a combination of both at the discretion of the Compensation Committee. If an SAR, granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares of common stock is terminated.

        Restricted Stock Grants.    The Compensation Committee may grant shares of common stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with Stratus or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of common stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. A grantee is entitled to vote the shares of common stock and receive any dividends thereon prior to the termination of any applicable restrictions, conditions or forfeiture provisions.

        Deferred Stock Awards.    The Compensation Committee may grant shares of common stock under a deferred stock award, with the delivery of such shares of common stock to take place at such time or times and on such conditions as the Compensation Committee may specify. Shares of common stock may be granted pursuant to deferred stock awards for no consideration or for any consideration as determined by the Compensation Committee.

        Other Stock Based Awards.    The Compensation Committee may grant shares of common stock to employees of Stratus or its subsidiaries as bonus compensation, or if agreed to by an employee, in lieu of such employee's cash compensation.

        Other Information.    If there is a stock split, stock dividend or other relevant change affecting Stratus' common stock, appropriate adjustments will be made in the number of shares of common stock or in the type of securities to be issued pursuant to any award granted before such event. In the event of a merger, consolidation, combination or other similar transaction involving Stratus in which Stratus is not the surviving entity, either all outstanding stock options and SAR's shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards. Upon termination of service prior to age 65 for any reason other than death or disability, or upon involuntary termination after age 65, stock options and SAR's which are exercisable as of the date of such termination may be exercised within three (3) months of the date of termination, and any restricted stock grants and deferred stock which are still subject to any restriction shall be forfeited to the Company. Upon death or disability or voluntary termination of service after age 65, all stock options and SAR's become immediately exercisable and may be exercised for a period of six (6) months after the date of termination (three months in the case of voluntary termination after age 65), and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award in connection with termination of service. The Board of Directors may amend, suspend or terminate the Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Jeffrey J. Raymond, the son of our Chairman and Chief Executive Officer, serves as a consultant to us pursuant to an agreement which requires him to supervise the collection of certain accounts receivable, to use his best efforts to maintain relationships with certain clients and to assist in due diligence investigations of acquisitions of other companies. Total consulting fees paid to Jeffrey Raymond were $53,000, $120,000 and $287,000 in fiscal 2003, 2002 and 2001, respectively.

        During fiscal years 2003, 2002 and 2001, we paid consulting fees of $141,000, $119,000 and $9,000, respectively, to RVR Consulting, Inc., a corporation of which Joseph J. Raymond, Jr., the son of Joseph J. Raymond, our Chairman, President and Chief Executive Officer, is an officer and 100% stockholder.

        In fiscal 2003, a son, brother and brother-in-law of Joseph J. Raymond, Sr., our Chairman, President and Chief Executive Officer, each loaned $100,000 to us. The loans are unsecured and due on demand. In fiscal 2003, we borrowed $116,337 from the Kingston Family Revocable Trust under a promissory note that was issued in May 2003 and due upon demand and which bears interest only in the event of default, at a rate equal to the lesser of 18% per year or the maximum interest rate permitted by law. The Kingston Family Revocable Trust is a trust formed for the benefit of the family of H. Robert Kingston, who served as one of our directors until his death in January 2004.

        During fiscal 2003, Advantage Services Group, LLC ("Advantage"), a company in which Joseph J. Raymond, Jr., the son of our President and Chief Executive Officer, holds a 50% interest, provided payrolling services to certain of our customers under an arrangement pursuant to which we paid Advantage a fee equal to the cost of providing such services plus a specified percentage above Advantage's cost. The total amount paid to Advantage under this arrangement in fiscal 2003 was $1,224,131. In November 2003, we agreed to pay Advantage $20,000 per month until we have paid Advantage $225,000 owed to it in connection with this arrangement. Our obligation to pay this amount is secured by a warrant to purchase 2,000,000 shares of our common stock. The warrant, which is exercisable only if we default on our payment obligations to Advantage, has an exercise price equal to the lower of $.15 per share or 75% of the then current market price of the common stock.

        In November 2003, we entered into payrolling agreements with Advantage with respect to four of our accounts that require that we pay Advantage a fee ranting between 2% to 3% above its cost. We have pledged our accounts with these customers as security for our obligations to Advantage under these agreements. In addition, if the aggregate payroll of employees provided under these agreements does not equal at least $8 million by November 30, 2004, we will be required to pay Advantage an amount equal to 8% of the shortfall.

        On August 22, 2003, we completed the sale, effective as of August 18, 2003 of substantially all of the tangible and intangible assets, excluding accounts receivable, of our Miami Springs, Florida office to ALC, LLC. Pursuant to the terms of the Asset Purchase Agreement between us and ALS, the purchase price for the purchased assets was $128,000, which was paid by a promissory note which bears interest at the rate of 7% per year, with payments over a 60 month period. The amount of the monthly payments due under the note will be the greater of $10 per month or 20% of the monthly net profits generated by the staffing business originating from the purchased assets, commencing October 31, 2003. However, until such time as all outstanding amounts due and owing by us to ALS, as of the date of the Purchase Agreement in the amount of $289,635, have been paid in full, these monthly payments shall be deducted from any and all amounts due from us to ALS. The note is secured by a security interest in all of the purchased assets.

        Joseph J. Raymond, Jr., the son of our President and Chief Executive Officer is a 50% member in ALS, LLC. ALS, LLC is the holding Company for Advantage.

        In July 2002, Pinnacle Investment Partners, L.P. ("Pinnacle") exchanged 140,300 shares of our Series B Preferred Stock for 7,433 shares of our Series E Preferred Stock. Because the Series E Preferred Stock was convertible into our common stock, Pinnacle may have been the beneficial holder of 5% or more of our common stock before the terms of the Series E Preferred Stock were amended to restrict conversions which would result in the holder of the Series E Preferred Stock from becoming the beneficial owner of 5% or more of our common stock. In September 2002, Pinnacle acquired 5,000 shares of our Series H Preferred Stock for an aggregate purchase price of $500,000. In February 2003, Pinnacle converted a $100,000 short-term note that we previously issued to it into 1,000 shares of Series E Preferred Stock. At the same time, Pinnacle purchased 6,000 shares of Series E Preferred Stock from us for an aggregate purchase price of $600,000. In July 2003, Pinnacle exchanged 5000 shares of Series H Preferred Stock for 5,087 shares of our Series E Preferred Stock

        In November 2000, we formed the STS joint venture with Fusion Business Services, LLC. Jamie Raymond, son of Joseph J. Raymond, Chairman & Chief Executive Officer, is the managing member of STS and Fusion, which owns a 50% interest in Stratus Technology Services, LLC.

        Between September 21, 2001 and October 8, 2001, we sold a total of 95,750 shares of our common stock to Charles A. Sahyoun, the President of our Engineering Services Division and the cousin of Joseph J. Raymond, Sr., Jamie Raymond, the son of Joseph J. Raymond and three grandchildren of Joseph J. Raymond. The purchase price of the shares acquired by these individuals ranged from $3.72 to $5.72.

        During the year ended September 30, 2002, we sold 140,180 shares of our common stock in private placements to relatives of the Chief Executive Officer at prices approximating the then current market of $3.48 to $5.72 per share, for total gross proceeds of $566,833.

        In March 2002, Transworld Management Services, Inc. ("Transworld"), the holder of a $160,000 promissory note previously issued by us, exchanged the note for 32,000 shares of Series B Preferred Stock. Joseph J. Raymond, Sr., our Chairman, President and Chief Executive Officer, holds a 100% interest in Transworld. On July 19, 2002, Transworld entered into an Exchange Agreement with us, whereby it exchanged its 32,000 shares of Series B Preferred Stock, waiving all accrued dividends and penalties, in exchange for 1,600 shares of Series E Preferred Stock.

        In January 2002, we transferred the assets of our Engineering Services Division to SEP, LLC, a New Jersey limited liability company of which we were the sole owner. At the same time, we transferred a thirty percent (30%) interest in SEP, LLC to Charles Sahyoun, the President of our former Engineering Services Division. We transferred this thirty percent (30%) interest in SEP, LLC in consideration of (i) Mr. Sahyoun's agreement to cancel options to acquire 96,362 shares of our Common Stock having exercise prices ranging from $4.40 to $24.00 per share, (ii) in recognition of his contributions to the development of the business of the Engineering Services Division, (iii) in recognition of the significant role he played in arranging the negotiating the sale of the Engineering Services Division, (iv) in consideration of his agreement to guarantee a certain level of contingent payments from the purchaser and to indemnify us in the event we sustain losses attributable to breaches of certain representations and warranties contained in the Asset Purchase Agreement pursuant to which we sold the Engineering Services Division or our obligation to indemnify the purchaser for losses and damages arising out of certain events prior to the closing of the sale, (v) in consideration of his agreement to enter into a non-compete agreement with the purchaser and (vi) to accommodate the purchaser's requirement that Mr. Sahyoun have an interest in the contingent portion of the consideration payable by the purchaser for the assets sold.

        Pursuant to an Allocation and Indemnity Agreement entered into by us, Mr. Sahyoun and Sahyoun Holdings LLC (a company wholly-owned by Mr. Sahyoun and to which he transferred his interest in SEP, LLC), Sahyoun Holdings LLC received $440,000 of the $2,200,000 payment made by the purchaser at the closing of the sale of the Engineering Services Division and all but $250,000 of a payment made in June 2002, that was based upon the purchaser's profit during the six months ended June 30, 2002. Sahyoun Holdings LLC, was entitled to all but $250,000 of a payment due from the purchaser in 2003, the total amount of which was equal to $1 million plus or minus the amount by which the purchaser's profit for the six (6) months ending December 31, 2002, was greater or less than $600,000. Sahyoun Holdings LLC, will be entitled to the entire amount of five (5) annual payments required to be made by the purchaser that will be based upon a multiple of the annual successive increases, if any, in the purchaser's profit during the five (5) year period beginning on January 1, 2003 and ending December 31, 2007.

        In April 2002, Sahyoun Holdings LLC advanced $200,000 in cash to us in exchange for our short-term ninety (90) day demand note in the amount of $250,000. We repaid the $250,000 note from our share of the payment made by the purchaser of the Engineering Services Division in June 2002. Sahyoun Holdings LLC and Mr. Sahyoun guaranteed the payment of $250,000 by the purchaser which was to be due to us in January 2003; however, in December 2002, we agreed with Mr. Sahyoun to offset the $250,000 due to us in January 2003 against $250,000 of accrued commissions owed to Mr. Sahyoun.

        On July 30, 2002, our Chairman, President and CEO, Joseph J. Raymond, Sr., invested $1,000,000 of his personal funds in us in exchange for 10,000 shares of our newly created Series F Preferred Stock, with a stated value of $100 per share. In January 2003, Mr. Raymond converted 1,000 shares of the Series F Preferred Stock into 250,000 shares of our common stock.

        At various times throughout our history, we have borrowed funds from Joseph J. Raymond, our Chairman, President and CEO. This variable indebtedness bore interest at the rate of 12% per annum. In June 1999, $50,000 plus accrued interest owed to Mr. Raymond was converted into 3,718 shares of common stock. As of September 30, 2003, we owed $75,000 to Mr. Raymond pursuant to a non-interest bearing promissory note which was due on demand. This amount, as well as an additional $50,000 loaned to us by Mr. Raymond, was repaid during the six months ended April 6, 2003.

        In fiscal 2002, Joseph J. Raymond, Jr., the son of our Chairman, President and Chief Executive Officer, loaned us $41,000. The loan is represented by a $41,000 promissory note bearing interest at 10% a year which is due upon demand.

        All prior and ongoing material transactions with related parties have been reviewed and/or ratified by a majority of our independent, disinterested directors. We anticipate that from time to time we will enter into additional transactions with related parties. However, all future material transactions with related parties will be entered into on terms that are no less favorable than those that can be obtained from unaffiliated third parties. At all times, our directors have access to our counsel to discuss issues related to us.

EXECUTIVE COMPENSATION

        The following table provides certain summary information regarding compensation paid by us during the fiscal years ended September 30, 2003, 2002 and 2001 to our Chief Executive Officer and to our other executive officer who earned compensation of $100,000 or more in fiscal 2003 (together with the Chief Executive Officer, the "Named Executive Officers"):

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Number of Shares Underlying Stock Options (#)
Joseph J. Raymond	2003	94,231	—	275,528
Chairman and Chief Executive	2002	49,472	—	437,500
Officer	2001	175,000	—	300,000
Michael A. Maltzman	2003	165,000	—	96,362
Treasurer and Chief Financial Officer	2002	165,000	—	75,000
	2001	165,000	—	50,000

Directors' Compensation

        Directors who are also our employees are not compensated for serving on the Board of Directors. Non-employee directors are paid a fee of $1,000 per Board of Directors or committee meeting attended in person and $500 for telephonic attendance.

Employment Agreements

        In September 1997, we entered into an employment agreement (the "Raymond Agreement") with Joseph J. Raymond, our Chairman, President and Chief Executive Officer, which had an initial term that expired in September 2000. The Raymond Agreement has been extended through September, 2007. Pursuant to the Raymond Agreement and subsequent amendments, Mr. Raymond is entitled to a minimum annual base salary of $175,000 which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine. During the term of the Raymond Agreement, if Stratus is profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of Stratus' gross margin, but not in excess of 100% of his base salary. If Stratus is not profitable, he is entitled to a $10,000 bonus. Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile. In fiscal 2003 and 2002, Mr. Raymond voluntarily did not take a substantial portion of his minimum annual base salary.

        In the event Stratus terminates Mr. Raymond without "Good Cause", Mr. Raymond will be entitled to severance compensation equal to 2.9 times his base salary then in effect plus any accrued and unpaid bonuses and unreimbursed expenses. As defined in the Raymond Agreement "Good Cause" shall exist only if Mr. Raymond:

  •
  willfully or repeatedly fails in any material respect to perform his obligations under the Raymond Agreement, subject to certain opportunities to cure such failure;

  •
  is convicted of a crime which constitutes a felony or misdemeanor or has entered a plea of guilty or no contest with respect to a felony or misdemeanor during his term of employment;

  •
  has committed any act which constitutes fraud or gross negligence;

  •
  is determined by the Board of Directors to be dependent upon alcohol or drugs; or

  •
  breaches confidentiality or non-competition provisions of the Raymond Agreement.

        Mr. Raymond is also entitled to severance compensation in the event that he terminates the Raymond Agreement for "Good Reason" which includes:

  •
  the assignment to him of any duties inconsistent in any material respect with his position or any action which results in a significant diminution in his position, authority, duties or responsibilities;

  •
  a reduction in his base salary unless his base salary is, at the time of the reduction, in excess of $200,000 and the percentage reduction does not exceed the percentage reduction of gross sales of Stratus over the prior twelve month period;

  •
  we require Mr. Raymond to be based at any location other than within 50 miles of Stratus' current executive office location; and

  •
  a Change in Control of Stratus, which includes the acquisition by any person or persons acting as a group of beneficial ownership of more than 20% of our outstanding voting stock of Stratus, mergers or consolidations which result in the holders of our voting stock immediately before the transaction holding less than 80% of the voting stock of the surviving or resulting corporation, the sale of all or substantially all of our assets, and certain changes in our Board of Directors.

        In the event that the aggregate amount of compensation payable to Mr. Raymond would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to Mr. Raymond will be reduced so as not to constitute an "excess parachute payment." All severance payments are payable within 60 days after the termination of employment.

        Mr. Raymond has agreed that during the term of the Raymond Agreement and for a period of one year following the termination of his employment, he will not engage in or have any financial interest in any business enterprise in competition with us that operates anywhere within a radius of 25 miles of any offices maintained by us as of the date of the termination of employment.

        The Company has entered into an agreement with Mr. Maltzman which provides for a base salary of $165,000 per annum. Mr. Maltzman is entitled to profit sharing awards based upon our overall profitability. The agreement with Mr. Maltzman is terminable by either party at any time without cause. However, in the event that this agreement is terminated by us without cause or by Mr. Maltzman with good reason, Mr. Maltzman will be entitled to a severance payment equal to the greater of one month's salary for each year worked or three months salary. In addition, we will pay Mr. Maltzman any earned but unused vacation time and any accrued but unpaid profit sharing. We are also required to maintain insurance and benefits for Mr. Maltzman during the severance period.

Option Grants

        Shown below is further information with respect to grants of stock options in fiscal 2003 by us to the Named Officers which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
Joseph J. Raymond	275,528(1)	61.6%	$.92	3/31/13	$159,443	$404,057
Michael A. Maltzman	75,000(1)	21.6%	.92	3/31/13	55,763	141,313

(1)
Exercisable immediately

Option Exercises and Fiscal Year-End Values

        Shown below is information with respect to options exercised by the Named Executive Officers during fiscal 2003 and the value of unexercised options to purchase our common stock held by the Named Executive Officers at September 30, 2003.

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph J. Raymond	—	—	982,308	256,250	$88,169	$0
Michael A. Maltzman	—	—	261,474	3,125	30,836	0

        No options were exercised by the Named Executive Officers during the fiscal year ended September 30, 2003.

(1)
Represents market value of shares covered by in-the-money options on September 30, 2003. The closing price of the common stock on such date was $.60. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information, as of May 1, 2004 with respect to (a) each person who is known by us to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities and Exchange Act of 1934) of more than five percent (5%) of our common stock, Series A Preferred Stock and Series F Preferred Stock and (b) the beneficial ownership of common stock, Series A Preferred Stock and Series F Preferred Stock by each of our directors and each of our current executive officers who earned in excess of $100,000 in fiscal 2003 and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such shares.

	Common Stock			Series A Preferred Stock			Series F Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class	Amount and Nature of Beneficial Ownership		% of Class	Amount and Nature of Beneficial Ownership		% of Class
Joseph J. Raymond	3,643,408	(1)	41.8%	1,458,933	(2)	100.0%	6,000	(3)	100.0%
Artisan.com Limited	568,983	(4)	9.10%	1,375,933	(5)	94.3%	—		—
Cater Barnard (USA) plc	20,750	(6)	(7)	83,000	(8)	5.7%	—		—
Michael A. Maltzman	183,029	(9)	(7)	—		—	—		—
Michael J. Rutkin	58,044	(10)	(7)	—		—	—		—
Sanford I. Feld	27,458	(11)	(7)	—		—	—		—
Donald W. Feidt	20,000	(12)	(7)	—		—	—		—
All Directors and Executive Officers as a Group (6 Persons) (1)(2)(3)(9)(10)(11) (12) and (14)	4,029,003		44.6%	1,458,933		100.0%	6,000		100.0%
(1)
Includes 225,000 shares of common stock owned by Artisan.com Limited, 343,983 shares of common stock issuable upon the conversion, at the holder's option, of the Series A Preferred Stock owned by Artisan.com Limited and 20,750 shares of common stock issuable upon the conversion, at the holder's option, of the shares of Series A Preferred Stock owned by Cater Barnard (U.S.A.) plc. All of such shares are subject to proxies granted by Artisan.com and Cater Barnard U.S.A. which give Joseph J. Raymond the right to vote these shares until July 2004, provided that he remains Chairman of our Board of Directors; however, the proxy is expected to terminate if we sell $1,000,000 or more of units in our proposed best efforts offering and redeem the Series A Preferred Stock pursuant to our agreement with Artisan.com Limited. Also includes (i) 1,500,000 shares of common stock issuable as of May 1, 2004, upon conversion of 6,000 shares of Series F Preferred Stock; (ii) 236,162 shares of common stock issuable as of May 1, 2004, upon conversion of 1,600 shares of Series E Preferred Stock owned by a corporation of which Mr. Raymond is the sole owner, assuming a conversion price of $.75; and (iii) 706,779 shares of common stock subject to options which are currently exercisable or may become exercisable within 60 days of May 1, 2004.
(2)
These shares are held by Artisan.com Limited (1,375,933 shares) and Cater Barnard (U.S.A.) plc (83,000 shares). Each of Artisan.com Limited and Cater Barnard (U.S.A.) plc has granted Mr. Raymond a proxy to vote these shares as described in Note 1 above.
(3)
These shares are owned directly by Mr. Raymond.
(4)
Includes 343,983 shares of common stock issuable upon conversion, at the holder's option, of Series A Preferred Stock. Artisan.com Limited has granted Joseph J. Raymond a proxy to vote these shares as described in Note 1 above.
(5)
Artisan.com Limited has granted Joseph J. Raymond a proxy to vote these shares as described in Note 1 above.
(6)
Represents 20,750 shares of common stock issuable upon the conversion, at the holder's option, of Series A Preferred Stock. Cater Barnard (USA) plc has granted Joseph J. Raymond a proxy to vote these shares as described in Note 1 above.
(7)
Shares beneficially owned do not exceed 1% of our outstanding common stock.
(8)
Cater Barnard (USA) plc has granted Joseph J. Raymond a proxy to vote these shares as described in Note 1 above.
(9)
Includes 171,362 shares subject to currently exercisable stock options.
(10)
Includes 7,500 shares held by the children of Michael Rutkin, living in his household and 2,500 shares held by his wife.
(11)
Includes 25,291 shares subject to currently exercisable stock options and warrants.
(12)
Includes 15,000 shares subject to currently exercisable options.
(13)
Includes 118,260 shares of common stock that are beneficially owned by J. Todd Raymond, our Corporate Secretary, including 92,195 shares subject to currently exercisable options.

Management Control

        As of May 1, 2004, directors and officers of Stratus controlled approximately 38% of our outstanding voting stock (excluding common shares issuable pursuant to outstanding options and convertible preferred stock). As a result, if they act together, they may have the ability to significantly influence the outcome of all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets and the ability to control our management and affairs.

Agreement with holder of Series A Preferred Stock

        In July 2003, we entered into an agreement with Artisan (UK) plc, the parent company of Artisan.com Limited, pursuant to which we have agreed to redeem the aggregate 1,458,933 shares of our Series A Preferred Stock owned by Artisan.com Limited and Cater Barnard (USA) plc, which is also an affiliate of Artisan. These shares represent all of the shares of Series A Preferred Stock currently outstanding. The agreement, as amended in March 2004, provides that our obligation to redeem the Series A Preferred Stock is contingent upon our sale of not less than $1,000,000 of units in our best efforts offering of units. If we sell at least $1,000,000 of units in the offering, we will be obligated to pay $500,000 to Artisan within seven days after the $1,000,000 of units are sold. In addition, we will be obligated, to pay Artisan an additional $250,000 by January 31, 2005 or, at our option, issue to Artisan shares of our common stock having an aggregate market value of $250,000, based upon the average closing bid prices of the common stock for the 30 trading days preceding January 31, 2005. If we fail to make the $250,000 payment in cash or stock, we will be required to pay Artisan $300,000 in cash, plus interest calculated on a daily basis at a rate of 18% from the date of the default to the date the default is cured. We have also agreed to issue to Artisan.com Limited 1,750,000 shares of our common stock within seven days of the completion of the unit offering. Artisan has agreed not to sell the shares of our common stock issued to it in the redemption transaction for a period of 14 months following the initial closing of our unit offering. After such 14 month period, Artisan will be entitled to sell up to 200,000 shares per month until December 31, 2005, when this restriction will be lifted. Artisan has also agreed not to sell any shares of common stock it otherwise owns for a period of 135 days after the time that we have sold $1,000,000 of units in the unit offering. Thereafter, Artisan.com Limited will be entitled to sell up to 25,000 shares per month until July 1, 2004, when there will be no further restrictions on sales of our common stock by Artisan.

        If we do not deliver the cash and stock owed to Artisan within seven days after we complete the sale of at least $1,000,000 of units in the offering, or if we do not sell at least $1,000,000 of units by June 15, 2004, then Artisan will have the right to immediately terminate its agreement with us.

        After we pay Artisan.com Limited the amounts owed to it in connection with our redemption of the Series A Preferred Stock, the proxy previously given by Artisan.com Limited to Joseph J. Raymond, our Chairman and Chief Executive Officer, will terminate.

        Artisan has advised us that it may assign the Series A Preferred Stock and its rights under its agreement with us to an affiliate.

DESCRIPTION OF SECURITIES

General

        Our authorized capital stock consists of 100 million shares of common stock, par value $.04 per share and 5 million shares of preferred stock, par value $.01 per share. As of May 1, 2004, there were 4,948,760 shares of common stock outstanding, 1,458,933 shares of Series A Preferred Stock outstanding, 47,728 shares of Series E Preferred Stock outstanding and 6,000 shares of Series F Preferred Stock outstanding.

Common Stock

        We are authorized to issue 100,000,000 shares of common stock, par value $.04 per share. Each stock of common stock entitles the holder thereof to one vote on all matters submitted to our shareholders. The common stock does not have cumulative voting rights, the shares are not subject to redemption, and there are no pre-emptive rights. All shares of common stock outstanding are fully paid and non-assessable. Holders of common stock are entitled to receive dividends out of funds legally available therefore when as and if declared by the Board of Directors. We have not paid any dividends on its common stock and the payment of cash dividends on the common stock is unlikely for the foreseeable future. Upon any liquidation, dissolution or winding up of our company, holders of common stock are entitled to share pro rata in any distribution to the holders of common stock. In the event of any such liquidation, dissolution or winding up, holders of Series A, E and F Preferred Stock will be entitled to receive an amount equal to the applicable liquidation preference as described below and elsewhere in this prospectus, prior and in preference to any distribution to the holders of common stock.

        As of May 1, 2004, there were 235 record holders of our common stock.

Warrants

        Each warrant entitles the holder to purchase one (1) share of our common stock at a price of $.95 at any time during the period commencing one year after the date of the closing of this exchange offer and ending 30 months after the date of the closing of the exchange offer unless earlier redeemed by us. The exercise price of the warrants was determined solely by us and the underwriter taking into account the offering price of the units offered hereby and does not relate to any recognized criteria of value.

        The warrants may be exercised by completing and signing the appropriate form on the warrant and mailing or delivering the warrant to American Stock Transfer Company, the warrant agent, in time to reach the warrant agent by the expiration date of the warrants, accompanied by payment of the full purchase price of $.95 for each warrant. Payment of the purchase price must be made in United States funds (by check, cash or bank draft) payable to the order of Stratus Services Group, Inc. Common stock certificates will be issued as soon as practicable after exercise and payment of the purchase price.

        We may redeem some or all of our outstanding warrants beginning one year after the initial closing of this offering for $.10 per warrant at any time on 30 days' prior written notice once the closing bid price of our common stock has been at $1.66 for 20 consecutive trading days.

        As long as any warrants remain outstanding, stock to be issued upon the exercise of warrants will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of common stock still subject to the warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of common stock outstanding and the purchase price per share shall be decreased or increased as the case may be, in the same proportion. The warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock at a price less than the exercise price of the warrants.

        We have reserved a sufficient number of shares of common stock for issuance upon exercise of the warrants and such shares, when issued in accordance with the terms of the warrants, will be fully paid and non-assessable. The shares so reserved are included in the Registration Statement of which this prospectus is a part. We will maintain an effective Registration Statement (by filing any necessary post-effective amendments or supplements to the Registration Statement of which this prospectus forms a part) throughout the term of the warrants with respect to the warrants and the shares of common stock issuable upon exercise of the warrants.

        The holders of the warrants as such are not entitled to vote, to receive dividends or to exercise any of the rights of holders of shares of common stock for any purpose until such warrants shall have been duly exercised and payment of the purchase price shall have been made. There is no market for the warrants and there is no assurance that any such market will ever develop.

        For the life of the warrants, the warrant holders are given the opportunity to profit from the rise in the market value of our common stock, if any, at the expense of the common stock holders and we might be deprived of favorable opportunities to secure additional equity capital, if it should then be needed, for the purpose of its business. A warrant holder may be expected to exercise the warrants at a time when we, in all likelihood, would be able to obtain equity capital, if we needed capital then, by a public sale of a new offering on terms more favorable then those provided in the warrants.

        If upon exercise of the warrants the exercise price is less than the book value per share, the exercise will have a dilutive effect upon the warrant holder's investment.

Preferred Stock

        Our Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, $.01 par value, which preferred stock may from time-to-time be divided into and issued in series. The different series of Preferred Stock shall be established and the designations, and variations in the relative rights and preferences, as between the different series shall be fixed and determined by our Board of Directors.

        Our Amended and Restated Certificate of Incorporation authorizes the Board of Directors to issue shares of preferred stock in one or more series with such dividend liquidation, conversion, redemption and other rights as the Board establishes at the time. Stockholder approval is not required to issue preferred stock. To the extent that we issue additional shares of preferred stock, the ownership interest and voting power of existing shareholders could be diluted.

        The preferred stock could be issued in one or more series with such voting, conversion and other rights as would discourage possible acquirers from making a tender offer or other attempt to gain control of us, even if such transaction was generally favorable to our stockholders. In the event of a proposed merger, tender offer or other attempt to gain control of us, which the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences that could impede the completion of such a transaction. The Board could authorize holders of the preferred stock to vote, either separately or as a class or with the holders of common stock, on any merger, sale or exchange of assets or other extraordinary corporate transactions. Preferred stock may be used to discourage possible acquirers from making a tender offer or other attempt to gain control of us with a view to imposing a merger or sale of all or any part of our assets, even though a majority of stockholders may deem such acquisition attempts to be desirable.

        Preferred stock may also be used as consideration for any acquisition that we undertake, either alone or in combination with shares, notes or other assets including cash or other liquid securities.

Series A Preferred Stock

        The Certificate of Designation, Preferences and Rights of the Series A Preferred Stock filed with the Office of the Secretary of State, State of Delaware on July 2, 2001 and amended on April 5, 2002 authorizes 1,458,933 shares of Series A Preferred Stock, par value $.01 per share, stated value of $3.00 per share. As of May 1, 2004, there were 1,458,933 shares of Series A Preferred Stock issued and outstanding. We have agreed to redeem all of the outstanding shares of Series A Preferred Stock if we sell at least $1,000,000 of units in our best efforts offering of units.

        Holders of the Series A Preferred Stock are entitled to cumulative dividends at a rate of $.21 per share, payable annually on June 30 and December 31 of each year, when and as declared by our Board of Directors, in preference and priority to any payment of any dividend on the common stock or any other class or series of our capital stock. Dividends may be paid, at our option, either in cash or in shares of Series A Preferred Stock, valued at $3.00 per share, if the common stock issuable upon conversion of such Series A Preferred Stock has been registered for resale under the Securities Act of 1933. Holders of Series A Preferred Stock are entitled to a liquidation preference of $3.00 per share, plus accrued and unpaid dividends.

        All accrued dividends on the outstanding shares of Series A Preferred Stock must be paid or declared and set apart for payment before any distribution, whether by dividend or otherwise, may be declared or paid upon or set apart for the shares of any other class or series of our stock.

        The Series A Preferred Stock is convertible into common stock at any time at the option of the holder. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series A Preferred Stock to be converted by $3.00 and dividing the result by the conversion price then in effect (the "Series A Conversion Price"). As of December 31, 2003, the Conversion Price was $12.00, after giving effect to the proposed one-for-four reverse split of our common stock. As a result, as of December 31, 2003, each share of Series A Preferred Stock was convertible into one-fourth of a share of common stock. If all of the shares of Series A Preferred Stock currently outstanding as of December 31, 2003, were converted, we would be required to issue 364,733 shares of common stock.

        On June 30, 2008, we will be required to redeem any shares of Series A Preferred Stock outstanding at a redemption price of $3.00 per share together with accrued and unpaid dividends. In March 2002, we and the holders of the Company's Series A Preferred Stock agreed to an amendment of the Certificate of Designation which will permit us to pay the redemption price of the Series A Preferred Stock through the issuance of shares of the our common stock. For purposes of determining the number of shares which we will be required to issue if we choose to pay the redemption price in shares of common stock, the common stock will have a value equal to the average closing price of the common stock during the five trading days immediately preceding the date of redemption.

        Each outstanding share of Series A Preferred Stock entitles the holder to a number of votes equal to the number of full shares of common stock into which such share of Series A Preferred Stock is then convertible. Except as required by law, the Series A Preferred Stock and the common stock vote as a single class on each matter submitted to a vote of stockholders. The holders of Series A Preferred Stock are entitled to vote separately as a class on any (a) proposed increase or decrease in the aggregate number of authorized shares of Series A Preferred Stock, (b) any proposal to create a new class of shares having rights and preferences equal to or having priority over the Series A Preferred Stock, (c) any proposed amendments of the Certificate of Designations, Rights and Preferences which created the Series A Preferred Stock that could adversely affect the powers, preferences, participations, rights, qualifications or restrictions of the Series A Preferred Stock. Any matter on which the holders of Series A Preferred Stock are entitled to vote as a class requires the affirmative vote of holders owning a majority of the issued and outstanding Series A Preferred Stock.

        On March 28, 2002, our shareholders granted approval to our proposal to issue the full number of shares of common stock upon conversion of the Series A Preferred Stock.

Series E Preferred Stock

        The Certificate of Designation, Preferences and Rights of the Series E Preferred Stock, filed July 15, 2002, with the Office of the Secretary of State, State of Delaware and amended on August 2, 2002, authorizes 50,000 shares of Series E Preferred Stock, par value $.01 per share, stated value $100 per share. As of May 1, 2004, there were 47,728 shares of Series E Preferred Stock issued and outstanding.

        The holders of the Series E Preferred Stock are entitled to cumulative dividends at a rate of six percent (6%) per annum, accrued daily, on a quarterly basis and payable every 120 days, in preference and priority to any payment of any dividend on our common stock. Dividends may be paid, at our option, either in cash or in shares of common stock, valued at the Series E Conversion Price (as defined below), if the common stock issuable upon conversion of such Series E Preferred Stock has been registered for resale under the Securities Act of 1933. Holders of Series E Preferred shares are entitled to a liquidation preference of $100 per share, plus accrued and unpaid dividends.

        All accrued dividends on the outstanding shares of Series E Preferred Stock must be paid or declared and set apart for payment before any distribution, whether by dividend or otherwise, may be declared or paid upon or set apart for the shares of our common stock.

        The Series E Preferred Stock is convertible into common stock at a conversion price (the "Series E Conversion Price") equal to 75% of the average of the closing bid prices, for the five days preceding the conversion date, for the common stock. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series E Preferred Stock to be converted by $100 and dividing the result by the Series E Conversion Price then in effect. A holder of Series E Preferred Stock may not convert shares of Series E Preferred Stock into common stock or receive shares of common stock as payment of dividends on the Series E Preferred Stock to the extent such conversion or receipt of dividends would result in the holder beneficially owning in excess of 4.999% of the then issued and outstanding shares of our common stock. This limitation may be waived by a holder of the Series E Preferred Stock, as to itself, upon not less than 61 days prior notice to us.

        Holders of Series E Preferred Stock do not have any voting rights, except as required by law.

        We have the right, but not the obligation, to redeem the shares of the Series E Preferred Stock at any time prior to conversion at a redemption price of 115% of the purchase price paid for the Series E Preferred Shares plus any accrued but unpaid dividends.

Series F Preferred Stock

        The Certificate of Designation, Preferences and Rights of the Series F Preferred Stock, filed July 31, 2002, with the Office of the Secretary of State, State of Delaware, authorizes 20,000 shares of Series F Preferred Stock, par value $.01 per share, stated value $100 per share. As of May 1, 2004, there were 6,000 shares of Series F Preferred Stock issued and outstanding.

        The holders of the Series F Preferred Stock are entitled to receive from assets legally available therefore, cumulative dividends at a rate of seven (7%) percent per annum, accrued daily and payable monthly, in preference and priority to any payment of any dividend on the common stock and on the Series E Preferred Stock. Dividends may be paid, at our option, either in cash or in shares of common stock, valued at the Series F Conversion Price (as defined below), if the common stock issuable upon conversion of such Series F Preferred Stock has been registered for resale under the Securities Act of 1933. Holders of Series F Preferred shares are entitled to a liquidation preference of $100.00 per share, plus accrued and unpaid dividends.

        All accrued dividends on the outstanding shares of Series F Preferred Stock must be paid or declared and set apart for payment before any distribution, whether by dividend or otherwise, may be declared or paid upon or set apart for the shares of our common stock.

        The Series F Preferred Stock is convertible into common stock at a conversion price (the "Series F Conversion Price") equal to $.40 per share, after giving effect to the proposed one-for-four reverse split of our common stock. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series F Preferred Stock to be converted by $100 and dividing the result by the conversion price then in effect.

        Except as otherwise required by law, holders of Series F Preferred Stock and holders of common stock shall vote together as a single class on each matter submitted to a vote of stockholders. Each outstanding share of Series F Preferred Stock shall be entitled to the number of votes equal to the number of full shares of common stock into which such shares of Series F Preferred Stock is then convertible on the date for determination of stockholders entitled to vote at the meeting. Holders of the Series F Preferred Stock are entitled to vote as a separate class on any proposed amendment to the Series F Preferred Stock which would increase or decrease the number of authorized shares of Series F Preferred Stock or have an adverse impact on the Series F Preferred Stock, and on any proposal to create a new class of shares having rights or preferences equal to or having priority to the Series F Preferred Stock.

        We have the right, but not the obligation to redeem the shares of the Series F Preferred Stock at any time prior to conversion at a redemption price of 115% of the purchase price paid for the Series F Preferred shares plus any accrued but unpaid dividends.

Series I Preferred Stock

        The Certificate of Designation, Preferences and Rights of the Series I Preferred Stock will authorize 54,000 shares of Series I Preferred Stock, par value $.01 per share, stated value $100 per share. As of April 15, 2004, there were no shares of Series I Preferred Stock issued and outstanding.

        The holders of the Series I Preferred Stock will be entitled to receive from assets legally available therefore, cumulative cash dividends at a rate of twelve (12%) percent per annum, accrued daily and payable at the time of redemption, in preference and priority to any payment of any dividend on the common stock, subject to adjustment under certain circumstances as described below. Holders of Series I Preferred shares will be entitled to a liquidation preference of $100.00 per share, plus accrued and unpaid dividends.

        All accrued dividends on the outstanding shares of Series I Preferred Stock must be paid or declared and set apart for payment before any distribution, whether by dividend or otherwise, may be declared or paid upon or set apart for the shares of our common stock.

        Holders of Series I Preferred Stock will have no voting rights, except as required by law and with respect to certain limited matters set forth in the Certificate of Designation, Preferences and Rights.

        We will have the right, at any time during the 12 month period following the closing of the exchange offer, to cause the conversion of the Series I Preferred Stock into, at the election of the holder, either common stock at a conversion price equal to 80% of the average closing bid price of the common stock during the five trading days preceding the conversion, or common stock and warrants at a rate of 100 shares of common stock and 100 warrants for each 100 of stated value and accrued and unpaid dividends on the Series I Preferred Stock. Holders who fail to notify us of their election in accordance with the terms of the Certificate of Designation, Preferences and Rights will be deemed to have elected the method which will result in the greatest number of shares of common stock being issued to such holder.

        We have the right to redeem the shares of the Series I Preferred Stock at any time prior to conversion at a redemption price of $100 per share plus any accrued but unpaid dividends. We will be obligated to redeem each share of Series I Preferred Stock on the one year anniversary of the date of its issuance at a redemption price of $100 per share plus any accrued but unpaid dividends; provided, however, that we will have the right to extend the required redemption date for an additional one year, in which case we will be required to pay all dividends accrued through the first year of issuance in cash and issue to each holder of Series I Preferred Stock a number of shares of our common stock which then have a value equal to 10% of the stated value of the Series I Preferred Stock held. In addition, if we extend the redemption date, we will be required to pay dividends in cash quarterly and pay an advisory fee to an advisor designated by the holders of the Series I Preferred Stock in an amount equal to ten percent (10%) of the aggregate stated value of the outstanding shares of Series I Preferred Stock, eight percent (8%) of which will be payable in cash and two percent (2%) of which will be paid in shares of our common stock, valued at the then current market value. If we do not redeem the Series I Preferred Stock by the original one year redemption date and fail to extend the original redemption date, or if we fail to redeem the Series I Preferred Stock by the extended redemption date, the dividend rate of the Series I Preferred Stock will increase to 24% per annum and each share of Series I Preferred Stock will thereafter be convertible into, at the election of the holder, common stock at a conversion price equal to 80% of the average closing bid price of the common stock during the fivc trading days preceding the conversion, or common stock and warrants at a rate of 100 shares of common stock and 200 warrants for each 100 of stated value and accumulated and unpaid dividends represented by the Series I Preferred Stock. The Series I Preferred Stock will be convertible on the same terms at the option of the holder if we are the subject of certain bankruptcy or insolvency proceedings. No fractional shares will be issued upon conversion of the Series I Preferred Stock. Any fractional shares which would otherwise be issuable will be rounded up to the nearest whole number of shares. A holder of Series I Preferred Stock may not convert shares of Series I Preferred Stock into common stock to the extent such conversion would result in the holder beneficially owning in excess of 4.99% of the then issued and outstanding shares of our common stock. This limitation will be waivable by a holder of the Series E Preferred Stock, as to itself, upon not less than 61 days prior notice to us. No such limitation exist with respect to conversions of the Series I Preferred Stock which we elect to cause.

Limitation on Liabilities and Indemnification Matters

        Pursuant to our certificate of incorporation and bylaws and as permitted by Delaware law, directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has received an improper personal benefit.

        Our certificate of incorporation and bylaws also provide that directors and officers shall be indemnified to the fullest extent authorized by Delaware law against all expenses and liabilities actually and reasonably incurred in undertaking their duties. Non-officer employees and agents may be similarly indemnified at the discretion of the Board of Directors. The certificate of incorporation and the by-laws further permit the advancing of expenses incurred in defense of claims.

Certain provisions of the Certificate of Incorporation and Bylaws

        Our bylaws provide that a special meeting of stockholders can only be called by the Chief Executive Officer or by a majority of the Board of Directors. The bylaws provide that only matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. Our bylaws may be amended or repealed or new bylaws may be adopted by the Board of Directors. Stockholders may vote to amend or repeal such bylaws as adopted or amended by the Board of Directors; however, such a right requires approval from at least two-thirds of the stockholders voting.

        Our certificate of incorporation and bylaws also provide that any action required or permitted to be taken by our stockholders at an annual or special general meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

Anti Takeover Effects of the Charter Documents and Delaware Law

        Our certificate of incorporation and bylaws include certain provisions that may have anti-takeover effects. These provisions may delay, defer or prevent a tender offer or takeover attempt that stockholders may consider to be in their best interests including attempts that might result in a premium over the market price for the shares held by the stockholders. These provisions may also make it more difficult to remove incumbent management.

        These provisions include:

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  authorizing its Board of Directors to issue preferred stock;

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  limiting the persons who may call special meetings of stockholders;

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  prohibiting stockholder action by written consent;

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  establishing advance notice requirements for nominations for election of its board of directors or for proposing matters that can be acted on by stockholder meetings and

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  prohibiting cumulative voting in the election of directors.

Listing

        Our common stock trades on the OTC Bulletin Board under the trading symbol SERV.OB. We intend to seek to have the warrants issued in the exchange offer included on the OTC Bulletin Board under the symbol SERVws.OB concurrently with the closing of the exchange offer.

Transfer Agent and Registrar

        Our transfer agent is American Stock Transfer and Trust Company.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  General

        The following is a summary of the material United States federal income tax consequences to the holders of shares of Series E Preferred Stock who, pursuant to the exchange described herein, exchange such shares for shares of common stock and the warrants and/or the Series I Preferred Stock and warrants. This discussion applies only to a "U.S. Holder", which is a term we explain below. Further, it does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign governments or with persons that hold shares of Series E Preferred Stock as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to stockholders, partners or beneficiaries of a holder of shares of Series E Preferred Stock. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to persons holding shares of Series E Preferred Stock or to a holder's decision to exchange shares of Series E Preferred Stock for shares of common stock and warrants or Series I Preferred Stock and warrants. This summary is based on the Internal Revenue Code of 1986 (the "Code"), the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in effect, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

        For purposes of this discussion, a "U.S. Holder" means a holder of the Company's Series E Preferred Stock that is

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  a citizen or resident of the United States,

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  a corporation organized in or under the laws of the United States or any political subdivision thereof or therein,

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust if a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all of the substantial decisions of such trust.

        Because the extent to which the holders will participate in the exchange offer cannot be predicted, this discussion is qualified as to certain matters, as set forth below. Holders should also note that these opinions are not binding on the Internal Revenue Service or the courts and that we have not sought, and do not intend to seek, a ruling from the Internal Revenue Service as to the United States federal income tax consequences of the exchange offer.

        All Holders Are Advised to Consult Their Own Tax Advisors Regarding the United States Federal, State, Local and Foreign Tax Consequences of an Exchange of Shares of Series E Preferred Stock for Shares of Common Stock and the Warrants and/or Series I Preferred Stock and Warrants Received in the Exchange Offer in Light of Their Own Particular Circumstances.

        The result of an exchange for common stock and warrants and/or Series I Preferred Stock and warrants may be to increase the interest of the holders of the Series E Preferred Stock in our earnings and profits. However, no taxable income will result from this increase, except as discussed below under the heading, "Federal Income Tax Treatment of Accrued but Unpaid Dividends." This exchange should be regarded as an isolated transaction that is not part of a plan to increase periodically the proportionate interest of any stockholder in the assets or earnings and profits of the Company.

        Gain, loss and tax basis, determined as described below, must be calculated separately for each block of Series E Preferred Stock (i.e., Series E Preferred Stock acquired at the same time in a single transaction) held by a holder.

        In addition, corporate holders should also refer to the discussion below entitled "Corporate Stockholders" for special rules concerning the taxation of dividends received by corporations.

  Exchange of Series E Preferred Stock for Common Stock and Warrants

        The exchange of Series E Preferred Stock for shares of common stock and warrants, should be viewed for federal income tax purposes as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code and therefore will not be a taxable exchange for United States federal income tax purposes, except as it may be taxable to the limited extent discussed below under the heading "Federal Income Tax Treatment of Accrued But Unpaid Dividends." The exchanging holder's tax basis in the shares of common stock and warrants received in the exchange (which does not include the common stock and warrants received for the accrued unpaid dividends) will equal such holder's basis in all Series E Preferred Stock surrendered increased by any amount treated as a dividend and the amount of gain recognized by the holder on such exchange (not including any portion of gain treated as a dividend) and decreased by the fair market value of the common stock and warrants deemed distributed for accrued but unpaid dividends. (See "Federal Income Tax Treatment of Accrued but Unpaid Dividends".) The holding period for such common stock and warrants will be the same as for the surrendered Series E Preferred Stock. This basis will be allocated between the common stock and warrants received in the exchange in proportion to the relative fair market value of these securities on the date the securities are issued.

  Exchange of Series E Preferred Stock for Series I Preferred Stock and Warrants

        The Series I Preferred Stock because it is not entitled to vote, is limited and preferred as to dividends, and does not participate in corporate growth to any significant extent and further because the Company is obligated to redeem the Series I Preferred Stock, is likely to be deemed "non-qualified preferred stock" and therefore is "other property" (boot) referred to in Code Section 356. While not entirely free from doubt, the exchange of Series E Preferred Stock for Series I Preferred Stock and warrants should be viewed for federal income tax purposes as a recapitalization within the meaning of

Section 368(e)(1)(E) of the Code. Therefore, except to the limited extent that the exchange of Series E Preferred Stock for Series I Preferred Stock and warrants is attributable as having been received for accrued but unpaid dividends (See "Federal Income Tax Treatment of Accrued But Unpaid Dividends"), a holder who receives a Series I Preferred Stock and warrants will recognize gain, if any, with, respect to the Series E Preferred Stock exchanged, but only to the extent of the lesser of (a) the amount of gain realized with respect to the Series E Preferred Stock and (b) the market value of the Series I Preferred Stock received. The amount of gain realized with respect to the Series E Preferred Stock exchanged will equal the excess, if any, of the sum of the fair market value of the Series I Preferred Stock and warrants received over the holder's adjusted tax basis in such Series E Preferred Stock (which may be decreased because of the tax treatment of accrued but unpaid dividends—see below). No loss will be recognized by a holder who receives a combination of Series I Preferred Stock and warrants pursuant to the offer (except in connection with cash received in lieu of a fractional share, as discussed below). Each share of Series E Preferred Stock or block of shares acquired at the same price, will be treated as exchanged for a pro rata portion of Series I Preferred Stock and warrants.

        Any gain recognized will be treated as capital gain unless, as discussed below, the receipt of the Series I Preferred Stock has the effect of the distribution of a dividend of U.S. federal income tax purposes, in which case such gain will be treated as ordinary dividend income to the extent of the holder's ratable share of our accumulated earnings and profits. (See "Dividend Issues") Any capital gain will be long- term capital gain if, as of the date of the exchange, the holding period for the Series E Preferred Stock exchanged is more than one year.

        The adjusted tax basis of the warrants received by a holder of Series E Preferred Stock in exchange for Series E Preferred Stock pursuant to the offer, except any such warrants received for accrued unpaid dividends, generally will be equal to the tax basis of the Series E Preferred Stock surrendered therefor, decreased by the fair market value of the Series I Preferred Stock received and increased by the amount of gain or dividend income recognized. The holding period of the Series I Preferred Stock and warrants received will include the holding period of the Series E Preferred Stock shares exchanged therefor. The basis in the Series I Preferred Stock received will be its fair market value (whether or not deemed received for accrued unpaid dividends) and its holding period begins on the date of the exchange.

  Exchange of Series E Preferred Stock for Common Stock and Warrants and Series I Preferred Stock and Warrants

        While not entirely free from doubt, the exchange of Series E Preferred Stock for common stock and warrants and Series I Preferred Stock and warrants should be viewed for federal income tax purposes as a recapitalization within the meaning of Section 368(e)(1)(E) of the Code. Therefore, except to the limited extent that the exchange of Series E Preferred Stock for common stock and warrants and Series I Preferred Stock is attributable as having been received for accrued but unpaid dividends (See "Federal Income Tax Treatment of Accrued But Unpaid Dividends"), a holder who receives a combination of common stock and warrants and Series I Preferred Stock and warrants will recognize gain, if any, with, respect to the Series E Preferred Stock exchanged, but only to the extent of the lesser of (a) the amount of gain realized with respect to the Series E Preferred Stock and (b) the market value of the Series I Preferred Stock received. The amount of gain realized with respect to the Series E Preferred Stock exchanged will equal the excess, if any, of the sum of the fair market value of the Series I Preferred Stock, common stock and warrants received over the holder's adjusted tax basis in such Series E Preferred Stock (which may be decreased because of the tax treatment of accrued but unpaid dividends—see below). No loss will be recognized by a holder who receives a combination of Series I Preferred Stock and common stock and warrants pursuant to the offer (except in connection with cash received in lieu of a fractional share, as discussed below). Each share of Series E Preferred Stock or block of shares acquired at the same price, will be treated as exchanged for a pro rata portion of Series I Preferred Stock and common stock and warrants.

        Any gain recognized will be treated as capital gain unless, as discussed below, the receipt of the Series I Preferred Stock has the effect of the distribution of a dividend for U.S. federal income tax purposes, in which case such gain will be treated as ordinary dividend income to the extent of the holder's ratable share of our accumulated earnings and profits. (See "Dividend Issues") Any capital gain will be long-term capital gain if, as of the date of the exchange, the holding period for the Series E Preferred Stock exchanged is more than one year.

        The adjusted tax basis of the common stock and warrants received by a holder of Series E Preferred Stock in exchange for Series E Preferred Stock pursuant to the offer including any fractional interest in a share of the common stock or warrants for which cash is received, but not including any such common stock, warrants or Series I Preferred Stock received for accrued unpaid dividends, generally will be equal to the tax basis of the Series E Preferred Stock surrendered therefor, decreased by the amount of cash received and the fair market value of the Series I Preferred Stock received and increased by the amount of gain or dividend income recognized. The basis will be allocated between the common stock and warrants in proportion to the relative fair market value of these securities on the date the securities are issued. The holding period of the common stock and warrants and Series I Preferred Stock received will include the holding period of the Series E Preferred Stock shares exchanged therefor. The basis in the Series I Preferred Stock received will be its fair market value (whether or not deemed received for accrued unpaid dividends) and its holding period begins on the date of the exchange.

  Dividend Issues

        The exchange will not have the effect of a dividend with respect to a holder if either the transaction is viewed as a non-recognition or recapitalization transaction (See "Exchange of Series E Preferred Stock for Series I Preferred Stock", "Exchange of Series E Preferred Stock for Common Stock and Warrants" and "Exchange of Series E Preferred Stock for Common Stock and Warrants and Series I Preferred Stock") or results in a meaningful reduction in the holder's interest in our stock. Whether the exchange would result in a meaningful reduction depends on the particular holder's facts and circumstances. The exchange may result in a meaningful reduction if there has been a meaningful reduction in the holder's proportionate interest either in his right to participate in current earnings and accumulated surplus or to share in our net assets on liquidation.

        In determining a holder's interest in our stock, the holder would be deemed to own any shares of our stock owned, or constructively owned, by certain persons related to such holder or that are subject to an option held by the holder or a related person.

        If any part of the Series I Preferred Stock received in the transaction is deemed to be a dividend, in addition to Series I Preferred Stock, common stock and warrants deemed distributed for accrued unpaid dividends then the holder receiving such stock (i) will recognize dividend income (rather than capital gain) in an amount equal to the fair market value of the Series I Preferred Stock that is a dividend (not deemed distributed for accrued unpaid dividends), to the extent of the holder's proportionate share of our current or accumulated earnings and profits, and (ii) will recognize gain to the extent that such fair market value exceeds the dividend income and the holder's adjusted basis, allowing for the fact that our accumulated earnings or profits and the holder's adjusted basis may be first applied in the calculation of dividend income and gain attributable to common stock, warrants and Series I Preferred Stock received for accrued unpaid dividends. Holders should consult their tax advisors as to the order of application of our accumulated earnings and profits and their adjusted basis.

  Corporate Stockholders

        Holders should consult their own tax advisors as to the possibility that all or a portion of any Series I Preferred Stock received in exchange for their Series E Preferred Stock will be treated as a dividend and with respect to the consequences thereof, including the eligibility of holders that are corporations for a dividend received deduction and treatment of the dividend as an "extraordinary dividend" under section 1059 of the Code.

  Federal Income Tax Treatment of Accrued But Unpaid Dividends

        Because there will be accrued and unpaid dividends on the Series E Preferred Stock, holders that exchange shares of Series E Preferred Stock for common stock and warrants or the Series I Preferred Stock and warrants in the exchange offer will be treated as having received a distribution on the Series E Preferred Stock to the extent that they receive common stock, warrants or Series I Preferred Stock on account of such accrued but unpaid dividends. The value of the shares of common stock and warrants or Series I Preferred Stock that holders of Series E Preferred Stock receive pursuant to the exchange offer will be treated as having been received for accrued and unpaid dividends only to the extent of the lesser of (i) the total dollar amount of accrued and unpaid dividends on the Series E Preferred Stock surrendered in the exchange or (ii) the excess of the greater of (x) aggregate fair market value of all of the shares of common stock and warrants or Series I Preferred Stock received, or (y) the liquidation preference of the Series I Preferred Stock received pursuant to the exchange offer over the aggregate issue price of all of the shares of Series E Preferred Stock surrendered in the exchange. Any such portion of the value of the common stock and warrants or Series I Preferred Stock which are received by a tendering holder of Series E Preferred Stock that is treated as a distribution for accrued dividends as described above will be treated as a taxable dividend (to the extent of our accumulated or current earnings and profits, if any), then as a tax-free return of capital to the extent of the holder's basis in the shares of Series E Preferred Stock tendered in the exchange (reducing that basis in an amount equal to the tax-free return of capital), and thereafter as capital gain. The basis of the common stock, warrants or Series I Preferred Stock which is treated as a distribution for accrued dividends will have a basis equal to its fair market value.

  Sale of Common Stock or Series I Preferred Stock

        A holder that sells shares of common stock or Series I Preferred Stock received in the exchange offer will recognize gain or loss equal to the difference between its adjusted tax basis in the shares of common stock or Series I Preferred Stock and the amount realized on such sale. Generally, such gain or loss will be capital gain or loss. Whether the capital gain or loss is long-term will be determined by the holding period for the shares sold. A holder's adjusted tax basis in such shares of common stock and Series I Preferred Stock and the holding period for such shares of common stock and Series I Preferred Stock will be determined, in part by reference to the holder's basis and holding period in the Series E Preferred Stock exchanged for such shares of common stock or Series I Preferred Stock, as the case may be. The same rules apply to the warrants. See "Exchange of Series E Preferred Stock for Common Stock and Warrants" and "Exchange of Series E Preferred Stock for Common Stock and Warrants and Series I Preferred Stock" above, for a specific description of the determination of basis and holding periods for shares of common stock and warrants received in the Exchange Offer.

        Shares of common stock purchased through the exercise of any warrants received will be taxed similarly upon the sale of such shares of common stock, with the holding period determined from the date of the exercise of the warrants.

  Conversion of Series I Preferred Stock

        No gain or loss will be recognized by any holder of Series I Preferred Stock who receives common stock or common stock and warrants upon a conversion of the Series I Preferred Stock. The holder's basis in the common stock or common stock and warrants issued upon such a conversion would be equal to the holder's basis in the Series I Preferred Stock converted. If common stock and warrants are received upon conversion, the basis will be allocated between the common sock and warrants in proportion to the relative fair market value of these securities on the date the securities are issued. The sale or exchange of the common stock or warrants acquired upon the conversion of the Series I Preferred Stock will result in a capital gain or loss equal to the difference between the amount realized and the holder's basis in such common stock or warrants immediately before such sale or exchange. Such capital gain or loss will be long term capital gain or loss if the holder's holding period with respect to the common stock or warrants, as the case may be, and otherwise will be short term.

  Issuance of Common Stock Upon Extension of Series I Preferred Stock Redemption Date

        If we elect to extend the redemption date of the Series I Preferred Stock, any shares of common stock issued to holders of common stock as a result of such extension will be treated as a distribution on the Series I Preferred Stock and a taxable dividend (to the extent of our accumulated or current earnings and profits, if any), then as a tax free return of capital to the extent of the holder's basis in the shares of Series I Preferred Stock tendered in the exchange (reducing that basis in an amount equal to the tax-free return of capital), and thereafter as capital gain. The basis of the common stock distributed will equal its market value.

  Warrants

  Exercise or Sale of Warrants

        A holder of a Warrant will not have taxable gain or loss when the holder buys common stock for cash upon exercise of the Warrant, except that gain will be recognized to the extent cash is received in exchange for a fraction of a share of common stock. The tax basis of common stock received upon the exercise of a Warrant will equal the sum of the holder's tax basis for the Warrant and the exercise price of the Warrant (exclusive of any tax basis allocable to a fractional share). The holding period of common stock received upon exercise of a Warrant will begin on the date the Warrant is exercised (it will not include the period during which the Warrant was held).

        If a holder of a Warrant sells or otherwise disposes of a Warrant, other than in an exercise for purchase of stock, the holder will have capital gain (or loss) equal to the amount by which the amount realized for the Warrant exceeds (or is less than) the holder's tax basis for the Warrant. A capital gain or loss will be a long-term capital gain or loss if the holder has held the Warrant for more than one year at the time of its sale or disposition. Net long-term capital gains of certain noncorporate taxpayers, including individuals, are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

  Expiration of Warrants Without Exercise

        If a Warrant expires unexercised, a holder will have a capital loss equal to the holder's tax basis for the Warrant. A capital loss will be a long-term capital loss if the holder has held the Warrant for more than one year at the time of its expiration. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

        A holder may be subject to information reporting with respect to any dividends paid on the shares of common stock and to proceeds from the sale or other disposition of the common stock or warrants unless such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact. A holder that is subject to information reporting generally will also be subject to backup withholding unless such holder provides certain information to us or our agent, including a correct taxpayer identification number (which, for an individual, is his or her social security number) and a certification that it is not subject to backup withholding. A holder that does not comply with these requirements maybe subject to certain penalties. Backup withholding is not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability provided that certain required information is furnished.

LEGAL MATTERS

        The legality of the securities offered by this prospectus will be passed upon for us by Giordano, Halleran & Ciesla, a Professional Corporation, Middletown, New Jersey.

EXPERTS

        Certain financial statements of the Company included in this prospectus have been audited by Amper, Politziner & Mattia, P.C., independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon the authority of the firm as experts in giving such reports.

ADDITIONAL INFORMATION

        We have filed with the SEC a Registration Statement on Form S-4 under the Securities Act with respect to the offered common stock and warrants included in this prospectus additional information contained in the Registration Statement and you should refer to the Registration Statement and its exhibits for further information. The Registration Statement and exhibits and schedules filed as a part thereof, may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices at the SEC located at Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60611-2511. The SEC maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. Copies of all or any portion of the Registration Statement may be obtained from the public reference section of the SEC upon payment of the prescribed fees.

STRATUS SERVICES GROUP, INC.
INDEX TO FINANCIAL STATEMENTS

As of September 30, 2003 and 2002 and for the Years Ended September 30, 2003, 2002 and 2001
Independent Auditors Report	F-2
Financial Statements
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Cash Flows	F-5
Statements of Stockholders' Equity	F-7
Statements of Comprehensive Income	F-13
Notes to Financial Statements	F-14 to F-47
As of December 31, 2003 and 2002 and for the Three Months Ended December 31, 2003 and 2002
Condensed Balance Sheets	F-48
Condensed Statements of Operations	F-49
Condensed Statements of Cash Flows	F-50
Notes to Interim Financial Statements	F-51 to F-60
Unaudited Pro Forma Financial Statements
Introductory Note	F-61
Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2003—Scenario 1	F-62
Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2003—Scenario 2	F-63
Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2003—Scenario 3	F-64
Unaudited Pro Forma Condensed Statement of Operations for the Three Months Ended December 31, 2003—Scenario 1	F-65
Unaudited Pro Forma Condensed Statement of Operations for the Three Months Ended December 31, 2003—Scenario 2	F-66
Unaudited Pro Forma Condensed Statement of Operations for the Three Months Ended December 31, 2003—Scenario 3	F-67
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended September 30, 2003—Scenario 1	F-68
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended September 30, 2003—Scenario 2	F-69
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended September 30, 2003—Scenario 3	F-70
Notes to Unaudited Pro Forma Financial Statements	F-70

Independent Auditors' Report

To the Stockholders of
Stratus Services Group, Inc.

        We have audited the accompanying balance sheets of Stratus Services Group, Inc. as of September 30, 2003 and 2002, and the related statements of operations, stockholders' equity, cash flows and comprehensive income for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratus Services Group, Inc. as of September 30, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        In connection with our audits of the financial statements referred to above, we audited the financial Schedule II. In our opinion, the financial schedule, when considered in relation to the financial statements taken as a whole, presents fairly, in all material respects, the information stated therein.

/s/ AMPER, POLITZINER & MATTIA, P.C. AMPER, POLITZINER & MATTIA, P.C.

Edison, New Jersey
December 19, 2003

STRATUS SERVICES GROUP, INC.

Balance Sheets

	September 30,
	2003	2002
Assets
Current Assets
Cash and cash equivalents	$53,753	$162,646
Accounts receivable—less allowance for doubtful accounts of $1,733,00 and $1,742,000	12,833,749	9,179,543
Unbilled receivables	671,271	2,065,972
Notes receivable (current portion)	25,240	—
Other receivables	—	250,000
Prepaid insurance	2,271,715	2,709,331
Prepaid expenses and other current assets	277,262	333,601

	16,132,990	14,701,093
Notes receivable (net of current portion)	95,166	—
Note receivable—related party	128,000	—
Property and equipment, net of accumulated depreciation	937,718	1,281,817
Intangible assets, net of accumulated amortization	1,501,579	802,145
Goodwill	5,816,353	7,085,582
Deferred registration costs	374,365	5,768
Other assets	164,380	154,991

	$25,150,551	$24,031,396

Liabilities and Stockholders' Equity
Current liabilities
Loans payable (current portion)	$737,514	$464,830
Loans payable—related parties	503,337	116,000
Notes payable—acquisitions (current portion)	657,224	578,040
Line of credit	8,312,275	7,739,117
Cash overdraft	699,057	731,501
Insurance obligation payable	97,506	128,075
Accounts payable and accrued expenses	4,787,404	3,941,347
Accrued payroll and taxes	2,473,596	1,828,629
Payroll taxes payable	5,021,411	2,460,677
Put options liability	823,000	—

	24,112,324	17,988,216
Loans payable (net of current portion)	37,890	217,965
Notes payable—acquisitions (net of current portion)	2,065,280	1,919,532
Convertible debt	40,000	40,000
Series A voting redeemable convertible preferred stock, $.01 par value, 1,458,933 shares issued and outstanding (including unpaid dividends of $651,752)	3,809,752	—

	30,065,246	20,165,713
Temporary equity—put options	—	823,000
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value, 5,000,000 shares authorized
Series A voting redeemable convertible preferred stock, $.01 par value, 1,458,933 shares issued and outstanding, liquidation preference of $4,376,799 (including unpaid dividends of $345,376)	—	3,293,376
Series E non-voting convertible preferred stock, $.01 par value, 40,257 and 16,683 shares issued and outstanding, liquidation preference of $4,025,835 (including unpaid dividends of $60,295 and $20,000)	4,086,130	1,485,947
Series F voting convertible preferred stock, $.01 par value, 8,000 and 10,000 shares issued and outstanding, liquidation preference of $800,000 (including unpaid dividends of $28,000 and $— 0-)	828,000	1,000,000
Series H non-voting convertible preferred stock, $.01 par value, -0- and 5,000 shares issued and outstanding	—	500,000
Common Stock, $.01 par value, 100,000,000 shares authorized, 19,795,038 and 11,522,567 shares issued and outstanding	197,950	115,226
Additional paid-in capital	11,728,943	12,626,733
Accumulated deficit	(21,755,718)	(15,978,599)

Total stockholders' equity (deficiency)	(4,914,695)	3,042,683

	$25,150,551	$24,031,396

See accompany summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statements of Operations

	Years Ended September 30,
	2003	2002	2001
Revenues	$76,592,209	$45,859,801	$29,274,041
Cost of revenues	65,186,431	37,624,716	22,122,318

Gross profit	11,405,778	8,235,085	7,151,723
Selling, general and administrative expenses	13,309,072	11,114,340	9,866,505
Loss on impairment of goodwill	—	300,000	700,000
Other charges	753,000	140,726	375,306

Operating (loss) from continuing operations	(2,656,294)	(3,319,981)	(3,790,088)

Other income (expenses)
Finance charges	—	—	(54,991)
Interest and financing costs	(1,887,900)	(1,689,635)	(1,707,730)
(Loss) on sale of investment	—	(2,159,415)	—
Other income (expense)	111,062	83,398	(47,963)

	(1,776,838)	(3,765,652)	(1,810,684)

(Loss) from continuing operations before income taxes	(4,433,132)	(7,085,633)	(5,600,772)
Income taxes	—	—	340,000

(Loss) from continuing operations	(4,433,132)	(7,085,633)	(5,940,772)
Discontinued operations—earnings (loss) from discontinued operations	(1,322,967)	(1,060,008)	93,315
Gain (loss) on sale of discontinued operations	(21,020)	1,759,056	—

Net (loss)	(5,777,119)	(6,386,585)	(5,847,457)
Dividends and accretion on preferred stock	(1,629,874)	(1,041,810)	(63,000)

Net (loss) attributable to common stockholders	$(7,406,993)	$(7,428,395)	$(5,910,457)

Basic:
Earnings (loss) from continuing operations	$(.34)	$(.77)	$(1.00)
Earnings from discontinued operations	(.08)	.07	.01
Net earnings (loss)	$(.42)	$(.70)	$(.99)
Diluted:
Earnings (loss) from continuing operations	$(.34)	$(.77)	$(1.00)
Earnings from discontinued operations	(.08)	.07	.01
Net earnings (loss)	$(.42)	$(.70)	$(.99)
Weighted average shares, outstanding per common share
Basic	17,510,918	10,555,815	5,996,134
Diluted	17,510,918	10,555,815	5,996,134

See accompany summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statements of Cash Flows

	Years Ended September 30,
	2003	2002	2001
Cash flows from operating activities
Net earnings (loss) from continuing operations	$(4,433,132)	$(7,085,633)	$(5,940,772)
Net earnings (loss) from discontinued operations	(1,343,987)	699,048	93,315
Adjustments to reconcile net earnings (loss) to net cash used by operating activities
Depreciation	538,386	510,059	409,860
Amortization	393,982	565,427	359,134
Provision for doubtful accounts	875,000	1,658,000	661,000
Loss on impairment of goodwill	—	400,000	700,000
Deferred financing costs amortization	1,608	405,471	209,897
Loss on sale of investment	—	2,159,415	—
Gain (loss) on extinguishments of convertible debt	—	(3,277)	70,560
Accrued penalties on Series B Convertible Preferred Stock	28,080	—
(Gain) loss on sales of discontinued operations	21,020	(1,759,056)	—
Deferred taxes	—	—	340,000
Interest expense amortization for the intrinsic value of the beneficial conversion feature of convertible debentures	—	104,535	1,146,463
Common stock and warrants issued for fees	47,000	—	—
Imputed interest	66,832	—	—
Accrued interest	80,336	106,687	64,410
Compensation—stock options	—	—	67,900
Changes in operating assets and liabilities
Due from factor/accounts receivable	(3,134,505)	(2,796,986)	(2,347,247)
Prepaid insurance	437,616	(1,273,053)	(1,003,604)
Prepaid expenses and other current assets	153,589	(26,455)	201,023
Other assets	(5,229)	(5,111)	(65,652)
Insurance obligation payable	(30,569)	(421,385)	182,360
Accrued payroll and taxes	644,967	366,891	356,375
Payroll taxes payable	2,560,734	1,630,854	417,310
Accounts payable and accrued expenses	694,221	1,057,157	1,672,204

Total adjustments	3,344,988	2,707,253	3,441,993

	(2,432,131)	(3,679,332)	(2,405,464)

Cash flows (used in) investing activities
Purchase of property and equipment	(243,995)	(322,748)	(755,801)
Proceeds from sale of investment	—	206,631	—
Payments for business acquisitions	(61,644)	(336,726)	(1,218,674)
Net proceeds from sale of discontinued operations	1,120,770	1,709,079	—
Costs incurred in connection with investment	—	—	(17,046)
Collect of notes receivable	4,594	—	—
Loans receivable	—	—	(40,500)

	819,725	1,256,236	(2,032,021)

Cash flows from financing activities
Payments of registration costs	(374,365)	—	—
Proceeds from issuance of common stock	—	222,083	1,412,772
Proceeds from issuance of preferred stock	1,442,650	1,932,131	—
Proceeds from loans payable	879,000	1,729,898	255,000
Payments of loans payable	(636,391)	(1,073,440)	(70,180)
Proceeds from loans payable—related parties	587,337	166,000	160,000
Payments of loans payable—related parties	(200,000)	(50,000)	—
Payments of notes payable—acquisitions	(687,775)	(1,117,001)	(320,394)
Net proceeds from line of credit	573,158	432,536	2,065,156
Net proceeds from convertible debt	—	327,775	2,664,239
Redemption of convertible debt	—	(302,896)	(2,222,883)
Proceeds from temporary equity — put options	—	—	60,000

Cash overdraft	(32,444)	731,501	—
Cost in connection with common stock issued for acquisition	—	(2,000)	—
Redemption of preferred stock	—	(455,000)	—
Purchase of treasury stock	—	—	(265,125)
Dividends paid	(47,657)	(11,667)	—

	1,503,513	2,413,920	3,578,585

Net change in cash and cash equivalents	(108,893)	(9,176)	(858,900)

Cash and cash equivalents—beginning	162,646	171,822	1,030,722

Cash and cash equivalents—ending	$53,753	$162,646	$171,822

Supplemental disclosure of cash paid Interest	$2,042,821	$1,937,930	$739,872

Schedule of noncash investing and financing activities
Fair value of assets acquired	$1,266,519	$1,816,727	$4,568,674
Less: cash paid	(176,644)	(336,727)	(1,218,674)
Less: common stock and put options issued	—	(380,000)	(800,000)

Liabilities assumed	$1,089,875	$1,100,000	$2,550,000

Purchase of treasury stock in exchange for loans	$—	$—	$402,000

Issuance of common stock in exchange for investment	$—	$—	$61,000

Issuance of common stock upon conversion of convertible debt	$—	$736,003	$542,500

Issuance of Series E Preferred Stock in exchange for Series H Preferred Stock	$508,250	$—	$—

Issuance of Series B Preferred Stock in exchange for convertible and other debt (including $160,000 loans payable—related parties)	$—	$1,016,499	$—

Issuance of Series E Preferred Stock in exchange for Series B Preferred Stock	$—	$875,210	$—

Issuance of common stock in exchange for accounts payable and accrued expenses	$37,500	$59,000	$—

Issuance of common stock for fees	$27,500

Issuance of common stock upon conversion of convertible preferred stock	$925,000	$—	$—

Issuance of Series E Preferred Stock in exchange for penalties	$362,792	$—	$—

Issuance of Series F Preferred Stock in exchange for accrued dividends	$84,943	$—	$—

Issuance of warrants for fees	$19,500	$55,000	$—

Issuance of preferred stock in exchange for investment	$—	$—	$1,592,000

Issuance of preferred stock for fees in connection with private placement ($410,000) and investment ($727,000)	$—	$—	$1,137,000

Issuance of common stock for fees in connection with private placement and investment	$—	$—	$30,000

Cumulative dividends and accretion on preferred stock	$1,582,217	$1,030,143	$63,000

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statement of Stockholders' Equity (Deficiency)

		Common Stock		Preferred Stock
	Total	Amount	Shares	Amount	Shares
Balance—September 30, 2000	$6,799,445	$57,120	5,712,037	$—	—
Net (loss)	(5,847,457)	—	—	—	—
Unrealized loss on securities available for sale	(1,200,000)	—	—	—	—
Dividend and accretion on preferred stock	(63,000)	—	—	—	—
Purchase and retirement of treasury stock	(15,125)	(33)	(3,333)	—	—
Purchase of treasury stock	(652,000)	—	—	—	—
Beneficial conversion feature of convertible debt	1,213,747	—	—	—	—
Warrants issued in connection with issuance of convertible debt	88,000	—	—	—	—
Compensation expense in connection with stock options granted (no tax effect)	67,900	—	—	—	—
Beneficial conversion feature of convertible debt redeemed	(631,881)	—	—	—	—
Conversion of convertible debt	429,448	5,194	519,394	—	—
Issuance of common stock in connection with acquisition	—	4,000	400,000	—	—
Proceeds from the private placements of common stock (net of costs of $432,228) for cash	1,002,772	14,497	1,449,666	—	—
Issuance of shares for services provided	30,000	300	30,000	—	—
Issuance of stock in exchange for investment	61,000	500	50,000	—	—
Issuance of stock with put options	—	600	60,000	—	—

Balance—September 30, 2001	$1,282,849	$82,178	8,217,764	$—	—

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statement of Stockholders' Equity (Deficiency)

	Treasury Stock	Additional Paid-In Capital	Deferred Compensation	Accumulated Other Comprehensive Loss	Accumulated Deficit
Balance—September 30, 2000	$—	$10,554,782	$(67,900)	—	$(3,744,557)
Net (loss)	—	—	—	—	(5,847,457)
Unrealized loss on securities available for sale	—	—	—	(1,200,000)	—
Dividend and accretion on preferred stock	—	(63,000)	—	—	—
Purchase and retirement of treasury stock	—	(15,092)	—	—	—
Purchase of treasury stock	(652,000)	—	—	—	—
Beneficial conversion feature of convertible debt	—	1,213,747	—	—	—
Warrants issued in connection with issuance of convertible debt	—	88,000	—	—	—
Compensation expense in connection with stock options granted (no tax effect)	—	—	67,900	—	—
Beneficial conversion feature of convertible debt redeemed	—	(631,881)	—	—	—
Conversion of convertible debt	652,000	(227,746)	—	—	—
Issuance of common stock in connection with acquisition	—	(4,000)	—	—	—
Proceeds from the private placements of common stock (net of costs of $432,228) for cash	—	988,275	—	—	—
Issuance of shares for services provided	—	29,700	—	—	—
Issuance of stock in exchange for investment	—	60,500	—	—	—
Issuance of stock with put options	—	(600)	—	—	—

Balance—September 30, 2001	$—	$11,992,685	$—	$(1,200,000)	$(9,592,014)

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statement of Stockholders' Equity (Deficiency)

		Common Stock		Preferred Stock
	Total	Amount	Shares	Amount	Shares
Net (loss)	(6,386,585)	—	—	—	—
Dividend and accretion on preferred stock	(135,667)	—	—	906,143	—
Beneficial conversion feature of convertible debt and convertible preferred stock	136,000	—	—	(695,000)	—
Beneficial conversion feature of convertible debt redeemed	(69,541)	—	—	—	—
Conversion of convertible debt	736,003	25,375	2,537,479	—	—
Issuance of common stock in connection with acquisition	378,000	4,000	400,000	—	—
Proceeds from the private placements of common stock (net of costs of $9,750) for cash	222,083	2,777	277,724	—	—
Issuance of warrants for services provided	55,000	—	—	—	—
Issuance of Series B preferred stock in exchange for loans payable	934,907	—	—	1,016,499	203,300
Issuance of common stock in exchange for accounts payable and accrual expenses	59,000	896	89,600	—	—
Proceeds from the issuance of preferred stock (net of costs $402,870) for cash	2,162,131	—	—	2,565,001	82,650
Redemption of Series B Preferred Stock	(455,000)	—	—	(455,000)	(91,000)
Redemption of convertible debt	(20,577)	—	—	—	—
Reclassification adjustment for loss on securities available for sale included in net income	1,200,000	—	—	—	—
Reclassification of Series A Preferred Stock to Stockholders' Equity	2,916,000	—	—	2,916,000	1,458,933
Conversion of Series B Preferred Stock to Series E Preferred Stock	28,080	—	—	28,080	(163,267)
Forgiveness of dividends on Series B Preferred Stock	—	$—	—	$(2,400)	—

Balance—September 30, 2002	$3,042,683	$115,226	11,522,567	$6,279,323	$1,490,616

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statement of Stockholders' Equity (Deficiency)

	Treasury Stock	Additional Paid-In Capital	Deferred Compensation	Accumulated Other Comprehensive Loss	Accumulated Deficit
Net (loss)	—	—	—	—	(6,386,585)
Dividend and accretion on preferred stock	—	(1,041,810)	—	—	—
Beneficial conversion feature of convertible debt and convertible preferred stock	—	831,000	—	—	—
Beneficial conversion feature of convertible debt redeemed	—	(69,541)	—	—	—
Conversion of convertible debt	—	710,628	—	—	—
Issuance of common stock in connection with acquisition	—	374,000	—	—	—
Proceeds from the private placements of common stock (net of costs of $9,750) for cash	—	219,306	—	—	—
Issuance of warrants for services provided	—	55,000	—	—
Issuance of Series B preferred stock in exchange for loans payable	—	(81,592)	—	—	—
Issuance of common stock in exchange for accounts payable and accrual expenses	—	58,104	—	—	—
Proceeds from the issuance of preferred stock (net of costs $402,870) for cash	—	(402,870)	—	—	—
Redemption of Series B Preferred Stock	—	—	—	—	—
Redemption of convertible debt	—	(20,577)	—	—	—
Reclassification adjustment for loss on securities available for sale included in net income	—	—	—	1,200,000	—
Reclassification of Series A Preferred Stock to Stockholders' Equity	—	—	—	—	—
Conversion of Series B Preferred Stock to Series E Preferred Stock	—	—	—	—	—
Forgiveness of dividends on Series B Preferred Stock	—	2,400	—	—	—

Balance—September 30, 2002	$—	$12,626,733	$—	$—	$(15,978,599)

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statement of Stockholders' Equity (Deficiency)

		Common Stock		Preferred Stock
	Total	Amount	Shares	Amount	Shares
Net (loss)	(5,777,119)	—	—	—	—
Dividend and accretion on preferred stock	(47,657)	—	—	1,582,217	—
Beneficial conversion feature of convertible debt and convertible preferred stock	—	—	—	(711,000)	—
Issuance of common stock for fees	27,500	1,000	100,000	—	—
Conversion of Series E Preferred Stock for Common Stock	—	59,224	5,922,471	(725,700)	(7,352)
Conversion of Series F Preferred Stock for Common Stock	—	20,000	2,000,000	(200,000)	(2,000)
Issuance of warrants for services provided	19,500	—	—	—	—
Issuance of Series E preferred stock in exchange for loans payable	100,000	—	—	100,000	1,000
Issuance of common stock in exchange for accounts payable and accrual expenses	37,500	2,500	250,000	—	—
Proceeds from the issuance of Series E Preferred Stock (net of costs $543,600) for cash	1,492,650	—	—	2,036,250	20,362
Issuance of Series E Preferred Stock for penalties	—	—	—	362,792	3,628
Issuance of Series E Preferred Stock for accrued penalties	—	—	—	—	849
Conversion of Series H Preferred Stock for Series E Preferred Stock (including $8,750 of accrued dividends)	—	—	—	—	87
Reclassification of Series A Preferred Stock to Liabilities	(3,809,752)	—	—	(3,809,752)	(1,458,933)

Balance—September 30, 2002	$(4,914,695)	$197,950	19,795,038	$4,914,130	48,257

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statement of Stockholders' Equity (Deficiency)

	Treasury Stock	Additional Paid-In Capital	Deferred Compensation	Accumulated Other Comprehensive Loss	Accumulated Deficit
Net (loss)	—	—	—	—	(5,777,119)
Dividend and accretion on preferred stock	—	(1,629,874)	—	—	—
Beneficial conversion feature of convertible debt and convertible preferred stock	—	711,000	—	—	—
Issuance of common stock for fees	—	26,500	—	—	—
Conversion of Series E Preferred Stock for Common Stock	—	666,476	—	—	—
Conversion of Series F Preferred Stock for Common Stock	—	180,000	—	—	—
Issuance of warrants for services provided	—	19,500	—	—	—
Issuance of Series E preferred stock in exchange for loans payable	—	—	—	—	—
Issuance of common stock in exchange for accounts payable and accrual expenses	—	35,000	—	—	—
Proceeds from the issuance of Series E Preferred Stock (net of costs $543,600) for cash	—	(543,600)	—	—	—
Issuance of Series E Preferred Stock for penalties	—	(362,792)	—	—	—
Issuance of Series E Preferred Stock for accrued dividends	—	—	—	—	—
Conversion of Series H Preferred Stock for Series F Preferred Stock (including $8,750 of accrued dividends)	—	—	—	—	—
Reclassification of Series A Preferred Stock to Liabilities	—	—	—	—	—

Balance—September 30, 2003	$—	$11,728,943	$—	$—	$(21,755,718)

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Statements of Comprehensive Income

	Years Ended September 30,
	2003	2002	2001
Net (loss)	$(5,777,119)	$(6,386,585)	$(5,847,457)
Unrealized loss on securities available for sale	—	—	(1,200,000)
Reclassification adjustment for loss on securities available for sale included in net income	—	1,200,000	—

Comprehensive income (loss)	$(5,777,119)	$(5,186,585)	$(7,047,457)

See accompanying summary of accounting policies and notes to financial statements.

STRATUS SERVICES GROUP, INC.

Notes to Financial Statements

Note 1—Nature of Operations and Summary of Significant Accounting Policies

Operations

        Stratus Services Group, Inc. (the "Company") is a national provider of staffing and productivity consulting services. As of September 30, 2003, the Company operated a network of 31 offices in 8 states.

        The Company operates as one business segment. The one business segment consists of its traditional staffing services and SMARTSolutions™, a structured program to monitor and enhance the production of a client's labor resources. The Company's customers are in various industries and are located throughout the United States. Credit is granted to substantially all customers. No collateral is maintained.

Basis of Presentation

        The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred significant losses from continuing operations of $4,433,00 and $7,086,000 during the years ended September 30, 2003 and 2002, respectively and has a working capital deficit of $7,979,000 at September 30, 2003. These factors, among others, indicate that the Company may be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

        Management recognizes that the Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow it to satisfy its obligations on a timely basis, to fund the operation and capital needs, and to obtain additional financing as may be necessary.

        Management of the Company has taken steps to revise and reduce its operating requirements, which it believes will be sufficient to assure continued operations and implementation of the Company's plans. The steps include closing or selling branches that are not profitable, consolidating branches and reductions in staffing and other selling, general and administrative expense.

        The Company continues to pursue other sources of equity or long-term debt financings. The Company also continues to negotiate payment plans and other accommodations with its creditors.

Revenue Recognition

        The Company recognizes revenue as the services are performed by its workforce. The Company's customers are billed weekly. At balance sheet dates, there are accruals for unbilled receivables and related compensation costs.

        The following summarizes revenues:

	Years Ended September 30,
	2003	2002	2001
Staffing	$76,011,503	$45,153,269	$28,435,796
Payrolling	580,706	706,532	838,245

	$76,592,209	$45,859,801	$29,274,041

Unlike traditional staffing services, under a payrolling arrangement, the Company's customer recruits and identifies individuals for the Company to hire to provide services to the Customer. The Company becomes the statutory employer although the customer maintains substantially all control over those employees. Accordingly, Emerging Issues Task Force ("EITF") 99-19, "Reporting revenue Gross as a Principal versus Net as an Agent" requires that the Company does not reflect the direct payroll costs paid to such employees in revenues and costs of revenue.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Comprehensive Income (Loss)

        Comprehensive income (loss) is the total of net income (loss) and other non-owner changes in equity including unrealized gains or losses on available-for-sale marketable securities.

Earnings/Loss Per Share

        The Company utilizes Statement of Financial Accounting Standards No. 128 "Earnings Per Share," (SFAS 128), whereby basic earnings per share ("EPS") excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding.

        Following is a reconciliation of the numerator and denominator of Basic EPS to the numerator and denominator of Diluted EPS for all years presented.

	Years Ended September 30,
	2003	2002	2001
Numerator:
Basic EPS
Net earnings (loss)	$(5,777,119)	$(6,386,585)	$(5,847,457)
Dividends and accretion on preferred stock	1,629,874	1,041,810	63,000

Net earnings (loss) attributable to common stockholders	$(7,406,993)	$(7,428,395)	$(5,910,457)

Denominator:
Basic EPS
Weighted average shares outstanding	17,510,918	10,555,815	5,996,134

Per share amount	$(.42)	$(.70)	$(.99)

Effect of stock options and warrants	—	—	—
Dilutive EPS
Weighted average shares outstanding including incremental shares	17,510,918	10,555,815	5,996,134

Per share amount	$(.42)	$(.70)	$(.99)

Investment

        The investment represented securities available for sale which were stated at fair value. Unrealized holding gains and losses were reflected as a net amount in accumulated other comprehensive loss until realized. The entire investment, which consisted of an investment in a publicly-traded foreign company (see Note 4), was sold in the year ended September 30, 2002 at a gross realized loss of $2,159,415. There were no gross realized gains and losses on sales of available-for-sale securities for the years ended September 30, 2003 and 2001.

Property and Equipment

        Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

	Method	Estimated Useful Life
Furniture and fixtures	Declining balance	5 years
Office equipment	Declining balance	5 years
Computer equipment	Straight-line	5 years
Computer software	Straight-line	3 years
Vans	Straight-line	5 years

Goodwill

        Effective October 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142. "Goodwill and other Intangible Assets." The provisions at SFAS No. 142 require that intangible assets not subject to amortization and goodwill be tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable. Amortization of goodwill and intangible assets with indefinite lives, including such assets recorded in past business combinations, ceased upon adoption. Thus no amortization for such goodwill was recognized in the accompanying statement of operations for the year ended September 30, 2003, compared to $289,177 and $332,636 for the years ended September 30, 2002 and 2001, respectively.

        In order to assess the fair value of our goodwill as of the adoption date, we engaged an independent valuation firm to assist in determining the fair value. The valuation process appraised our assets and liabilities using a combination of present value and multiple of earnings valuation techniques. Based upon the results of the valuations it was determined that there was no impairment of goodwill.

        Prior to the adoption of SFAS No. 142 on October 1, 2002, the Company amortized goodwill over its estimated useful life of fifteen years and evaluated goodwill for impairment in conjunction with its other long-lived assets. In this connection, the Company recorded charges of $400,000 and $700,000 in the years ended September 30, 2002 and 2001, respectively. $100,000 has been reclassified to discontinued operations in the year ended September 30, 2002. The steady decline in revenue and earnings of certain previously acquired business units and in the case of one business unit, the loss of a major customer, required that the Company adjust the carrying value of the goodwill.

Factoring

        The Company's factoring agreement (see Note 5) with a financing institution ("factor") had been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities." ("SFAS" No. 125).

Fair Values of Financial Instruments

        Fair values of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms or maturity, approximate the carrying amounts in the financial statements.

Stock-Based Compensation

        The Company accounts for stock-based compensation issued to its employees and directors in accordance with Accounting Principle Board No. 25, "Accounting for Stock Issued to Employees," and has elected to adopt the "disclosure only" provisions of SFAS No. 123 as amended by provisions of SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require new permanent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reported results.

        For SFAS No. 148 purposes, the fair value of each option granted is estimated as of the date of grant using the Black-Scholer option pricing model with the following weighted average assumptions used:

	Years Ended September 30,
	2003	2002	2001
Risk-free interest rate	4%	4%	5%
Dividend yield	0%	0%	0%
Expected life	4-7 years	4-7 years	4-7 years
Volatility	100%	100%	84%

        If the Company had elected to recognize the compensation costs of its stock option plans based on the fair value of the awards under those plans in accordance with SFAS No. 148, net loss and loss per share would have been adjusted to the proforma amounts below:

		Years Ended September 30,
	2003	2002	2001
Net (loss) attributable to common stockholders, as reported	$(7,406,993)	$(7,428,395)	$(5,910,457)
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(1,974,862)	(2,392,090)	(2,136,353)

Pro forma net (loss) attributable to common stockholders	$(9,381,855)	$(9,820,485)	$(8,046,810)

(Loss) from continuing operations per common share attributable to common stockholders:
Basic—as reported	$(.42)	$(.70)	$(.99)
Basic—pro forma	$(.54)	$(.93)	$(1.35)
Diluted—as reported	$(.42)	$(.70)	$(.99)
Basic—pro forma	$(.54)	$(.93)	$(1.35)

Income Taxes

        The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Advertising Costs

        Advertising costs are expensed as incurred. The expenses for the years ended September 30, 2003, 2002 and 2001 were $136,000, $122,000 and $143,000, respectively, and are included in selling, general and administrative expenses.

Impairment of Long-Lived Assets

        The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 141, "Business Combinations." SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also requires that acquired intangible assets be recognized as assets apart from goodwill if they meet one of the two specified criteria. Additionally, the statement adds certain disclosure requirements to those required by APB 16, including disclosure of the primary reasons for the business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption. This statement is required to be applied to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. Use of the pooling-of-interests method is prohibited. The adoption of SFAS No. 141 did not have an impact on the Company's financial condition or results of operations.

        In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142, which must be applied to fiscal years beginning after December 15, 2001, modifies the accounting and reporting of goodwill and intangible assets. The pronouncement requires entities to discontinue the amortization of goodwill, reallocate all existing goodwill among its reporting segments based on criteria set by SFAS No. 142, and perform initial impairment tests by applying a fair-value-based analysis on the goodwill in each reporting segment. Any impairment at the initial adoption date shall be recognized as the effect of a change in accounting principle. Subsequent to the initial adoption, goodwill shall be tested for impairment annually or more frequently if circumstances indicate a possible impairment.

        Under SFAS No. 142, entities are required to determine the useful life of other intangible assets and amortize the value over the useful life. If the useful life is determined to be indefinite, no amortization will be recorded. For intangible assets recognized prior to the adoption of SFAS No. 142, the useful life should be reassessed. Other intangible assets are required to be tested for impairment in a manner similar to goodwill. The Company adopted SFAS No. 142 and completed a transitional impairment test, as required by SFAS No. 142, and determined that there was no impairment of goodwill as of October 1, 2002.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets for the Long-Lived Assets to be Disposed of." SFAS No. 144 retains the requirements of SFAS No. 121 to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. SFAS No. 144 removes goodwill from its scope. SFAS No. 144 is applicable to financial statements issued for fiscal years beginning after December 15, 2001, or for our fiscal year ending September 30, 2003. The adoption of SFAS No. 144 did not have any material adverse impact on the Company's financial position or results of our operations.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" which nullifies EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost as defined in EITF 94-3 was recognized at the date of an entity's commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on the Company's financial position and results of operations.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period ending after December 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of SFAS 33 on Derivative Instruments and Hedging Activities." SFAS No. 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to SFAS No. 33 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, SFAS No. 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The Company does not expect that the adoption of SFAS No. 149 will have an impact on its financial position, results of operations or cash flows.

        In May 2003, the FASB issued FASB Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that those instruments be classified as liabilities (or assets in certain circumstances) in statements of financial position. This statement affects the issuer's accounting for three types of freestanding financial instruments including (1) mandatorily redeemable shares that are required to be redeemed at a specified or determinable date or upon an event certain to occur, (2) put options and forward purchase contracts, which involves financial instruments embodying an obligation that the issuers must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on something other than the issuer's own equity shares and (3) certain obligations that can be settled with shares, the monetary value of which is (i) fixed, tied solely or predominantly to a variable such as a market index, or (ii) varies inversely with the value of the issuers' shares. For public companies, SFAS No. 150 became effective at the beginning of the first interim period beginning after June 15, 2003. As a result of SFAS No. 150, the Company has classified put options that were previously classified as "Temporary equity" and its Series A redeemable convertible preferred stock as liabilities at September 30, 2003.

Reclassifications

        Certain prior year financial statement amounts have been reclassified to be consistent with the presentation for the current year.

Note 2—Acquisitions

        On October 27, 2000, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Tandem, a division of Outsource International, Inc. The initial purchase price for the assets was $125,000; of which $50,000 was paid in cash at the closing and the remaining $75,000 was represented by a promissory note secured by the assets purchased by the Company. The note was payable in twenty-four equal monthly installments of principal and interest at a variable rate of prime plus two percent beginning December 1, 2000. In January 2001, the Company exercised an option to repay the outstanding balance of the note plus $175,000 in lieu of an earnout payment of thirty percent of the Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the acquired business for a two-year period.

        The excess of cost paid over net assets acquired resulted in goodwill of $855,718, computed as follows:

Net assets acquired
Furniture and equipment	$31,650
Accrued holiday and vacation pay	(21,758)

9,892

Amounts paid
Cash	50,000
Note payable	75,000
Earnout payable	175,000
Finder's fees ($511,250) and professional fees paid to third parties	565,610

865,610

Excess of amounts paid over net assets acquired — goodwill	$855,718

        On January 2, 2001, the Company purchased substantially all of the tangible and intangible assets of Cura Staffing, Inc. and The WorkGroup Professional Services, Inc. The purchase price was $175,000 of which $100,000 was paid in cash at the closing and the remaining $75,000 was represented by a 90-day promissory note for $50,000 and $25,000 payable $5,000 a month beginning after the payment of the 90-day promissory note. The promissory note bore interest at 6% a year.

        The excess of cost paid over net assets acquired resulted in goodwill of $228,144, computed as follows:

Net assets acquired
Furniture and equipment	$11,000
Accrued holiday and vacation pay	(12,000)

(1,000)

Amounts paid
Cash	100,000
Note payable and other payables	75,000
Finder's fees ($25,000) and professional fees paid to third parties	52,144

227,144

Excess of amounts paid over net assets acquired—goodwill	$228,144

        On July 27, 2001, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable of the clerical and light industrial staffing division of Source One Personnel, Inc. ("Source One"). As a result of the acquisition, the Company has expanded its presence in the Philadelphia to New York corridor.

        The initial purchase price for the assets was $3,400,000, of which $200,000 in cash, and 400,000 shares of the Company's restricted common stock were paid at the closing and the remaining $2,400,000 was represented by two promissory notes. In addition, Source One is entitled to earnout payments based upon the acquired business achieving certain performance levels during each of the three fiscal years beginning October 1, 2001. There was no earnout payment due for the years ended September 30, 2003 and 2002. There was an additional $42,163 of costs paid to third parties in connection with the acquisition. The first note, representing $600,000, was payable in one installment of $600,000 plus accrued interest at 7% per year, at 180 days after the closing. The second note, representing $1,800,000 bears interest at 7% per year and is payable over a four-year period in equal quarterly payments beginning 120 days after the closing. Source One had agreed to allow the Company to defer the payment of the first note and the February 2002 installment of the second note until the earlier of the receipt of the proceeds from the sale of the Company's Engineering Division (see Note 4) or April 30, 2002. In June 2002, Source One agreed to forbear from exercising remedies against the Company until June 30, 2002. On July 31, 2002, the Company cured all payment defaults under the first and second notes. In exchange for the forbearance, the Company issued 250,000 shares of its restricted Common Stock to Source One. Source One has a put option to sell 400,000 shares back to the Company at $2 per share between 24 months after the closing and final payment of the second note, but not less than 48 months (see Note 17).

        The following table summarizes the fair value of the assets acquired at the date of acquisition based upon a third-party valuation of certain intangible assets:

Property and Equipment	$105,000
Intangible assets	636,300
Goodwill	2,700,863

Total assets acquired	$3,442,163

        Of the $636,300 of intangible assets, $127,300 was assigned to a covenant-not-to-compete and $509,000 was assigned to the customer list. The intangible assets are being amortized over their estimated useful life of four years. Goodwill is not being amortized under the provision of SFAS No. 142. All of the goodwill is expected to be deductible for tax purposes.

        Effective January 1, 2002, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Provisional Employment Solutions, Inc. ("PES"). The initial purchase price was $1,480,000, represented by a $1,100,000 promissory note and 400,000 shares of the Company's common stock. There was an additional $334,355 of costs paid to third parties in connection with the acquisitions. In addition, PES is entitled to earnout payments of 15% of pretax profit of the acquired business up to a total of $1.25 million or the expiration of ten years, whichever occurs first. There was no earnout payment due for the years ended September 30, 2003 and 2002. The note bears interest at 6% a year and is payable over a ten-year period in equal quarterly payments.

        The following table summarizes the fair value of the assets acquired at the date of acquisition based upon a third-party valuation of certain intangible assets:

Property and Equipment	$42,000
Intangible assets	468,596
Goodwill	1,306,131

Total assets acquired	$1,816,727

        Of the $468,596 of intangible assets, $85,880 was assigned to covenant-not-to-compete and $382,716 was assigned to the customer list. The intangible assets are being amortized over their estimated useful life of two to four years. Goodwill is not being amortized under the provision of SFAS No. 142. All of the goodwill is expected to be deductible for tax purposes.

        Effective as of December 1, 2002, (the "Effective Date"), the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of six offices of Elite Personnel Services ("Elite"), a California corporation. The Elite branches provide temporary light industrial and clerical staffing in six business locations in California and Nevada. The Company also took over Elite's Downey, California office, from which Elite serviced no accounts but which it utilized as a corporate office. The company intends to continue to utilize the Downey office as a regional corporate facility. The acquisition of Elite furthers the Company's expansion into the California staffing market. Pursuant to the terms of an Asset Purchase Agreement between the Registrant and Elite dated November 19, 2002 (the "Asset Purchase Agreement"), the purchase price payable at closing (the "Base Purchase Price") for the assets was $1,264,000, all of which was represented by an unsecured promissory note. In addition to the Base Purchase Price, Elite will also receive as a deferred purchase price, an amount equal to 10% of the annual "Gross Profits" as defined in the Asset Purchase Agreement of the acquired business between $2,500,000 and $3,200,000, and 15% of the annual Gross Profits of the acquired business in excess of $3,200,000 for a period of two years from the Effective Date. The note includes a stated imputed interest at 4% per year and is payable over an eight-year period in equal monthly payments beginning 30 days after the Effective Date. In connection with the transaction, Elite, its President and other key management members entered into non-competition and non-solicitation agreements pursuant to which they agreed not to compete with the Registrant in the territories of the acquired business for periods ranging from twelve months to five years, and to not solicit the employees or customers of the acquired business for periods ranging from twelve months to five years.

        For financial accounting purposes, interest on the note has been imputed at a rate of 11% per year. Accordingly, the note and Base Purchase Price has been recorded at $845,875. In accordance with SFAS No. 141, "Business Combinations" the contingent portion of the purchase price has been recognized as a liability to the extent that the net acquired assets exceed the purchase price. Accordingly, $244,000 is included in "Accounts payable and accrued expenses" on the attached balance sheet as of September 30, 2003. There was an additional $176,644 of costs paid to third parties in connection with the acquisition.

        The following summarizes the fair value of the assets acquired at the date of acquisition based upon a third-party valuation of certain intangible assets:

Property and Equipment	$75,000
Covenant-not-to-compete	19,500
Customer list	1,172,019

Total assets acquired	$1,266,519

        The covenant-not-to-compete and customer list are being amortized over their estimated useful life of five and seven years, respectively.

        The above acquisitions have been accounted for as purchases. The results of operations are included in the Company's statements of operations from the effective date of acquisition.

        The unaudited pro forma results of operations presented below assume that the acquisitions had occurred at the beginning of fiscal 2002. This information is presented for informational purposes only and includes certain adjustments such as goodwill amortization resulting from the acquisitions and interest expense related to acquisition debt.

	Unaudited Year Ending September 30,
	2003	2002
Revenues	$82,170,209	$75,194,801
Net (loss) from continuing operations attributable to common stockholders	(6,003,032)	(8,513,443)
Net (loss) per share attributable to common stockholders
Basic	$(.34)	$(.81)
Diluted	$(.34)	$(.81)

        The maturities on notes payable-acquisitions are as follows:

Year Ending September 30
2004	$657,224
2005	683,062
2006	198,071
2007	215,356
2008	234,356
Thereafter through 2013	734,435

$2,722,504

Note 3—Discontinued Operations

Sale of Engineering Division

        On January 24, 2002, the Company entered into an agreement to sell the assets of its Engineering Services Division (the "Division") to SEA Consulting Services Corporation ("SEA").

        On March 28, 2002, the Company completed the sale of the assets of the Division to SEA pursuant to the Asset Purchase Agreement dated as of January 24, 2002, among the Company, SEP, LLC ("SEP"), Charles Sahyoun, Sahyoun Holders LLC and SEA. The transaction was approved by a vote of the Company's stockholders at the Company's annual meeting of stockholders held on March 28, 2002.

        The assets of the Division had been transferred to SEP, a limited liability company in which the Company owned a 70% interest, at the time of the execution of the Asset Purchase Agreement. Sahyoun Holders, LLC, a company wholly-owned by Charles Sahyoun, the President of the Division, owned the remaining 30% interest in SEP.

        Under the terms of the Asset Purchase Agreement, the Company received an initial cash payment of $1,560,000, which represented 80% of the initial $2,200,000 installment of the purchase price payable to SEP net of a $200,000 broker's fee due to a third party. Sahyoun Holdings, LLC received the other 20% of the initial net installment of the purchase price, or $440,000.

        The Asset Purchase Agreement required SEA to make the following additional payments to SEP:

  (i)
  A payment of $1 million, plus or minus the amount by which SEA's profit for the six months ending June 30, 2002, as determined pursuant to the Asset Purchase Agreement, were less than $600,000 (the "Second Payment");

  (ii)
  A payment of $1 million, plus or minus the amount by which SEA's profit for the six months ending December 31, 2002, as determined pursuant to the Asset Purchase Agreement, were greater or less than $600,000 (the "Third Payment");

  (iii)
  Five subsequent annual payments (the "Subsequent Payments") which will be based upon a multiple of the annual successive increases, if any, in SEA's profit during the five year period beginning on January 1, 2003 and ending December 31, 2007.

        Pursuant to an allocation and indemnity agreement entered into by the Company, Sahyoun Holdings, LLC and Charles Sahyoun (the "Allocation and Indemnity Agreement"), the Company was entitled to $250,000 of the Second Payment and $250,000 of the Third Payment. On April 15, 2002, by letter agreement between the Company, Sahyoun Holdings, LLC and Joseph J. Raymond, Sr., the Chairman and Chief Executive Officer of the Company, the parties agreed to a modification of the Allocation and Indemnity Agreement. Per that letter agreement, Sahyoun Holdings, LLC provided the Company with $200,000 cash in exchange for the Company's short-term, 90-day demand note, due and payable by August 1, 2002 in the amount of $250,000. Such $250,000 was repaid by the Company from its $250,000 share of the Second Payment which was received in June 2002.

        Sahyoun Holdings, LLC and Charles Sahyoun guaranteed the $250,000 payment to be made to the Company from the Third Payment, regardless of the operating results of SEA. In December 2002, the Company and Charles Sahyoun agreed to offset the $250,000 of the Third Payment due to the Company against $250,000 of accrued commissions due Charles Sahyoun. As a result, the Company is not entitled to any additional payments under the Asset Purchase Agreement.

        The transaction resulted in a gain, which was calculated as follows:

Initial cash payment	$2,200,000
Guaranteed additional payments	500,000
Less costs of sale:
Allocations to Sahyoun Holdings, LLC	(440,000)
Broker's fee	(200,000)
Other costs	(100,921)

Balance	1,959,079
Net assets sold	200,023

Gain	$1,759,056

        Revenues from the Division were $2,730,000 and $7,245,000 for the years ended September 30, 2002 and 2001, respectively.

Sale of Certain Branches

        On March 9, 2003, the Company completed the sale of substantially all of the tangible and intangible assets, excluding accounts receivable, of its Colorado Springs, Colorado office. Pursuant to the terms of an asset purchase agreement between the Company and US Temp Services, Inc. ("US Temps") dated March 9, 2003, the purchase price for the purchased assets was $20,000 which was paid by a promissory note, which bears interest at the rate of 6% per year and is payable in monthly installments of $608 over a three year period. The note is secured by a security interest on all of the purchased assets.

        The purchase price for the assets acquired by US Temps was arrived at through arms-length negotiations between the parties and resulted in a gain on sale of $13,958.

        On August 22, 2003, the Company completed the sale, effective as of August 18, 2003 (the "ALS Effective Date") of substantially all of the tangible and intangible assets, excluding accounts receivable, of its Miami Springs, Florida office. Pursuant to the terms of the Asset Purchase Agreement between the Company and ALS, LLC, a Florida limited liability company ("ALS") dated August 22, 2003 (the "Purchase Agreement"), the purchase price for the purchased assets was $128,000, which was paid by a promissory note, which bears interest at the rate of 7% per year with payments over a 60 month period. The amount of the monthly payments due under the note will be the greater of $10 per month or 20% of the monthly net profits generated by the staffing business originating from the purchased assets, commencing October 31, 2003. However, until such time as all outstanding amounts due and owing by the Company to ALS, as of the date of the Purchase Agreement in the amount of $289,635, have been paid in full, these monthly payments shall be deducted from any and all amounts due from the Company to ALS. The note is secured by a security interesting all of the purchased assets.

        In connection with the transaction, ALS entered into a non-compete and non-solicitation agreement pursuant to which ALS agreed not to compete with the Company with respect to any of the Company's other remaining offices for a period of 18 months.

        The purchase price for the assets acquired by ALS was arrived at through negotiations with a related party purchaser and resulted in a gain on sale of $10,777. The son of our President and Chief Executive Officer is a 50% member in ALS, LLC.

        On September 10, 2003, the Company completed the sale, effective as of September 15, 2003 (the "Effective Date"), of substantially all of the tangible and intangible assets, excluding account receivable, of five of its New Jersey offices to D/O Staffing LLC ("D/O"). The offices sold are the following: Elizabeth, New Jersey; New Brunswick, New Jersey; Paterson, New Jersey; Perth Amboy, New Jersey and Trenton, New Jersey. Pursuant to the terms of an asset purchase agreement between D/O and us dated September 10, 2003 (the "D/O Purchase Agreement"), the base purchase price for the purchased assets was $1,250,000 payable as follows:

  (i)
  $1,150,000 payable in certified funds at the closing; and

  (ii)
  $100,000 payable in certified funds into escrow at the closing to be held in escrow by attorneys for the Buyer pursuant to the terms of an escrow agreement, to account for certain post-closing adjustments.

        Additionally, the Company may be entitled to receive as a deferred purchase price (the "Bonus"), an amount equal to $125,000 if, for the one year period measured from the Effective Date, the purchased assets generate for D/O at least $18,000,000 in actual billings by client accounts serviced by the Company as of the Closing and transferred by the Company to D/O pursuant to the D/O Purchase Agreement. The Bonus, if any, is payable by a promissory note, payable over 24 months and bearing interest at an interest rate of 6% a year.

        The purchase price for the assets was arrived at through arms-length negotiations between the parties and resulted in a (loss) on sale of ($50,354).

        On September 29, 2003, the Company completed the sale of substantially all of the tangible and intangible assets, excluding accounts receivable, of its Las Vegas, Nevada office. Pursuant to the terms of an asset purchase agreement between the Company and US Temps dated September 29, 2003, the purchase price for the purchased assets was $105,000, all of which was paid by a promissory note, which bears interest at the rate of 6% per year and is payable in monthly installments of $2,030, over a five year period. The note is secured by a security interest on all of the purchased assets.

        The purchase price for the assets acquired by US Temps was arrived at through arms-length negotiations between the parties and resulted in a gain on sale of $4,599.

        The net loss on sale for the aforementioned certain branches are calculated as follows:

Sales price:
Cash	$1,150,000
Promissory notes	253,000
Escrow receivable	100,000

$1,503,000
Less costs of sales	(29,229)

Balance	1,473,771
Net assets sold	1,494,791

(Loss)	$(21,020)

        Revenues from the aforementioned certain branches were $18,089,065, $19,261,294 and $20,734,244 for the years ended September 30, 2003, 2002 and 2001, respectively.

        The statements of operations for all periods presented have been reclassified to reflect the operating results of the Division and sold branches as discontinued operations.

Note 4—Transactions with Artisan (UK) plc

        On June 26, 2001, the Company entered into an agreement to purchase 63,025,000 ordinary shares, representing 26.3% of the outstanding shares of enterpriseAsia.com ("EPA"), a London AIM listed company (see Note 1), from Artisan (UK) pic ("Artisan"). In exchange, the Company issued to Artisan 850,837 shares of the Company's Series A preferred stock (see Note 14). This transaction was consummated, effective August 15, 2001.

        The cost of the investment in EPA and value assigned to the preferred stock issued was based upon the market price per share of EPA on the date the transaction was consummated. Accordingly, the original cost of the investment was $1,592,000 and, therefore, the 850,837 shares of preferred stock were assigned a value of $1.87 per share.

        On July 3, 2001, the Company received $900,000 from Artisan.com Limited ("Artisan.com"), a company affiliated with Artisan, in exchange for 900,000 shares of the Company's common stock in a private placement. The transaction was in accordance with an agreement dated June 26, 2001 between the Company and Artisan.com.

        In connection with the transactions with Artisan and Artisan.com, the Company issued 608,096 shares of its Series A preferred stock and 30,000 shares of its common stock for finders' fees to third parties.

        The Company entered into the transactions with Artisan to provide immediate and possible future working capital through the sale of the Company's stock to Artisan and to provide the Company with business expansion opportunities in Asia through the investment in and relationship with EPA.

        The value of the preferred stock and common stock issued for finders' fees was allocated to the investment in EPA and a reduction to additional paid-in capital based on the relative value of the original investment of $1,592,000 and the $900,000 received for the 900,000 shares of the Company's common stock. Accordingly, the original cost of the investment in EPA increased by $757,000 and additional paid-in capital was reduced by $417,700.

        The Company was unable to exercise significant influence over EPA's operating and financial policies. Therefore, the investment in EPA was classified as available-for-sale securities and was reported as fair value in the attached balance sheet.

        The Company has entered into an agreement with Artisan, the current beneficial owner of the Series A Preferred Stock, which requires the Company to purchase 1,458,933 shares of Series A Preferred Stock from Artisan.com and one of its affiliates if the Company raises at least $4 million of gross proceeds in a proposed public offering of securities. (See Note 14).

Note 5—Factoring Agreement

        The Company had a factoring agreement with an unrelated party under which it was able to sell qualified trade accounts receivable, with limited recourse provisions. The Company was required to repurchase or replace any receivable remaining uncollected for more than 90 days. During the year ended September 30, 2001, gross proceeds from the sale of receivables was $10,204,208. There were no gains or losses in connection with the sale or repurchase of receivables under the factoring agreement.

        On December 12, 2000, the Company terminated its agreement with the factor. As part of the termination agreement, the Company repurchased all accounts receivable from the factor with proceeds from a new line of credit (See Note 6).

Note 6—Line of Credit

        The Company has a loan and security agreement (the "Loan Agreement") with a lending institution whereby the Company can borrow up to 85% of eligible accounts receivable, as defined, not to exceed the lesser of $12 million or six times the Company's tangible net worth (as defined). Until December 2002, borrowings under the Agreement bore interest at 1 1/2% above the prime rate (see below) and are collateralized by substantially all of the Company's assets. The Loan Agreement expires on June 12, 2004.

        At September 30, 2003, the Company was in violation of the following covenants under the Loan Agreement:

  (i)
  Failing to meet the tangible net worth requirement, and;

  (ii)
  The Company's common Stock being delisted from the Nasdaq SmallCap Market

        The Company has received a waiver from the lender on the above violations and, in December 2002, entered into a modification of the Loan Agreement. The modification provided that borrowings under the Loan Agreement bore interest at 1 3/4% above the prime rate, as long as the Company was in violation of any of the covenants under the Loan Agreement.

        Effective April 10, 2003, the Company entered into another modification of the Loan Agreement which provides that borrowings under the Loan Agreement bear interest at 3% above the prime rate. The prime rate at September 30, 2003 was 4%.

Note 7—Property and Equipment

        Property and equipment consist of the following as of September 30:

	2003	2002
Furniture and fixtures	$709,372	$666,941
Office equipment	118,604	119,719
Computer equipment	1,168,148	1,163,135
Computer software	217,463	193,028
Vans	196,179	216,319

	2,409,766	2,359,142
Accumulated depreciation	(1,472,048)	(1,077,325)

Net property and equipment	$937,718	$1,281,817

Note 8—Goodwill and other Intangible Assets

        Effective October 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and other Intangible Assets." The provisions of SFAS No. 142 require that intangible assets not subject to amortization and goodwill be tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable. Amortization of goodwill and intangible assets with indefinite lives, including such assets recorded in past business combinations, ceased upon adoption. Thus no amortization for such goodwill was recognized in the accompanying statement of operations for the year ended September 30, 2003, compared to $289,177 and $332,636 for the years ended September 30, 2002 and 2001, respectively.

        In order to assess the fair value of our goodwill as of the adoption date, we engaged an independent valuation firm to assist in determining the fair value. The valuation process appraised our assets and liabilities using a combination of present value and multiple of earnings valuation techniques. Based upon the results of the valuation, it was determined that there was no impairment of goodwill.

        The following table provides a reconciliation of net (loss) attributable to common stockholders for exclusion of goodwill amortization:

	Years Ended September 30,
	2003	2002	2001
Reported net (loss) attributable to common stockholders	$(7,406,993)	$(7,428,395)	$(5,910,457)
Add: Goodwill amortization	—	289,177	332,636

Adjusted net (loss) attributable to common stockholders	$(7,406,993)	$(7,139,218)	$(5,577,821)

Basic earnings (loss) per share:
Reported net earnings (loss) attributable to common stockholders	$(.42)	$(.70)	$(.99)
Add: Goodwill amortization	—	.03	.06

Adjusted net earnings (loss) attributable to common stockholders	$(.42)	$(.67)	$(.93)

Diluted earnings (loss) per share:
Reported net earnings (loss) attributable to common stockholders	$(.42)	$(.70)	$(.99)
Add: Goodwill amortization	—	.03	.06

Adjusted net earnings (loss) attributable to common stockholders	(.42)	$(.67)	$(.93)

        The changes in the carrying amount of goodwill for the years ended September 30 were as follows:

Balance as of September 30, 2000	$3,716,538
Additions	3,784,726
Amortization	(332,636)
Impairment	(700,000)

Balance as of September 30, 2001	6,468,628
Additions	1,306,131
Amortization	(289,177)
Impairment	(400,000)

Balance as of September 30, 2002	7,085,582
Disposal of certain branches (see Note 3)	(1,269,229)

Balance as of September 30, 2003	$5,816,353

        Intangible assets consist of the following as of September 30:

	2003	2002
Covenant-not-to-compete	$230,480	$213,180
Customer list	1,957,709	891,716

	2,188,189	1,104,896
Less: accumulated amortization	(686,610)	(302,751)

	$1,501,579	$802,145

        Estimated amortization expenses for each of the next five years is as follows:

For the Years Ending September 30
2004	$422,000
2005	371,000
2006	179,000
2007	156,000
2008	153,000

        Amortization expense of amortizable intangible assets for the years ended September 30, 2003, 2002 and 2001 was $393,982, $276,251 and $26,500, respectively.

Note 9—Loans Payable

        Loans payable consist of the following as of September 30:

			2003	2002
Notes, secured by vans with a book value of $78,740 as of September 30, 2003	(i	)	$76,223	$104,971
18% promissory note	(ii	)	80,000	80,000
Stock repurchase note	(iii	)	76,246	168,121
Demand note	(iv	)	52,975	204,703
Demand notes	(v	)	420,500	125,000
Short-term loan	(vi	)	69,460	—

			775,404	682,795
Less current portion			(737,514)	(464,830)

Non-current portion			$37,890	$217,965

(i)
Payable $3,453 per month, including interest at 9.25% to 10% a year.

(ii)
Note was due in April 2002. In addition, the Company issued 20,000 shares of its common stock to the noteholder. The noteholder has the right to demand the repurchase by the Company of the shares issued, until the note is paid in full, at $1.00 per share plus 15% interest. Accordingly, $3,000 was charged to interest expense in the year ended September 30, 2001 and $23,000, representing the put option plus interest, is included in "Temporary equity—put options" on the attached balance sheets as of September 30, 2003 and 2002.

(iii)
Promissory note issued in January 2001 in connection with the purchase of treasury stock. Note is payable $8,000 per month, including interest at 15% a year.

(iv)
On September 30, 2002, the Company converted $215,000 of accounts payable due to Source One (see Note 2) into a demand note. The non-interest bearing note is due in sixteen monthly installments of $13,437. The amount reflected above is net of $775 of imputed interest.

(v)
Due to non-related parties on demand, bearing interest at various rates.

(vi)
Short-term loan payable $7,500 month bearing interest at 8%.

The maturities on loans payable are as follows:

Year Ending September 30
2004	$737,514
2005	37,890

$775,404

Note 10—Related Party Transactions

Consulting Agreement

        The son of the Chief Executive Officer of the Company (the "CEO") provides consulting services to the Company. Consulting expense was $53,000, $125,000 and $281,000 for the years ended September 30, 2003, 2002 and 2001, respectively.

        The Company has paid consulting fees to an entity whose stockholder is another son of the Chief Executive Officer of the Company. Consulting fees amounted to $86,000, $141,000 and $119,000 for the years ended September 30, 2003, 2002 and 2001, respectively.

Sale of Common Stock

        During the year ended September 30, 2002, the Company sold 177,722 shares of its common stock in private placements to a relative of the CEO of the Company at prices approximating the then current market of $.87 to $.93 per share, for total gross proceeds of $156,833.

        During the year ended September 30, 2001, the Company sold 382,999 shares of its common stock in private placements to relatives of the CEO of the Company at prices approximating the then current market of $.93 to $1.43 per share, for total gross proceeds of $410,000, less expenses of $5,958.

Loans Payable

        During the year ended September 30, 2002, the CEO loaned $75,000 to the Company which was repaid during the year ended September 30, 2003. During the year ended September 30, 2003, the CEO made various loans to the Company aggregating $215,000 of which $175,000 was repaid by September 30, 2003.

        During the year ended September 30, 2002, a son of the CEO loaned $41,000 to the Company, which is still outstanding at September 30, 2003. During the year ended September 30,2003, this son of the CEO, another son of the CEO and the brother of the CEO loaned the Company $100,000, $6,000 and $100,000, respectively. All of these amounts are outstanding at September 30, 2003.

        During the year ended September 30, 2003, a member of the Board of Directors of the Company and a trust formed for the benefit of the family of another member of the Board of Directors loaned $100,000 and $116,337, respectively, to the Company. Both of these amounts are outstanding at September 30, 2003.

        All of the aforementioned loans are unsecured, due on demand and bear interest at various rates.

Preferred Stock

        In March 2002, a $160,000 note payable by the Company to a company owned by the CEO was exchanged for 32,000 shares of Series B Convertible Preferred Stock (see Note 14).

        In July 2002, the CEO invested $1,000,000 in the Company in exchange for 10,000 shares of newly created Series F Convertible Preferred Stock (see Note 14).

Joint Venture

        The Company provides information technology staffing services through a joint venture, Stratus Technology Services, LLC ("STS"), in which the Company has a 50% interest. A son of the CEO of the Company has a majority interest in the other 50% venturer. STS commenced operations during the year ended September 30, 2001. The Company's gain (loss) from operations of STS of $30,473, $46,312 and $(36,344) for the years ended September 30, 2003, 2002 and 2001, respectively, is included in other income (expense) in the statements of operations.

        Summarized financial information of STS is not provided because the investment is not material.

Note Receivable

        The $128,000 "Note Receivable—related party" as of September 30, 2003, is the amount due from ALS in connection with the sale of the Company's Miami Springs, Florida office (see Note 3). ALS is the holding company for Advantage Services Group, LLC ("Advantage").

Cost of Revenues

        During the year ended September 30, 2003, Advantage, a company in which a son of the CEO holds a 50% interest, provided payrolling services to certain of the Company's customers under an arrangement pursuant to which the Company paid Advantage a fee equal to the cost of providing such services plus a specified percentage above Advantage's cost. The total amount paid to Advantage under this arrangement in fiscal 2003 was $1,224,131 (see Note 23).

Note 11—Accounts Payable and Accrued Expenses

        Accounts payable consist of the following as of September 30:

	2003	2002
Accounts payable	$2,743,971	$2,144,573
Accrued compensation	105,480	383,545
Accrued workers' compensation expense	786,773	768,739
Workers' compensation claims reserve	495,794	365,131
Accrued interest	241,883	161,547
Contingent portion of acquisition purchase price (see Note 2)	244,000	—
Accrued other	169,503	117,812

	$4,787,404	$3,941,347

Note 12—Income Taxes

        Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follow:

	2003	2002
Current assets and liabilities
Allowance for doubtful accounts	$693,000	$697,000
Valuation allowance	(693,000)	(697,000)

Net current deferred tax asset	$—	$—

Non-current assets and liabilities
Net operating loss carryforward	$7,327,000	$4,572,000
Intangibles	394,000	—
Valuation allowance	(7,327,000)	(4,572,000)

Net non-current deferred tax asset	$—	$—

        The change in valuation allowance was an increase of $2,751,000, $2,355,000 and $2,316,000 for the years ended September 30, 2003, 2002, and 2001, respectively.

	2003	2002	2001
Income taxes (benefit) is comprised of:
Current	$—	$—	$—
Deferred	(2,751,000)	(2,355,000)	(1,976,000)
Change in valuation allowance	2,751,000	2,355,000	2,316,000

	$—	$—	$340,000

        At September 30, 2003, the Company has available the following federal net operating loss carryforwards for tax purposes:

Expiration Date Year Ending September 30,
2012	$122,000
2018	1,491,000
2019	392,000
2021	4,860,000
2022	4,407,000
2023	6,060,000

        The utilization of the net operating loss carryforwards may be limited due to changes in control.

        The effective tax rate on net earnings (loss) varies from the statutory federal income tax rate for periods ended September 30, 2003, 2002 and 2001.

	2003	2002	2001
Statutory rate	(34.0)%	(34.0)%	(34.0)%
State taxes net	(6.0)	(6.0)	(6.0)
Other differences, net	—	—	(0.4)
Valuation allowance	40.0	40.0	40.4
Benefit from net operating loss carryforwards	—	—	—

	—%	—%	—%

Note 13—Convertible Debt

        At various times during the years ended September 30, 2002 and 2001, the Company issued, through private placements, a total of $508,050 and $3,643,402, respectively, of convertible debentures. The debentures bore interest at 6% a year, payable quarterly and had a maturity date of five years from issuance. Each debenture was convertible after 120 days from issuance into the number of shares of the Company's common stock determined by dividing the principal amount of the debenture by the lesser of (a) 120% of the closing bid price of the common stock on the trading day immediately preceding the issuance date or (b) 75% of the average closing bid price of the common stock for the five trading days immediately preceding the date of the conversion. The Company had the right to prepay any of the debentures at any time at a prepayment rate that varied from 115% to 125% of the amount of the debenture depending on when the prepayment was made.

        The discount arising from the 75% beneficial conversion feature aggregated $136,000 and $1,213,747 in the years ended September 30, 2002 and 2001, respectively, and was being charged to interest expense during the period from the issuance of the debenture to the earliest time at which the debenture became convertible.

        Deferred finance costs incurred in connection with the issuance of the debentures aggregated approximately $100,000 and $738,000 in the years ended September 30, 2002 and 2001, respectively, and was being amortized over the five year term of the debentures. Included in the $738,000 is $88,000 for 50,000 five-year, $5.00 warrants and 100,000 five-year, $7.50 warrants issued as finders' fees. In addition, the Company paid approximately $80,000 and $280,000 in the years ended September 30, 2002 and 2001, respectively, in exchange for extending the earliest conversion date and the maturity date by an additional 120 days on approximately $592,000 and $1,048,500 of debentures, respectively. These amounts were charged to deferred finance costs and were being amortized over 120 days. Included in interest expense for the years ended September 30, 2002 and 2001 is approximately $290,000 and $146,000, respectively, for amortization of deferred finance costs in connection with the debentures.

        During the years ended September 30, 2002 and 2001, the Company redeemed $270,180 and $1,897,220 of debentures, respectively, resulting in a gain (loss) of approximately $3,000 and ($71,000), respectively, which is included in "Other income (expense)" in the statements of operations. The gain (loss) is comprised of the following:

	2002	2001
Beneficial conversion feature	$90,000	$632,000
Forgiveness of debt	12,000	—
Prepayment premiums	(44,000)	(326,000)
Deferred finance costs	(54,000)	(377,000)
Other costs	(1,000)	—

	$3,000	$(71,000)

        During the year ended September 30, 2002, $970,593 of debentures were converted into 2,537,479 shares of common stock at prices ranging from $.30 to $.60 per share. During the year ended September 30, 2001, $542,500 of debentures were converted into 628,060 shares of common stock at prices ranging from $.85 to $.90 per share. The Company issued 108,666 shares of treasury stock to a debenture holder in connection with a conversion during the year ended September 30, 2001.

        In March 2002, the Company entered into an agreement with the holder (the "Debenture Holder") of all but $40,000 of the outstanding debentures pursuant to which it issued to the Debenture Holder 231,300 shares of Series B Convertible Preferred Stock (see Note 14) in exchange for (i) $456,499 aggregate principal amount of debentures, (ii) the cancellation of a $400,000 promissory note issued by the Company to the Debenture Holder in January 2002, and (iii) $300,000 in cash. As a result, only $40,000 of Debentures remains outstanding at September 30, 2002 and 2003.

Note 14—Preferred Stock

a.    Series A

        In August 2001, the Company issued 1,458,933 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") in connection with transactions with Artisan (see Note 4).

        The shares of Series A Preferred Stock have a stated value of $3.00 per share. The difference between the carrying value and redemption value of the Series A Preferred Stock is being accreted through a charge to additional paid-in-capital through the June 30, 2008 redemption date.

        The Series A Preferred Stock entitles the holders thereof to cumulative dividends at $.21 per share per year, payable semi-annually, commencing on December 31, 2001, when and if declared by the Board of Directors. The shares of Series A Preferred Stock are convertible at the option of the holder into shares of the Company's Common Stock on a one-for-one basis. On June 30, 2008, the Company will be required to redeem any shares of Series A Preferred Stock outstanding at a redemption price of $3.00 per share together with accrued and unpaid dividends, payable at the Company's option, either in cash or in shares of common stock. For purposes of determining the number of shares which the Company will be required to issue if it chooses to pay the redemption price in shares of Common Stock, the Common Stock will have a value equal to the average closing price of the Common Stock during the five trading days immediately preceding the date of redemption.

        At the Company's Annual Meeting of Stockholders held on March 28, 2002, the stockholders approved the issuance by the Company of the full number of shares of Common Stock, which may be issued by the Company in connection with the conversion of the Series A Preferred Stock. Accordingly, the Company's obligation to redeem a portion of the outstanding shares of Series A Preferred Stock, if such approval was not obtained, was terminated and the Series A Preferred Stock was reclassified to permanent equity and is included in Stockholders' equity at September 30, 2002. Pursuant to SFAS No. 150, the current value of the Series A Preferred Stock, including accrued dividends, is classified as a liability at September 30, 2003.

        In July 2003, the Company entered into an agreement with Artisan pursuant to which the Company has agreed to redeem the aggregate 1,458,933 shares of its Series A Preferred Stock owned by Artisan.com and Cater Barnard (USA) plc, an affiliate of Artisan. These shares represent all of the shares of Series A Preferred Stock currently outstanding. The obligation to redeem the Series A Preferred Stock is contingent upon the Company's sale of not less than $4,000,000 of units consisting of one share of common stock and one common stock warrant ("Units") in a proposed "best-efforts" public offering of securities (the "Offering"). If the Company sells at least $4,000,000 of Units in the Offering, it will be obligated to pay $500,000 to Artisan within 15 days after the $4,000,000 of Units are sold. In addition, the Company will be obligated to pay Artisan an additional $250,000 by January 31, 2005 or, at the Company's option, issue to Artisan shares of the Company's common stock having an aggregate market value of $250,000, based upon the average closing bid prices of the common stock for the 30 trading days preceding January 31, 2005. If the Company fails to make the $250,000 payment in cash or stock, it will be required to pay Artisan $300,000 in cash, plus interest calculated on a daily basis at a rate of 18% from the date of the default to the date the default is cured. The Company has also agreed to issue to Artisan a number of shares of the Company's common stock which will represent 5.5% of its outstanding common stock, subject to certain adjustments, upon completion of the sale of $4,000,000 million of units of common stock so that the total number of shares of common stock issued to Artisan will equal 5.5% of the Company's common stock after giving effect to the assumed exercise of all warrants and options that then have exercise prices equal to or less than the then current market price of the Company's common stock and the conversion of all convertible securities that then have conversion prices equal to or less than the then current market price of the Company's common stock.

b.    Series B

        In March 2002, the Company issued 32,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") in exchange for a $160,000 note due to a company owned by the Chief Executive of the Company (see Note 10). An additional 231,300 shares were issued to the Debenture Holder (see Note 14) in exchange for (i) 456,499 aggregate principal amount of debentures, (ii) cancellation of a $400,000 promissory note due to the Debenture Holder and (iii) $300,000 in cash.

        The shares of Series B Convertible Preferred Stock have a stated value of $5 per share. Holders of the Series B Preferred Stock are entitled to cumulative dividends at a rate of 6% of the stated value per year, payable when and as declared by the Board of Directors. Dividends may be paid in cash or, at the option of the Company, in shares of Common Stock, under certain circumstances. Holders of Series B Preferred Stock are entitled to a liquidation preference of $5.00 per share plus accrued dividends. The Series B Preferred Stock is convertible into shares of Common Stock at the option of the holder at any time. The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is determined by dividing the aggregate liquidation preference of the shares being converted by the lesser of (i) $4.65 or (ii) 75% of the closing bid price of the Common Stock on the trading day preceding the date of conversion. The discount arising from the beneficial conversion feature was treated as a dividend from the date of issuance to the earliest conversation date.

        In June 2002, the Company redeemed for cash, 91,000 shares of Series B Preferred Stock at $5.00 per share, totaling $455,000.

        At a Special Meeting of Stockholders held on July 26, 2002, the Company received approval from its stockholders of a proposal to approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the limits imposed by the rules of the Nasdaq Stock Market, in the event that the Company's Common Stock is reinstated for trading on the Nasdaq Stock Market.

        In July 2002, the remaining 172,300 shares of Series B Preferred Stock (including the 32,000 shares held by a company owned by the Chief Executive Officer of the Company) were exchanged for 8,615 shares of Series E Convertible Preferred Stock (the "Series E Preferred Stock").

c.    Series E

        In July 2002, the Company sold 7,650 shares of newly created Series E Preferred Stock in a private placement for $765,000 in cash and issued an additional 8,615 shares of Series E Preferred Stock in exchange for all of the outstanding shares of Series B Preferred Stock, which had an aggregate stated value of $861,500. In addition, $41,790 of dividends and penalties, which had accrued on the Series B Preferred Stock prior to the exchange were exchanged for 418 shares of Series E Preferred Stock.

        In July 2003, the Company sold 14,362 shares of Series E Preferred Stock in private placements for $1,436,250 in cash. Also, in July 2003, the Company entered into an agreement with the holder of the Series H Convertible Preferred Stock (the "Series H Preferred Stock") pursuant to which the 5,000 shares of Series H Preferred Stock plus accrued dividends of $8,750 were exchanged for 5,087 shares of Series E Preferred Stock.

        On July 30, 2003, the Company and the Series E holders entered into a letter agreement (the "Compromise Agreement") to compromise certain disputed penalties arising out of the Company's alleged failure to timely cause the suspension of the effectiveness of the Company's Form S-1 Registration Statement, filed with the SEC on behalf of the Series E holders to terminate at the earliest possible date. Pursuant to the terms of the Compromise Agreement, while the Company does not admit that it failed to fulfill its contractual obligations to the Series E shareholders, in the interest of amicably resolving this matter, the Company issued an additional 4,477 shares of Series E Preferred Stock to the Series E shareholders.

        The shares of Series E Preferred Stock have a stated value of $100 per share. The holders of the Series E Preferred stock are entitled to cumulative dividends at a rate of 6% of the stated value per year, payable every 120 days, in preference and priority to any payment of any dividend on the Company's Common Stock. Dividends may be paid, at the Company's option, either in cash or in shares of Common Stock, valued at the Series E Conversion Price (as defined below). Holders of Series E Preferred Stock are entitled to a liquidation preference of $100 per share, plus accrued and unpaid dividends.

        The Series E Preferred Stock is convertible into Common Stock at a conversion price equal to 75% of the average of the closing bid prices, for the five trading days preceding the conversion date, for the Common Stock. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series E Preferred Stock to be converted by $100, and dividing the result by the Series E Conversion Price then if effect.

        Holders of Series E Preferred Stock do not have any voting rights, except as required by law.

        The Company may redeem the shares of the Series E Preferred Stock at any time prior to conversion, at a redemption price of 115% of the purchase price paid for the Series E Preferred Shares, plus any accrued but unpaid dividends.

        The discount arising from the beneficial conversion feature is being treated as a dividend from the date of issuance to the earliest conversion date.

        During the year ended September 30, 2003, holders of Series E Preferred Stock converted 7,352 shares into 5,922,471 shares of Common Stock at conversion prices between $.075 and $.2475.

d.    Series F

        In July 2002, the Company's Chief Executive Officer invested $1,000,000 in the Company in exchange for 10,000 shares of newly created Series F Convertible Preferred Stock (the "Series F Preferred Stock"), which has a stated value of $100 per share.

        The holder of the Series F Preferred Stock is entitled to receive, from assets legally available therefore, cumulative dividends at a rate of 7% per year, accrued daily, payable monthly, in preference and priority to any payment of any dividend on the Common Stock and on the Series F Preferred Stock. Dividends may be paid, at the Company's option, either in cash or in shares of Common Stock, valued at the Series F Conversion Price (as defined below). Holders of Series F Preferred Stock are entitled to a liquidation preference of $100 per share, plus accrued and unpaid dividends.

        The Series F Preferred Stock is convertible into Common Stock at a conversion price (the "Series F Conversion Price") equal to $.10 per share. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series F Preferred Stock to be converted by $100, and dividing the result by the Series F Conversion Price.

        Except as otherwise required by law, holders of Series F Preferred Stock and holders of Common Stock shall vote together as a single class on each matter submitted to a vote of stockholders. Each outstanding share of Series F Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which each such share of Series F Preferred Stock is then convertible on the date for determination of stockholders entitled to vote at the meeting. Holders of the Series F Preferred Stock are entitled to vote at the meeting. Holders of the Series F Preferred

Stock are entitled to vote as a separate class on any proposed amendment to the terms of the Series F Preferred Stock which would increase or decrease the number of authorized shares of Series F Preferred Stock or have an adverse impact on the Series F Preferred Stock and on any proposal to create a new class of shares having rights or preferences equal to or having priority to the Series F Preferred Stock.

        The Company may redeem the shares of the Series F Preferred Stock at any time prior to conversion at a redemption price of 115% of the purchase price paid for the Series F Preferred Shares plus any accrued but unpaid dividends.

        During the year ended September 30, 2003, the Company's Chief Executive Officer converted 2,000 shares of the Series F Preferred Stock into 2,000,000 shares of Common Stock.

e.    Series H

        In September 2002, the Company sold 5,000 shares of the newly created Series H Preferred Stock in a private placement for $500,000 in cash.

        The Series H Preferred Stock was convertible into Common Stock at a conversion price (the "Series H Conversion Price") equal to the lower of $.20 per share or the average market price of the Common Stock for the five trading days immediately preceding the conversion date. The number of shares issuable upon conversion was determinable by multiplying the number of shares of Series H Preferred Stock to be converted by $100 and dividing the result by the Series H Conversion Price then in effect.

        Holders of Series H Preferred Stock did not have any voting rights, except as required by law.

        In July 2003, the 5,000 shares of the Series H Preferred Stock, plus accrued dividends of $8,750 were exchanged for 5,087 shares of Series E Preferred Stock.

Note 15—Other Charges

Year ended September 30, 2003:

        During the period May 1, 2001 through May 20, 2002, the Company maintained workers' compensation insurance with an insurance company, with a deductible of $150,000 per incident. The Company had established reserves based upon its evaluation of the status of claims still open in conjunction with claims reserve information provided to the Company by the insurance company. The Company believes that the insurance company has paid and reserved claims in excess of what should have been paid or reserved. Although the Company believes it can recover some of the amounts already paid, this can only be pursued through litigation against the insurance company. Since there is no assurance the Company will prevail, the Company recorded $1,186,000 of additional payments made and reserves in the year ended September 30, 2003. $433,000 of such amount is included in discontinued operations.

Year ended September 30, 2002:

        Included in "Other Charges" are costs incurred in connection with financing not obtained ($75,066), penalties associated with the Series B Preferred Stock ($28,160), and the fair value of shares issued to Source One in connection with a forbearance agreement ($37,500) (see Note 2).

Year ended September 30, 2001:

        During the year ended September 30, 2001, the Company discontinued negotiations to sell the Engineering Division and discontinued efforts to make certain acquisitions. In this connection, costs associated with these activities were charged to operations. The Company also charged operations for costs incurred in connection with various financing not obtained and costs associated with closed offices. The total charged to operations for the foregoing was $460,800.

        In September 2001, the Company placed 1,500,000 of unregistered shares of its common stock into an escrow account in anticipation of receiving a loan, which was to be collateralized by the shares of common stock. The loan transaction was never consummated, but in October 2001 the shares were illegally transferred out of the escrow account by a third party to a foreign jurisdiction. Subsequent thereto, all but 89,600 shares were returned to the Company and cancelled. The Company, which made several attempts to recover the shares, recorded a $59,000 charge to operations in the year ended September 30, 2001, representing the market value of the shares not returned. The 89,600 shares were recorded as issued shares in the year ended September 30, 2002 and $59,000 was credited to stockholders' equity. The Company has not pursued litigation to attempt to recover the remaining 89,600 shares, due to the prohibitive costs of retaining counsel and instituting an action in a foreign jurisdiction.

Note 16—Commitments and Contingencies

Office Leases

        The Company leases offices and equipment under various leases expiring through 2007. Monthly payments under these leases are $52,000.

        The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of September 30, 2003.

For the Years Ending September 30,
2004	$547,000
2005	295,000
2006	185,000
2007	169,000

        Rent expense was $910,000, $801,000 and $697,000 for the years ended September 30, 2003, 2002 and 2001, respectively.

Other

        From time to time, the Company is involved in litigation incidental to its business including employment practices claims. There is currently no litigation that management believes will have a material impact on the Company's financial position.

Note 17—Temporary Equity (Put Options Liability)

        Temporary equity-put options consist of the following as of September 30, 2003 and 2002:

Put options on 400,000 shares of the Company's Common Stock issued in connection with the acquisition of Source One (see Note 2)	$800,000
Put options on 20,000 shares of the Company's Common Stock issued in connection with a loan payable (see Note 9)	23,000

$823,000

        Pursuant to SFAS No. 150, the put options are classified as a liability at September 30, 2003. Prior thereto, they were presented between liabilities and stockholders' equity.

        On July 29, 2003, the Company received written notification from Source One that it was exercising its option which requires the Company to buy back 400,000 shares of its Common Stock at $2 per share. The Company had thirty days from the receipt of the notification, unless otherwise agreed to in writing, to pay the $800,000. The Company is attempting to negotiate an arrangement, which would permit the Company to pay this amount over an extended period of time or upon receipt of financing. No assurance can be given that Source One will agree to such an agreement.

Note 18—Stock Options and Warrants

        The Company currently has in place four stock option plans, the 1999 Equity Incentive Plan ("1999 Plan"), the 2000 Equity Incentive Plan ("2000 Plan"), the 2001 Equity Incentive Plan ("2001 Plan"), and the 2002 Equity Incentive Plan ("2002 Plan") (collectively the "Equity Incentive Plans" or the "Plans"). The terms of these Plans are substantially similar. The aggregate number of shares reserved for issuance under each of the Plans and the shares issued and vested as of September 30, 2003 are, respectively, as follows:

500,000 shares authorized, 190,478 issued, 159,228 vested	—	1999 Plan
500,000 shares authorized, 270,000 issued, 210,000 vested	—	2000 Plan
1,000,000 shares authorized, 800,000 issued, 800,000 vested	—	2001 Plan
5,000,000 shares authorized, 4,234,000 issued, 4,202,000 vested	—	2002 Plan

        In addition, in 2000, the Company issued to the Chief Executive Officer of the Company, options to acquire 1,000,000 shares at $6.00 per share. These options have a ten-year term and are exercisable at the earlier of five years or when the Company achieves earnings of $1.00 per share in a fiscal year. These options will be forfeited if the Chief Executive Officer leaves the employment of the Company.

        The Company has also issued 1,270,000 under option agreements with officers of the Company.

        A summary of the Company's stock option activity and related information for the years ended September 30 follows:

	Options	Weighted Average Exercise Price
Outstanding at September 30, 2000	1,987,205	$5.01
Granted	1,900,000	2.05
Canceled	(279,464)	4.08
Exercised	—	—

Outstanding at September 30, 2001	3,607,741	$3.52
Granted	3,659,000.66
Canceled	(1,010,392)	2.49
Exercised	—	—

Outstanding at September 30, 2002	6,256,349	$2.01
Granted	1,788,460.23
Canceled	(280,331)	1.30
Exercised	—	—

Outstanding at September 30, 2003	7,764,478	$1.63

Exercisable at September 30, 2003	6,641,228	$.92

        The exercise prices range from $.23 to $6.00 per share.

        The weighted-average fair value of options was $.19, $.37 and $1.40 in the years ended September 30, 2003, 2002 and 2001, respectively.

        Following is a summary of the status of stock options outstanding at September 30, 2003:

	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$.23	1,758,460	9.5 years	$.23	1,758,460	$.23
.65	3,134,000	8.5 years	.65	3,134,000.65
.75	20,000	8.4 years	.75	4,000.75
1.00	20,000	8.0 years	1.00	4,000	1.00
1.10	1,300,000	7.5 years	1.10	1,300,000	1.10
3.00	110,000	3.9 years	3.00	110,000	3.00
5.625	397,500	6.8 years	5.625	306,250	5.625
6.00	1,024,518	6.5 years	6.00	24,518	6.00

	7,764,478			6,641,228

        The Company has issued the following warrants:

Number of Warrants	Price Per Share	Expiring In
130,000	$8.70	2004
66,667	7.50	2004
65,000	4.00	2005
10,000	5.00	2005
20,000	6.00	2005
26,667	0.75	2006
50,000	5.00	2006
100,000	7.50	2006
200,000	1.00	2007
30,000	5.00	2007
75,000	0.3510	2006

        The Company issued 130,000 of the warrants to its underwriters in connection with the Company's Initial Public Offering and 485,000 warrants to investors and consultants in connection with private placements. The balance of the warrants has been issued in exchange for services rendered to the Company.

        A summary of the Company's warrant activity and related information for the years ended September 30 follows:

	Warrants	Weighted Average Exercise Price
Outstanding at September 30, 2000	291,667	$7.07
Granted	166,667	5.27
Canceled	—	—
Exercised	—	—

Outstanding at September 30, 2001	458,334	6.50
Granted	240,000	1.52
Canceled	—	—
Exercised	—	—

Outstanding at September 30, 2002	698,334	$4.91
Granted	75,000.35
Canceled	—	—
Exercised	—	—

Outstanding at September 30, 2003	773,334	$4.47

        The exercise prices range from $.35 to $8.70 per share.

        The weighted-average fair value of warrants granted was $.26, $.29 and $.59 in the years ended September 30, 2003, 2002 and 2000, respectively.

Note 19—Major Customers

        The Company had no customers who accounted for more than 10% of total revenues for the years ended September 30, 2003, 2002 and 2001. Major customers are those who account for more than 10% of total revenues.

Note 20—Retirement Plans

        The Company maintains two 401(k) savings plans for its employees. The terms of the plan define qualified participants as those with at least three months of service. Employee contributions are discretionary up to a maximum of 15% of compensation. The Company can match up to 20% of the employees' first 5% contributions. The Company's 401(k) expense for the years ended September 30, 2003, 2002 ad 2001 was $—0-, $8,000 and $50,000, respectively.

Note 21—Private Placements

        In June 2001, the Company entered into an agreement with an investment banker to raise $1,200,000 through the sale of the Company's stock through private placements at a price per share calculated at a 30% discount to the 20-day average of the mean between the closing bid and asked prices. The agreement provided that the Company pays a placement fee to the investment banker of 10% of the gross proceeds received from the private placements and also issues five-year warrants equal to 10% of the number of shares sold at an exercise price equal to the price per share of the private placement. In addition, the Company was to pay the investment banker's expenses in connection with the agreement, not to exceed $50,000. During the years ended September 30, 2002 and 2001, the Company sold 100,002 and 166,667 shares, respectively, at $.75 per share under this agreement. In connection therewith, the Company paid $91,750 and $16,250 to the investment banker and issued warrants to purchase 10,000 and 16,667 shares of the Company's common stock in the years ended September 30, 2002 and 2001, respectively.

        For the years ended September 30, 2002 and 2001, private placements resulted in the issuance of 277,724 and 1,449,666 shares of common stock, respectively (see Notes 4, 10 and 14).

        In the year ended September 30, 2001, the Company issued 1,458,933 shares of Series A Preferred Stock (see Note 4). Additionally, for the years ended September 30, 2003 and September 30, 2002, private placements and exchanges resulted in the issuance of 263,300 and -0- shares of Series B Preferred Stock, 16,683 and 18,839 shares of Series E Preferred Stock, 10,000 and 0 shares of Series F Preferred Stock, and 5,000 and -0- shares of Series H Preferred Stock, respectively (see Note 14).

Note 22—Selected Quarterly Financial Data (unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year ended September 30, 2003
Revenues from continuing operations	$14,611,085	$19,056,373	$21,547,937	$21,382,814
Gross profit from continuing operations	2,486,814	2,706,150	3,104,788	3,108,026
Net earnings (loss) from discontinued operations	40,809	(459,026)	(344,879)	(580,891)
Net (loss) from continuing operations	(1,097,308)	(1,777,332)	(1,124,577)	(2,063,789)
Net (loss) attributable to common stockholders	(1,056,499)	(2,236,358)	(1,469,456)	(2,644,680)
Basic earnings (loss) per share attributable to common stockholders:	—	(.03)	(.02)	(.11)
Continued operations	(.07)	(.10)	(.06)	(.03)
Discontinued operations	(.07)	(.13)	(.08)	(.14)
Total
Diluted earnings per share attributable to common stockholders:	—	(.03)	(.02)	(.11)
Continued operations	(.07)	(.10)	(.06)	(.03)
Discontinued operations	(.07)	(.13)	(.08)	(.14)
Total
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year ended September 30, 2002
Revenues from continuing operations	$8,033,201	$11,814,283	$12,411,463	$13,600,854
Gross profit from continuing operations	1,768,993	1,989,244	2,080,388	2,396,460
Net earnings (loss) from discontinued operations	149,958	1,341,988	(412,789)	(380,109)
Net (loss) from continuing operations	(934,635)	(1,113,432)	(4,240,073)	(1,839,303)
Net (loss) attributable to common stockholders	(784,677)	228,556	(4,652,862)	(2,219,412)
Basic earnings (loss) per share attributable to common stockholders:
Continued operations	(.10)	(.11)	(.37)	(.16)
Discontinued operations	(.02)	.13	(.03)	(.03)
Total	(.08)	.02	(.40)	(.19)
Diluted earnings per share attributable to common stockholders:
Continued operations	(.10)	(.11)	(.37)	(.16)
Discontinued operations	.02	.13	.03	(.03)
Total	(.08)	.02	(.40)	(.19)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year ended September 30, 2001
Revenues from continuing operations	$9,871,007	$6,349,223	$5,774,764	$7,279,047
Gross profit from continuing operations	2,811,290	1,522,197	1,287,237	1,500,999
Net earnings (loss) from discontinued operations	160,570	(107,470)	(41,848)	82,063
Net (loss) from continuing operations	152,929	(2,045,178)	(1,482,660)	(2,628,863)
Net (loss) attributable to common stockholders	313,499	(2,152,648)	(1,524,508)	(2,546,800)
Basic earnings (loss) per share attributable to common stockholders:
Continued operations	.02	(.36)	(.26)	(.37)
Discontinued operations	.03	(.02)	—	.01
Total	.05	(.38)	(.26)	(.36)
Diluted earnings per share attributable to common stockholders:
Continued operations	.02	(.36)	(.26)	(.37)
Discontinued operations	.03	(.02)	—	.01
Total	.05	(.38)	(.26)	(.36)

Note 23—Subsequent Events

a.
In November 2003, holders of an aggregate of 1,718,460 common stock options, with exercise prices ranging from $1.10 to $6.00, voluntarily canceled such options in consideration for the potential benefit that would inure to such holders as shareholders, by way of the elimination of the potential dilution represented by the options being canceled.

b.
On November 20, 2003, the Company's Chief Executive Officer converted 2,000 shares of Series F Preferred Stock into 2,000,000 shares of common stock.

c.
On December 11, 2003, holders of Series E Preferred Stock converted 2,150 shares into 1,853,448 shares of common stock at a conversion price of $.116.

d.
In November 2003, the Company agreed to pay Advantage $20,000 per month until it has paid $225,000 owed to Advantage in connection with services provided to the Company (see Note 10). The Company's obligation to pay this amount is secured by a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant, which is exercisable only if the Company defaults on its payment obligations to Advantage, has an exercise price equal to the lower of $.15 per share or 75% of the then current market price of the common stock.

STRATUS SERVICES GROUP, INC.

Condensed Balance Sheets

	December 31, 2003	September 30, 2003
	(Unaudited)
Assets
Current Assets
Cash	$185,129	$53,753
Accounts receivable—less allowance for doubtful accounts of $1,737,00 and $1,733,000	12,336,854	12,833,749
Unbilled receivables	1,218,469	671,271
Notes receivable (current portion)	25,541	25,240
Prepaid insurance	1,826,650	2,271,715
Prepaid expenses and other current assets	213,764	277,262

	15,806,407	16,132,990
Notes receivable (net of current portion)	89,258	95,166
Note receivable—related party	128,071	128,000
Property and equipment, net of accumulated depreciation	844,977	937,718
Intangible assets, net of accumulated amortization	1,391,268	1,501,509
Goodwill	5,816,353	5,816,353
Deferred registration costs	441,746	374,365
Other assets	157,319	164,380

	$24,675,399	$25,150,551

Liabilities and Stockholders' Equity
Current liabilities
Loans payable (current portion)	$564,156	$737,514
Loans payable—related parties	458,004	503,377
Notes payable—acquisitions (current portion)	691,382	657,224
Line of credit	8,933,746	8,312,275
Cash overdraft	349,179	699,057
Insurance obligation payable	25,034	97,506
Accounts payable and accrued expenses	4,690,240	4,787,404
Accrued payroll and taxes	2,093,408	2,473,596
Payroll taxes payable	4,973,247	5,021,411
Put options liability	823,000	823,000

	23,601,396	24,112,324
Loans payable (net of current portion)	26,652	37,890
Notes payable—acquisitions (net of current portion)	1,899,157	2,065,280
Convertible debt	40,000	40,000
Series A voting redeemable convertible preferred stock, $.01 par value, 1,458,933 shares issued and outstanding, liquidation preference of $4,376,799 (including unpaid dividends of $728,346 and $671,752)	3,941,346	3,809,752

	29,508,551	30,065,216
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value, 5,000,000 shares authorized
Series E non-voting convertible preferred stock, $.01 par value, 38,107 and 40,257 shares issued and outstanding, liquidation preference of $3,810,835(including unpaid dividends of $120,436 and $60,295)	3,931,271	4,086,130
Series F voting convertible preferred stock, $.01 par value, 6,000 and 8,000 shares issued and outstanding, liquidation preference of $600,000 (including unpaid dividends of $40,500 and $28,000)	640,500	828,000
Common Stock, $.01 par value, 100,000,000 shares authorized, 23,648,486 and 19,795,038 shares issued and outstanding	236,485	197,950
Additional paid in capital	12,032,767	11,728,943
Accumulated deficit	(21,674,175)	(21,755,718)

Total stockholders' equity (deficiency)	(4,833,152)	(4,914,695)

	$24,675,399	$25,150,551

See notes to condensed financial statements

STRATUS SERVICES GROUP, INC.

Condensed Statements of Operations
(Unaudited)

	Three Months Ended December 31,
	2003	2002
		(Restated)
Revenues	$23,886,064	$14,611,085
Cost of revenues	20,353,942	12,124,271

Gross Profit	3,532,122	2,486,814
Selling, general and administrative expenses	3,006,949	2,787,252

Operating income (loss) from continuing operations	525,173	(300,438)

Other income (expenses)
Interest and financing costs	(453,194)	(437,063)
Other income	9,564	6,287

	(443,630)	(430,776)

Earnings (loss) from continuing operations	81,543	(731,214)
Discontinued operations—earnings from discontinued operations	—	40,809

Net earnings (loss)	81,543	(690,405)
Dividends and accretion on preferred stock	(72,641)	(366,094)

Net earnings (loss) attributable to common stockholders	$8,902	$(1,056,499)

Net earnings (loss) per share attributable to common stockholders
Basic:
Earnings (loss) from continuing operations	$—	$(.07)
Earnings from discontinued operations	—	—

Net (loss)	$—	$(.07)

Diluted:
Earnings (loss) from continuing operations	$—	$(.07)
Earnings from discontinued operations	—	—

Net (loss)	$—	$(.07)

Weighted average shares outstanding per common share
Basic	21,089,266	14,337,271
Diluted	21,144,193	14,337,271

See notes to condensed financial statements

STRATUS SERVICES GROUP, INC.

Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,
	2003	2002
		(Restated)
Cash flows from operating activities
Net earnings (loss) from continuing operations	$81,543	$(731,214)
Net earnings from discontinued operations	—	40,809
Adjustments to reconcile net earnings (loss) to net cash used by operating activities
Depreciation	103,429	138,879
Amortization	110,311	74,412
Provision for doubtful accounts	—	25,000
Deferred financing costs amortization	402	402
Accrued interest	19,182	(20,588)
Imputed interest	21,313	7,633
Dividends and accretion on preferred stock	131,584	—
Changes in operating assets and liabilities
Accounts receivable	(50,303)	(916,710)
Prepaid insurance	445,065	(136,050)
Prepaid expenses and other current assets	63,498	3,779
Other assets	6,659	(27,010)
Insurance obligation payable	(72,472)	(115,732)
Accrued payroll and taxes	(380,188)	259,995
Payroll taxes payable	(48,164)	(453,759)
Accounts payable and accrued expenses	(116,346)	507,544

Total adjustments	233,980	(652,205)

	315,523	(1,342,610)

Cash flows (used in) investing activities
Purchase of property and equipment	(10,688)	(134,346)
Collection of notes receivable	5,536	—
Payments for business acquisitions	—	(38,000)

	(5,152)	(172,346)

Cash flows from financing activities
Payment of registration costs	(67,381)	—
Proceeds from loans payable	5,000	680,000
Payments of loans payable	(234,929)	(62,641)
Payments of notes payable—acquisitions	(153,278)	(182,823)
Net proceeds from line of credit	621,471	1,015,747
Cash overdraft	(349,878)	(66,853)
Dividends paid	—	(17,500)

	(178,995)	1,365,930

Net change in cash	131,376	(149,026)
Cash—beginning	53,753	162,646

Cash—ending	$185,129	$13,620

Supplemental disclosure of cash paid
Interest	$320,418	$519,499

Schedule of Noncash Investing and Financing Activities
Fair value of assets acquired	$—	$1,242,875
Less: cash paid	—	$(153,000)

Liabilities assumed	$—	$1,089,875

Issuance of common stock upon conversion of convertible preferred sock	$415,000	$511,000

Issuance of common stock in exchange for accounts payable and accrued expenses	$—	$37,500

Cumulative dividends and accretion on preferred stock	$72,641	$384,594

See notes to condensed financial statements

STRATUS SERVICES GROUP, INC.

(Notes to Condensed Financial Statements)
(Unaudited)

NOTE 1—BASIS OF PRESENTATION

        The accompanying condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position, the results of operations and cash flows of the Company for the periods presented. It is suggested that these condensed financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K.

        The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

        The following summarizes revenues:

	Three Months Ended December 31,
	2003	2002
		(Restated)
Staffing	$23,847,530	$14,368,008
Payrolling	38,534	243,077

	$23,886,064	$14,611,085

        Unlike traditional staffing services, under a payrolling arrangement, the Company's customer recruits and identifies individuals for the Company to hire to provide services to the customer. The Company becomes the statutory employer although the customer maintains substantially all control over those employees. Accordingly, Emerging Issues Task Force ("EITF") 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" requires that the Company does not reflect the direct payroll costs paid to such employees in revenues and cost of revenue.

NOTE 2—LIQUIDITY

        At December 31, 2003, the Company had limited liquid resources. Current liabilities were $23,601,396 and current assets were $15,806,407. The difference of $7,794,989 is a working capital deficit, which is primarily the result of losses incurred during the years ended September 30, 2003, 2002 and 2001. Current liabilities include a cash overdraft of $349,179, which is represented by outstanding checks. These conditions raise substantial doubts about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

        The Company's continuation of existence is dependent upon the continued cooperation of its creditors, its ability to generate sufficient cash flow to meet its continuing obligations on a timely basis, to fund the operating and capital needs, and to obtain additional financing as may be necessary.

        Management of the Company has taken steps to revise and reduce its operating requirement, which it believes will be sufficient to assure continued operations and implementation of the Company's plans. The steps include closing branches that are not profitable, consolidating branches and reductions in staffing and other selling, general and administrative expenses.

        The Company continues to pursue other sources of equity or long-term debt financings. The Company also continues to negotiate payment plans and other accommodations with its creditors.

NOTE 3—EARNINGS/LOSS PER SHARE

        Basic "Earnings Per Share" ("EPS") excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding. Dilutive shares were -0- and -0- for the three months ended December 31, 2003 and 2002 respectively.

NOTE 4—INTANGIBLE ASSETS

        We completed our annual impairment review of goodwill during the first quarter of fiscal 2004 and determined that no impairment change was required.

        As of December 31, 2003 and September 30, 2003, intangible assets consisted of the following:

	December 31, 2003	September 30, 2003
Covenant-not-to-compete	$230,480	$230,480
Customer list	1,957,709	1,957,709

	2,188,189	2,188,189
Less: accumulated amortization	(796,921)	(686,610)

	$1,391,268	$1,501,579

        Estimated amortization expense for each of the next five years is as follows:

For the Year Ending December 31,
2004	$412,000
2005	330,000
2006	156,000
2007	155,000
2008	152,000

NOTE 5—LINE OF CREDIT

        The Company has a loan and security agreement (the "Loan Agreement") with a lending institution whereby the Company can borrow up to 85% of eligible accounts receivable, as defined, not to exceed the lesser of $12 million or six times the Company's tangible net worth (as defined). Until December 2002, borrowings under the Loan Agreement bore interest at 1 1/2% above the prime rate (see below) and are collateralized by substantially all of the Company's assets. The Loan Agreement expires on June 12, 2004.

        At December 31, 2003, the Company was in violation of the following covenants under the Loan Agreement:

  (i)
  Failing to meet the tangible net worth requirement, and;

  (ii)
  The Company's Common Stock being delisted from the Nasdaq SmallCap Market

        The Company has received a waiver from the lender on the above violations and, in December 2002, entered into a modification of the Loan Agreement. The modification provided that borrowings under the Loan Agreement would bear interest at 1 3/4% above the prime rate, as long as the Company is in violation of any of the covenants under the Agreement.

        Effective April 10, 2003, the Company entered into another modification of the Loan Agreement which provides that borrowings under the Loan Agreement bear interest at 3% above the prime rate. The prime rate at December 31, 2003 was 4%.

NOTE 6—PREFERRED STOCK

a.
Series A

  The shares of Series A Preferred Stock have a stated value of $3.00 per share. The difference between the carrying value and redemption value of the Series A Preferred Stock was being accreted through a charge to additional paid-in-capital through September 30, 2003, since prior to September 30, 2003, the current value of the Series A Preferred Stock, including accrued dividends, had been included in stockholders' equity. Pursuant to SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", the current value of the Series A Preferred Stock, including accrued dividends was classified as a liability at September 30, 2003. Accordingly, subsequent to September 30, 2003, the difference between the carrying value and redemption value of the Series A Preferred Stock is being accreted through a charge to interest expense through the June 30, 2008 redemption date.

  The Series A Preferred Stock entitles the holders thereof to cumulative dividends at $.21 per share per year, payable semi-annually, commencing on December 31, 2001, when and if declared by the Board of Directors. The shares of Series A Preferred Stock are convertible at the option of the holder into shares of the Company's Common Stock on a one-for-one basis. On June 30, 2008, the Company will be required to redeem any shares of Series A Preferred Stock outstanding at a redemption price of $3.00 per share together with accrued and unpaid dividends, payable at the Company's option, either in cash or in shares of common stock. For purposes of determining the number of shares which the Company will be required to issue if it chooses to pay the redemption price in shares of Common Stock, the Common Stock will have a value equal to the average closing price of the Common Stock during the five trading days immediately preceding the date of redemption.

  In July 2003, the Company entered into an agreement with Artisan (UK) plc ("Artisan") pursuant to which the Company has agreed to redeem the aggregate 1,458,933 shares of its Series A Preferred Stock owned by Artisan.com and Cater Barnard (USA) plc, an affiliate of Artisan. These shares represent all of the shares of Series A Preferred Stock currently outstanding. The obligation to redeem the Series A Preferred Stock is contingent upon the Company's sale of not less than $4,000,000 of units consisting of one share of common stock and one common stock warrant ("Units") in a proposed "best-efforts" public offering of securities (the "Offering"). If the

  Company sells at least $4,000,000 of Units in the Offering, it will be obligated to pay $500,000 to Artisan within 15 days after the $4,000,000 of Units are sold. In addition, the Company will be obligated to pay Artisan an additional $250,000 by January 31, 2005 or, at the Company's option, issue to Artisan shares of the Company's common stock having an aggregate market value of $250,000, based upon the average closing bid prices of the common stock for the 30 trading days preceding January 31, 2005. If the Company fails to make the $250,000 payment in cash or stock, it will be required to pay Artisan $300,000 in cash, plus interest calculated on a daily basis at a rate of 18% from the date of the default to the date the default is cured. The Company has also agreed to issue to Artisan a number of shares of the Company's common stock which will represent 5.5% of its outstanding common stock, subject to certain adjustments, upon completion of the sale of $4,000,000 million of units of common stock so that the total number of shares of common stock issued to Artisan will equal 5.5% of the Company's common stock after giving effect to the assumed exercise of all warrants and options that then have exercise prices equal to or less than the then current price of the Company's common stock and the conversion of all convertible securities that then have conversion prices equal to or less than the then current market price of the Company's common stock.

b.
Series E

  The shares of Series E Preferred Stock have a stated value of $100 per share. The holders of the Series E Preferred Stock are entitled to cumulative dividends at a rate of 6% of the stated value per year, payable every 120 days, in preference and priority to any payment of any dividend on the Company's Common Stock. Dividends may be paid, at the Company's option, either in cash or in shares of Common Stock, valued at the Series E Conversion Price (as defined below). Holders of Series E Preferred Stock are entitled to a liquidation preference of $100 per share, plus accrued and unpaid dividends.

  The Series E Preferred Stock is convertible into Common Stock at a conversion price equal to 75% of the average of the closing bid prices, for the five trading days preceding the conversion date, for the Common Stock. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series E Preferred Stock to be converted by $100, and dividing the result by the Series E Conversion Price then in effect.

  Holders of Series E Preferred Stock do not have any voting rights, except as required by law.

  The Company may redeem the shares of the Series E Preferred Stock at any time prior to conversion, at a redemption price of 115% of the purchase price paid for the Series E Preferred Stock, plus any accrued but unpaid dividends.

  The discount arising from the beneficial conversion feature was treated as a dividend from the date of issuance to the earliest conversion date.

  During the three months ended December 31, 2003, holders of Series E Preferred Stock converted 2,150 shares into 1,853,448 shares of common stock at a conversion price of $.116. During the three months ended December 31, 2002, holders of Series E Preferred Stock converted 5,205 shares into 4,486,911 shares of Common Stock at conversion prices between $.108 and $.1365.

c.
Series F

  In July 2002, the Company's Chief Executive Officer invested $1,000,000 in the Company in exchange for 10,000 shares of newly created Series F Convertible Preferred Stock (the "Series F Preferred Stock"), which has a stated value of $100 per share.

  The holder of the Series F Preferred Stock is entitled to receive, from assets legally available therefore, cumulative dividends at a rate of 7% per year, accrued daily, payable monthly, in preference and priority to any payment of any dividend on the Common Stock and on the Series F Preferred Stock. Dividends may be paid, at the Company's option, either in cash or in shares of Common Stock, valued at the Series F Conversion Price (as defined below). Holders of Series F Preferred Stock are entitled to a liquidation preference of $100 per share, plus accrued and unpaid dividends.

  The Series F Preferred Stock is convertible into Common Stock at a conversion price (the "Series F Conversion Price") equal to $.10 per share. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series F Preferred Stock to be converted by $100, and dividing the result by the Series F Conversion Price.

  Except as otherwise required by law, holders of Series F Preferred Stock and holders of Common Stock shall vote together as a single class on each matter submitted to a vote of stockholders. Each outstanding share of Series F Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which each such share of Series F Preferred Stock is then convertible on the date for determination of stockholders entitled to vote at the meeting. Holders of the Series F Preferred Stock are entitled to vote at the meeting. Holders of the Series F Preferred Stock are entitled to vote as a separate class on any proposed amendment to the terms of the Series F Preferred Stock which would increase or decrease the number of authorized shares of Series F Preferred Stock or have an adverse impact on the Series F Preferred Stock and on any proposal to create a new class of shares having rights or preferences equal to or having priority to the Series F Preferred Stock.

  The Company may redeem the shares of the Series F Preferred Stock at any time prior to conversion at a redemption price of 115% of the purchase price paid for the Series F Preferred Shares plus any accrued but unpaid dividends.

  During the three months ended December 31, 2003, the Company's Chief Executive Officer converted 2,000 shares of the Series F Preferred Stock into 2,000,000 of common stock.

NOTE 7—STOCK-BASED COMPENSATION

        The Company accounts for its stock-based compensation plans using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no stock-based employee compensation cost has been recognized in the financial statements as all options granted under the Company's stock option plan, had an exercise price at least equal to the market value of the underlying common stock on the date of grant. The pro forma information below is based on provisions of SFAS No. 123, "Accounting for Stock-Based

Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," issued in December 2002.

	Three Months Ended December 31,
	2003	2002
Net earnings (loss) from continuing operations attributable to common stockholders, as reported	$8,902	$(1,097,308)
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(208,700)	(591,330)
Pro forma net (loss) from continuing operations attributable to common stockholders	$(199,798)	$(1,688,638)
Earnings (loss) from continuing operations per common share attributable to common stockholders:
Basic—as reported	$—	$(.07)
Basic—pro forma	$(.01)	$(.12)
Diluted—as reported	$—	$(.07)
Diluted—pro forma	$(.01)	$(.12)

NOTE 8—ACQUISITION

        Effective as of December 1, 2002 (the "Effective Date"), the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of six offices of Elite Personnel Services ("Elite"), a California corporation. The Elite branches provide temporary light industrial and clerical staffing in six business locations in California and Nevada. The Company also took over Elite's Downey, California office, from which Elite serviced no accounts but which it utilized as a corporate office. The Company intends to continue to utilize the Downey office as a regional corporate facility. The acquisition of Elite furthers the Company's expansion into the California staffing market. Pursuant to the terms of an Asset Purchase Agreement between the Company and Elite dated November 19, 2002 (the "Asset Purchase Agreement"), the purchase price payable at closing (the "Base Purchase Price") for the assets was $1,264,000, all of which was represented by an unsecured promissory note. In addition to the Base Purchase Price, Elite will also receive as a deferred purchase price, an amount equal to 10% of the annual "Gross Profits" as defined in the Asset Purchase Agreement of the acquired business between $2,500,000 and $3,200,000, and 15% of the annual Gross Profits of the acquired business in excess of $3,200,000 for a period of two years from the Effective Date. In connection with the transaction, Elite, its President and other key management members entered into non-competition and non-solicitation agreements pursuant to which they agreed not to compete with the Company in the territories of the acquired business for periods ranging from twelve months to five years, and to not solicit the employees or customers of the acquired business for periods ranging from twelve months to five years.

        For financial accounting purposes, interest on the note has been imputed at a rate of 11% per year. Accordingly, the note and Base Purchase Price has been recorded at $845,875. In accordance with SFAS No. 141, "Business Combinations" the contingent portion of the purchase price has been recognized as a liability to the extent that the net acquired assets exceed the purchase price. Accordingly, $244,000 is included in "Accounts payable and accrued expenses" on the attached balance sheets as of December 31, 2003 and September 30, 2003. There was an additional $176,644 of costs paid to third parties in connection with the acquisition.

        The following summarizes the fair value of the assets at the date of acquisition based upon a third-party valuation of certain intangible assets:

Property and equipment	$75,000
Covenant-not-to-compete	19,500
Customer list	1,172,019

Total assets acquired	$1,266,519

        The covenant-not-to-compete and customer list are being amortized over their estimated useful life of five and seven years, respectively.

        The unaudited pro forma results of operations for the three months ended December 31, 2002 presented below assume that the acquisition had occurred at the beginning of fiscal 2003. This information is presented for informational purposes only and includes certain adjustments such as amortization of intangibles resulting from the acquisitions and interest expense related to acquisition debt.

Revenues	$19,579,437
Net (loss) from continuing operations to common stockholders	(1,031,340)
Net (loss) per share attributable to common stockholders
Basic	$(.07)
Diluted	$(.07)

NOTE 9—DISCONTINUED OPERATIONS

Sale of Certain Branches

        On March 9, 2003, the Company completed the sale of substantially all of the tangible and intangible assets, excluding accounts receivable, of its Colorado Springs, Colorado office. Pursuant to the terms of an asset purchase agreement between the Company and US Temp Services, Inc. ("US Temps") dated March 9, 2003, the purchase price for the purchased assets was $20,000 which was paid by a promissory note, which bears interest at the rate of 6% per year and is payable in monthly installments of $608 over a three year period. The note is secured by a security interest on all of the purchased assets.

        The purchase price for the assets acquired by US Temps was arrived at through arms-length negotiations between the parties and resulted in a gain on sale of $13,958.

        On August 22, 2003, the Company completed the sale, effective as of August 18, 2003 (the "ALS Effective Date") of substantially all of the tangible and intangible assets, excluding accounts receivable, of its Miami Springs, Florida office. Pursuant to the terms of the Asset Purchase Agreement between the Company and ALS, LLC, a Florida limited liability company ("ALS") dated August 22, 2003 (the "Purchase Agreement"), the purchase price for the purchased assets was $128,000, which was paid by a promissory note, which bears interest at the rate of 7% per year with payments over a 60 month period. The amount of the monthly payments due under the note is greater of $10 per month or 20% of the monthly net profits generated by the staffing business originating from the purchased assets. However, until such time as all outstanding amounts due and owing by the Company to ALS, as of the date of the Purchase Agreement in the amount of $289,635 ($261,042 at December 31, 2003), have been paid in full, these monthly payments shall be deducted from any and all amounts due from the Company to ALS (see Note 10). The note is secured by a security interest in all of the purchased assets.

        In connection with the transaction, ALS entered into a non-compete and non-solicitation agreement pursuant to which ALS agreed not to compete with the Company with respect to any of the Company's other remaining offices for a period of 18 months.

        The purchase price for the assets acquired by ALS was arrived at through negotiations with a related party purchaser and resulted in a gain on sale of $10,777. The son of the Company's President and Chief Executive Officer is a 50% member in ALS, LLC.

        On September 10, 2003, the Company completed the sale, effective as of September 15, 2003 (the "Effective Date"), of substantially all of the tangible and intangible assets, excluding accounts receivable, of five of its New Jersey offices to D/O Staffing LLC ("D/O"). The offices sold are the following: Elizabeth, New Jersey, New Brunswick, New Jersey; Paterson, New Jersey, Perth Amboy, New Jersey and Trenton, New Jersey. Pursuant to the terms of an asset purchase agreement between D/O and us dated September 10, 2003 (the "D/O Purchase Agreement"), the base purchase price for the purchased assets was $1,250,000 payable as follows:

  (i)
  $1,150,000 payable in certified funds at the closing; and

  (ii)
  $100,000 payable in certified funds into escrow at the closing to be held in escrow by attorneys for the Buyer pursuant to the terms of an escrow agreement, to account for certain post-closing adjustments.

        Additionally, the Company may be entitled to receive as a deferred purchase price (the "Bonus"), an amount equal to $125,000, if, for the one year period measured from the Effective Date, the purchased assets generate for D/O at least $18,000,000 in actual billings by client accounts served by the Company as of the Closing and transferred by the Company to D/O pursuant to the D/O Purchase Agreement. The Bonus, if any, is payable by a promissory note, payable over 24 months and bearing interest at an interest rate of 6% a year.

        The transaction resulted in a (loss) on sale of $(50,354).

        On September 29, 2003, the Company completed the sale of substantially all of the tangible and intangible assets, excluding accounts receivable, of its Las Vegas, Nevada office. Pursuant to the terms of an asset purchase agreement between the Company and US Temps dated September 29, 2003, the purchase price for the purchased assets was $105,000, all of which was paid by a promissory note, which bears interest at the rate of 6% per year and is payable in monthly installments of $2,030, over a five year period. The note is secured by a security interest on all of the purchased assets.

        The transaction resulted in a gain on sale of $4,599.

        Revenues from the aforementioned certain branches were $5,413,935 for the three months ended December 31, 2002.

        The statement of operations for the three months ended December 31, 2002, has been reclassified to reflect the operating results of the sold branches as discontinued operations.

NOTE 10—RELATED PARTY TRANSACTIONS

Consulting Agreement

        The son of the Chief Executive Officer of the Company (the "CEO") provides consulting services to the Company. Consulting expense was $1,200 and $13,600 for the three months ended December 31, 2003 and 2002, respectively.

        The Company has paid consulting fees to an entity whose stockholder is another son of the CEO of the Company. Consulting fees amounted to $—0— and $24,000 for the three months ended December 31, 2003 and 2002, respectively.

Joint Venture

        The Company provides information technology staffing services through a joint venture, Stratus Technology Services, LLC ("STS"), in which the Company has a 50% interest. A son of the CEO of the Company has a majority interest in the other 50% venturer. The Company's (loss) from operations of STS of $(14,593) and $(2,969) for the three months ended December 31, 2003 and 2002, respectively, is included in other income (expense) in the statements of operations.

        Summarized financial information of STS is not provided because the investment is not material.

Note Receivable

        The $128,000 "Note Receivable—related party" as of December 31, 2003, is the amount due from ALS in connection with the sale of the Company's Miami Springs, Florida office (see Note 9). ALS is the holding company for Advantage Services Group, LLC ("Advantage").

Cost of Revenues

        In November 2003, the Company entered into agreements with Advantage, whereby Advantage is to provide payrolling services with respect to four of the Company's accounts, at Advantage's cost plus a fee ranging between 2% to 3%. The Company has pledged the four accounts as security for its obligation under these agreements. In addition, if the aggregate payroll of employees provided under these agreements does not equal at least $8 million by November 30, 2004, the Company will be required to pay Advantage an amount equal to 8% of the shortfall. Costs incurred under the agreements and a previous agreement was $1,663,879 and $606,534 in the three months ended December 31, 2003 and 2002, respectively.

        In addition to the foregoing, in November 2003, the Company agreed to pay Advantage $5,000 per week until $225,000 owed to Advantage in connection with the previous agreement for payrolling services has been paid. As of December 31, 2003, $15,000 has been paid under this agreement. The obligation to pay this amount is secured by a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant, which is exercisable only if the Company defaults on its payment obligations to Advantage, has an exercise price equal to the lower of $.15 per share or 75% of the then current market price of the common stock.

NOTE 11—SUBSEQUENT EVENTS

a.
Pursuant to certain registration rights granted to the holders of the Series E Preferred Stock, the Company is obligated to file a registration statement under the Securities Act of 1933 with respect to the shares of common stock issuable upon conversion of the Series E Preferred Stock. The Company is obligated to pay penalties for each 120 day period that such registration statement has not been filed and declared effective. As per agreement with the holders of the Series E Preferred Stock, the next penalty measurement date was extended until January 31, 2004. In addition, the holders of the Series E Preferred Stock agreed that any penalty amounts due would be paid as additional shares of Series E Preferred Stock.

  Since there was no registration statement filed by January 31, 2004, an additional 5,716 shares will be issued as payment of the $571,605 due to holders of the Series E Preferred Stock.

b.
On February 13, 2004, the Company filed, with the Securities and Exchange Commission, a Form S-4 Registration Statement whereby the Company has offered to exchange each outstanding share of the Series E Preferred Stock for, at the election of the holder, common stock and common stock purchase warrants or Series I Preferred Stock (the "Exchange Offer").

  Pursuant to the terms of the Exchange Offer, the Company will exchange each share of Series E Preferred Stock, at the holder's election for either (i) 100 shares of common stock and 200 common stock purchase warrants for each $100 in liquidation preference and accrued dividends represented by the Series E Preferred Stock; or (ii) one share of Series I Preferred Stock having a stated value of $100 per share for each $100 in liquidation preference and accrued dividends represented by the Series E Preferred Stock.

  Each warrant entitles its owner to purchase one share of common stock for $.95. The warrants will be exercisable at any time during the period commencing one year after the closing of the Exchange Offer and for a period of three years thereafter, unless the Company has redeemed them. The Company may redeem the warrants, at a redemption price of $.10 per warrant, upon thirty days prior written notice beginning one year after the closing of the Exchange Offer, once the closing bid price of the common stock has been at least $1.66 for 20 consecutive trading days.

  The Company will be required to redeem each share of Series I Preferred Stock for an amount equal to the stated value of $100 per share plus all accrued and unpaid dividends on the six month anniversary of the date of the issuance of the Series I Preferred Stock to the extent permitted by applicable law. If the Company fails to redeem the Series I Preferred Stock, as required, each share of Series I Preferred Stock will thereafter be convertible, at the option of the holder, into 100 shares of common stock and 200 common stock purchase warrants for each $100 of stated value and accrued and unpaid dividends represented by the Series I Preferred Stock at the time of conversion.

  The Exchange Offer is subject to several conditions, the most significant being (i) the sale of at least $1 million of units in a public offering of units in the Offering (see Note 6); and (ii) the effectiveness of the registration statement regarding the Exchange Offer.

  The Exchange Offer will remain open until March 17, 2004, but the Company has a right to extend the offering period.

  The Company has not obtained, nor will it obtain, approval of the Exchange Offer from either the holders of the common stock or holders of Series E Preferred Stock

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

        The following pro forma financial information illustrates the effect of the exchange offer under the three following scenarios:

  •
  Scenario 1—Assuming all outstanding shares of Series E Preferred Stock are tendered and accepted, and that holders of 50% of the outstanding shares of Series E Preferred Stock elect to receive 100 shares of Common Stock and 200 common stock purchase warrants for each $100 in liquidation preference and accrued dividends represented by the Series E Preferred Stock and holders of the other 50% of the outstanding shares of Series E Preferred Stock elect to receive one share of Series I Preferred Stock and 100 common stock purchase warrants for each $100 in liquidation preference and accrued dividends represented by the Series E Preferred Stock.

  •
  Scenario 2—Assuming all outstanding shares of Series E Preferred Stock are tendered and accepted, and that each holder elects to receive 100 shares of common stock and 200 common stock purchase warrants for each $100 in liquidation preference and accrued dividends represented by the Series E Preferred Stock.

  •
  Scenario 3—Assuming all outstanding shares of Series E Preferred Stock are tendered and accepted, and that each holder elects to receive one share of Series I Preferred Stock and 100 common stock purchase warrants for each $100 in liquidation preference and accrued dividends represented by the Series E Preferred Stock.

        The pro forma condensed balance sheets assume that the exchanges described above occurred on December 31, 2003. The pro forma condensed statements of operations assume that the exchange offer occurred at the beginning of the period presented.

        The pro forma financial information is not necessarily indicative of the actual results of operations or financial position that would have occurred had the acquisition of the other transactions occurred on the assumed dates nor do they represent any indication of future performance. The pro forma adjustments give effect to available information and assumptions that we believe are reasonable. The pro forma financial information should be read in conjunction with our audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this prospectus.

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Balance Sheet at
December 31, 2003
(Unaudited)

Scenario 1

	Pro Forma
Assets
	Historical	Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$185,129	$—		$185,129
Accounts receivable—less allowance for doubtful accounts of $1,737,000	12,336,854	—		12,336,854
Unbilled receivables	1,218,469	—		1,218,469
Notes receivable (current portion)	25,541	—		25,541
Prepaid insurance	1,826,650	—		1,826,650
Prepaid expenses and other current assets	213,764	—		213,764

	15,806,407	—		15,806,407
Notes receivable (net of current portion)	89,258	—		89,258
Note receivable—related party	128,071	—		128,071
Property and equipment, net of accumulated depreciation	844,977	—		844,977
Intangible assets, net of accumulated amortization	1,391,268	—		1,391,268
Goodwill	5,816,353	—		5,816,353
Deferred registration costs	441,746	—		441,746
Other assets	157,319	—		157,319

	$24,675,399	$—		$24,675,399

Liabilities and Stockholders' Equity
Current liabilities
Loans payable (current portion)	$564,156	$—		$564,156
Loans payable—related parties	458,004	—		458,004
Notes payable—acquisitions (current portion)	691,382	—		691,382
Line of credit	8,933,746	—		8,933,746
Cash overdraft	349,179	—		349,179
Insurance obligation payable	25,034	—		25,034
Accounts payable and accrued expenses	4,690,240	—		4,690,240
Accrued payroll and taxes	2,093,408	—		2,093,408
Payroll taxes payable	4,973,247	—		4,973,247
Put options liability	823,000	—		823,000
Series I preferred stock	—	1,965,636	(a)	1,965,636

	23,601,396	1,965,636		25,567,032
Loans payable (net of current portion)	26,652	—		26,652
Notes payable—acquisitions (net of current portion)	1,899,157	—		1,899,157
Convertible debt	40,000	—		40,000
Series A preferred stock	3,941,346	—		3,941,346

	29,508,551	1,965,636		31,474,187
Stockholders' equity
Common stock, $.01 par value, 100,000,000 shares authorized; 23,648,486* shares issued and outstanding (historical), 7,877,757 shares issued and outstanding (pro forma)	236,485	78,625	(a)	315,110
Series E preferred stock	3,931,271	(3,931,271	)(a)	—
Series F preferred stock	640,500			640,500
Additional paid-in capital	12,032,767	1,887,010(a	)	13,919,777
Accumulated deficit	(21,674,175)	—		(21,674,175)

Total stockholders' (deficiency)	(4,833,152)	(1,965,636)		(6,798,788)

	$24,675,399	$—		$24,675,399

*
not adjusted for proposed one-for-four reverse stock split.

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Balance Sheet at
December 31, 2003
(Unaudited)

Scenario 2

	Pro Forma
Assets
	Historical	Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$185,129	$—		$185,129
Accounts receivable—less allowance for doubtful accounts of $1,737,000	12,336,854	—		12,336,854
Unbilled receivables	1,218,469	—		1,218,469
Notes receivable (current portion)	25,541	—		25,541
Prepaid insurance	1,826,650	—		1,826,650
Prepaid expenses and other current assets	213,764	—		213,764

	15,806,407	—		15,806,407
Notes receivable (net of current portion)	89,258	—		89,258
Note receivable—related party	128,071	—		128,071
Property and equipment, net of accumulated depreciation	844,977	—		844,977
Intangible assets, net of accumulated amortization	1,391,268	—		1,391,268
Goodwill	5,816,353	—		5,816,353
Deferred registration costs	441,746	—		441,746
Other assets	157,319	—		157,319

	$24,675,399	$—		$24,675,399

Liabilities and Stockholders' Equity
Current liabilities
Loans payable (current portion)	$564,156	$—		$564,156
Loans payable—related parties	458,004	—		458,004
Notes payable—acquisitions (current portion)	691,382	—		691,382
Line of credit	8,933,746	—		8,933,746
Cash overdraft	349,179	—		349,179
Insurance obligation payable	25,034	—		25,034
Accounts payable and accrued expenses	4,690,240	—		4,690,240
Accrued payroll and taxes	2,093,408	—		2,093,408
Payroll taxes payable	4,973,247	—		4,973,247
Put options liability	823,000	—		823,000

	23,601,396	—		23,601,396
Loans payable (net of current portion)	26,652	—		26,652
Notes payable—acquisitions (net of current portion)	1,899,157	—		1,899,157
Convertible debt	40,000	—		40,000
Series A preferred stock	3,941,346	—		3,941,346

	29,508,551	—		29,508,551
Stockholders' equity
Common stock, $.01 par value, 100,000,000 shares authorized; 23,648,486* shares issued and outstanding (historical), 9,843,393 shares issued and outstanding (pro forma)	236,485	157,251	(a)	393,736
Series E preferred stock	3,931,271	(3,931,271	)(a)	—
Series F preferred stock	640,500			640,500
Additional paid-in capital	12,032,767	3,774,020	(a)	15,806,787
Accumulated deficit	(21,674,175)	—		(21,674,175)

Total stockholders' (deficiency)	(4,833,152)	—		(4,833,152)

	$24,675,399	$—		$24,675,399

*
not adjusted for proposed one-for-four reverse stock split.

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Balance Sheet at
December 31, 2003
(Unaudited)

Scenario 3

	Pro Forma
Assets
	Historical	Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$185,129	$—		$185,129
Accounts receivable—less allowance for doubtful accounts of $1,737,000	12,336,854	—		12,336,854
Unbilled receivables	1,218,469	—		1,218,469
Notes receivable (current portion)	25,541	—		25,541
Prepaid insurance	1,826,650	—		1,826,650
Prepaid expenses and other current assets	213,764	—		213,764

	15,806,407	—		15,806,407
Notes receivable (net of current portion)	89,258	—		89,258
Note receivable—related party	128,071	—		128,071
Property and equipment, net of accumulated depreciation	844,977	—		844,977
Intangible assets, net of accumulated amortization	1,391,268	—		1,391,268
Goodwill	5,816,353	—		5,816,353
Deferred registration costs	441,746	—		441,746
Other assets	157,319	—		157,319

	$24,675,399	$—		$24,675,399

Liabilities and Stockholders' Equity
Current liabilities
Loans payable (current portion)	$564,156	$—		$564,156
Loans payable—related parties	458,004	—		458,004
Notes payable—acquisitions (current portion)	691,382	—		691,382
Line of credit	8,933,746	—		8,933,746
Cash overdraft	349,179	—		349,179
Insurance obligation payable	25,034	—		25,034
Accounts payable and accrued expenses	4,690,240	—		4,690,240
Accrued payroll and taxes	2,093,408	—		2,093,408
Payroll taxes payable	4,973,247	—		4,973,247
Put options liability	823,000	—		823,000
Series I preferred stock	—	3,931,271	(a)	3,931,271

	23,601,396	3,931,271		27,532,667
Loans payable (net of current portion)	26,652	—		26,652
Notes payable—acquisitions (net of current portion)	1,899,157	—		1,899,157
Convertible debt	40,000	—		40,000
Series A preferred stock	3,941,346	—		3,941,346

	29,508,551	3,931,271		33,439,822
Stockholders' equity
Common stock, $.01 par value, 100,000,000 shares authorized; 23,648,486* shares issued and outstanding (historical), 5,912,122 shares issued and outstanding (pro forma)	236,485			236,485
Series E preferred stock	3,931,271	(3,931,271	)(a)	—
Series F preferred stock	640,500	—		640,500
Additional paid-in capital	12,032,767	—		12,032,767
Accumulated deficit	(21,674,175)	—		(21,674,175)

Total stockholders' (deficiency)	(4,833,152)	(3,931,271)		(8,764,423)

	$24,675,399	$—		$24,675,399

*
not adjusted for proposed one-for-four reverse stock split.

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Statement of Operations
For the Three Months Ended December 31, 2003
(Unaudited)

Scenario 1

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$23,886,064	$—		$23,886,064
Cost of revenues	20,353,942	—		20,353,942

Gross profit	3,532,122	—		3,532,122
Selling, general and administrative expenses	3,006,949	—		3,006,949

Operating income	525,173	—		525,173

Other income (expenses)
Interest and financing costs	(453,194)	(58,969	)(b)	(512,163)
Other income (expense)	9,564	—		9,564

	(443,630)	(58,969)		(502,599)

Net earnings	81,543	(58,969)		22,574
Dividends and accretion on preferred stock	(72,641)	60,141	(c)	(12,500)

Net earnings attributable to common stockholders	$8,902	$1,172		$10,074

Net earnings per share attributable to common stockholders*
Basic:	$—			$—
Diluted:	$—			$—
Weighted average shares, outstanding*
Basic	21,089,266			28,951,850
Diluted	21,144,193			29,006,777
*
not adjusted for proposed one-for-four reverse stock split

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Statement of Operations
For the Three Months Ended December 31, 2003
(Unaudited)

Scenario 2

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$23,886,064	$—		$23,886,064
Cost of revenues	20,353,942	—		20,353,942

Gross profit	3,532,122	—		3,532,122
Selling, general and administrative expenses	3,006,949	—		3,006,949

Operating income	525,173	—		525,173

Other income (expenses)
Interest and financing costs	(453,194)	—		(453,194)
Other income (expense)	9,564	—		9,564

	(443,630)	—		(443,630)

Net earnings	81,543	—		81,543
Dividends and accretion on preferred stock	(72,641)	60,141	(c)	(12,500)

Net earnings attributable to common stockholders	$8,902	$60,141		$69,043

Net earnings per share attributable to common stockholders*
Basic:	$—			$—
Diluted:	$—			$—
Weighted average shares, outstanding*
Basic	21,089,266			36,814,434
Diluted	21,144,193			36,869,361
*
not adjusted for proposed one-for-four reverse stock split

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Statement of Operations
For the Three Months Ended December 31, 2003
(Unaudited)

Scenario 3

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$23,886,064	$—		$23,886,064
Cost of revenues	20,353,942	—		20,353,942

Gross profit	3,532,122	—		3,532,122
Selling, general and administrative expenses	3,006,949	—		3,006,949

Operating income	525,173	—		525,173

Other income (expenses)
Interest and financing costs	(453,194)	(117,938	)(b)	(571,132)
Other income (expense)	9,564	—		9,564

	(443,630)	(117,938)		(561,568)

Net earnings (loss)	81,543	(117,938)		(36,395)
Dividends and accretion on preferred stock	(72,641)	60,141	(c)	(12,500)

Net earnings (loss) attributable to common stockholders	$8,902	$(57,797)		$(48,895)

Net earnings (loss) per share attributable to common stockholders*
Basic:	$—			$—
Diluted:	$—			$—
Weighted average shares, outstanding*
Basic	21,089,266			21,089,266
Diluted	21,144,193			21,089,266
*
not adjusted for proposed one-for-four reverse stock split

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Statement of Operations
For the Year Ended September 30, 2003
(Unaudited)

Scenario 1

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$76,592,209	$—		$76,592,209
Cost of revenues	65,186,431	—		65,186,431

Gross profit	11,405,778	—		11,405,778
Selling, general and administrative expenses	13,309,072	—		13,309,072
Other charges	753,000	—		753,000

Operating (loss) from continuing operations	(2,656,294)	—		(2,656,294)

Other income (expenses)
Interest and financing costs	(1,887,900)	(235,876	)(b)	(2,123,776)
Other income (expense)	111,062	—		111,062

	(1,776,838)	(235,876)		(2,012,714)

(Loss) from continuing operations	(4,433,132)	(235,876)		(4,669,008)
Dividends and accretion on preferred stock	(1,629,874)	1,029,091	(c)	(600,783)

Net (loss) from continuing operations attributable to common stockholders	$(6,063,006)	$793,215		$(5,269,791)

Basic:
Earnings (loss) from continuing operations	$(.34)			$(.23)
Diluted:
Earnings (loss) from continuing operations	$(.34)			$(.23)
Weighted average shares, outstanding per common share
Basic	17,510,918			22,798,266
Diluted	17,510,918			22,798,266

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Statement of Operations
For the Year Ended September 30, 2003
(Unaudited)

Scenario 2

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$76,592,209	$—		$76,592,209
Cost of revenues	65,186,431	$—		65,186,431

Gross profit	11,405,778	—		11,405,778
Selling, general and administrative expenses	13,309,072	—		13,309,072
Other charges	753,000	—		753,000

Operating (loss) from continuing operations	(2,656,294)	—		(2,656,294)

Other income (expenses)
Interest and financing costs	(1,887,900)	—		(1,887,900)
Other income (expense)	111,062	—		111,062

	(1,776,838)	—		(1,776,838)

(Loss) from continuing operations	(4,433,132)	—		(4,433,132)
Dividends and accretion on preferred stock	(1,629,874)	1,029,091	(c)	(600,783)

Net (loss) from continuing operations attributable to common stockholders	$(6,063,006)	$1,029,091		$(5,033,915)

Basic:
Earnings (loss) from continuing operations	$(.34)			$(.20)
Diluted:
Earnings (loss) from continuing operations	$(.34)			$(.20)
Weighted average shares, outstanding per common share
Basic	17,510,918			24,728,528
Diluted	17,510,918			24,728,528

STRATUS SERVICES GROUP, INC.

Pro Forma Condensed Statement of Operations
For the Year Ended September 30, 2003
(Unaudited)

Scenario 3

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$76,592,209	$—		$76,592,209
Cost of revenues	65,186,431	—		65,186,431

Gross profit	11,405,778	—		11,405,721
Selling, general and administrative expenses	13,309,072	—		13,309,072
Other charges	753,000	—		753,000

Operating (loss) from continuing operations	(2,656,294)	—		(2,656,294)

Other income (expenses)
Interest and financing costs	(1,887,900)	(471,752	)(b)	(2,359,652)
Other income (expense)	111,062	—		111,062

	(1,776,838)	(471,752)		(2,248,590)

(Loss) from continuing operations	(4,433,132)	(471,752)		(4,904,884)
Dividends and accretion on preferred stock	(1,629,874)	1,029,091	(c)	(600,783)

Net (loss) from continuing operations attributable to common stockholders	$(6,063,006)	$557,339		$(5,505,667)

Basic:
Earnings (loss) from continuing operations	$(.34)			$(.31)
Diluted:
Earnings (loss) from continuing operations	$(.34)			$(.31)
Weighted average shares, outstanding per common share
Basic	17,510,918			17,510,918
Diluted	17,510,918			17,510,918

Notes to Unaudited Pro Forma Financial Statements

(a)
To record issuance of securities pursuant to the exchange offer.

(b)
To record interest expense attributable to dividends accruing on Series I Preferred Stock issued pursuant to the exchange offer.

(c)
To record elimination of dividends and accretion of Series E Preferred Stock surrendered in the exchange offer.

APPENDIX A

        LETTER OF TRANSMITTAL
TO ACCOMPANY SHARES OF SERIES E PREFERRED STOCK
OF

STRATUS SERVICES GROUP, INC.
MADE PURSUANT TO THE STRATUS SERVICES GROUP, INC. EXCHANGE OFFER
SET FORTH IN THE
PROSPECTUS
DATED MAY 13, 2004

THE EXCHANGE OFFER WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 25, 2004,
UNLESS THE OFFER IS EXTENDED.

By Hand:	By Mail:	By Facsimile:
Exchange Offer Department Stratus Services Group, Inc. 500 Craig Road Manalapan, New Jersey 07726	Exchange Offer Department Stratus Services Group, Inc. 500 Craig Road Manalapan, New Jersey 07726	(Eligible Institutions Only) (732) 866-6676

DESCRIPTION OF SHARES TENDERED
(See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as Name(s) Appears on Certificate(s)	Shares Tendered (Attach Additional List if Necessary)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Total Shares

        Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Company are being tendered. See Instruction 4.

PLEASE READ THE ENTIRE LETTER
OF TRANSMITTAL, INCLUDING THE ACCOMPANY INSTRUCTIONS,
CAREFULLY BEFORE CHECKING ANY BOX BELOW.

        Delivery of this instrument and all other documents to an address or transmission of instructions to a facsimile number other than as set forth above does not constitute a valid delivery.

        This Letter of Transmittal is to be used only if certificates for Shares (as defined below) are to be forwarded herewith. See Instruction 2.

        Shareholders who cannot deliver the certificates for their Shares to the Company prior to the Expiration Date (as defined in the Prospectus) or who cannot deliver a Letter of Transmittal and all other required documents to the Company prior to the Expiration Date must, in each case, tender their Shares pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus captioned "Procedure for Tendering Shares". See Instruction 2.

☐
CHECK HERE IF TENDERED SHARES ARE BEING EXCHANGED FOR COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS. If you check this box, please identify the number of shares being tendered in exchange for common stock and common stock purchase warrants below:

  The number of Shares being tendered:

☐
CHECK HERE If TENDERED SHARES ARE BEING EXCHANGED FOR SERIES I PREFERRED STOCK. If you check this box, please identify the number of shares being tendered in exchange for secured promissory notes below:

  The number of Shares being tendered:

  Please note that any shares of Series E Preferred Stock issued in payment of penalties with respect to hares of Series E Preferred Stock tendered in the Exchange Offer as a result of our failure to timely register the shares of common stock issuable upon conversion of the Series E Preferred Stock for public resale will be treated as tendered for the same securities as the shares with respect to which they were issued.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to Stratus Services Group, Inc., a Delaware corporation (the "Company"), the above described shares of Series E Preferred Stock (the "Shares") of the Company pursuant to the Company's offer to exchange Shares upon the terms and subject to the conditions set forth in the Company's Prospectus dated May 13, 2004 (the "Prospectus"), receipt of which is hereby acknowledged and in this Letter of Transmittal (which together constitute the "Exchange Offer").

        Subject to and effective upon acceptance for exchange of the Shares tendered hereby in accordance with the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Shares that are being tendered hereby and hereby irrevocably constitutes and appoints the Company as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

  (a)
  present certificates for such Shares for cancellation and transfer of the Company's books; and

  (b)
  receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the following representations and warranties, all in accordance with the terms of the Exchange Offer.

        The undersigned hereby represents and warrants to the Company that:

  (a)
  the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby;

  (b)
  when and to the extent the Company accepts such Shares for exchange, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

  (c)
  on request, the undersigned will execute and deliver any additional documents the Company deems necessary or desirable to complete the assignment, transfer and purchase of the Shares tendered hereby;

  (d)
  the undersigned understands that tenders of Shares pursuant to any one of the procedures described in the section of the Registration Statement captioned "Procedures for Tendering Shares" and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer.

        All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

        The name(s) and address(es) of the registered holder(s) should be printed above, if they are not already printed above, exactly as they appear on the certificates representing Shares tendered hereby. The certificate numbers, the number of Shares represented by such certificates, and the number of Shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

        Unless otherwise indicated under "Special Issuance Instructions," please issue the Exchange Consideration in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the Exchange Consideration (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please issue the Exchange Consideration in the name(s) of, and mail said Exchange Consideration to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the "Special Issuance Instructions," to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Shares so tendered.

2

SPECIAL ISSUANCE INSTRUCTIONS—Only complete this Special Issuance Instructions box if the Exchange Consideration is to be issued to person(s) other than the registered holder:

Issue to: Name

(Please print or type showing full name of person(s) to whom the Exchange Consideration should be issued)

Address of person(s) to whom the Exchange Consideration should be issued:

(Include Zip Code)

Social Security or Taxpayer Identification Number of person(s) to whom the Exchange
Consideration should be issued:

(See Instruction 7)

Note: See Instruction 2 of this Letter of Transmittal regarding the requirement for a signature guaranty with respect to the endorsement required of the registered holder or representative thereof.

3

SPECIAL DELIVERY INSTRUCTIONS—Only complete this Special Delivery Instructions box if the Exchange Consideration is to be sent to the registered holder at an address other than the record address of the registered holder:

Please print or type.

Mail to: Name

Address:

(Include Zip Code)

THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF SHARES BY THE
COMPANY FOR EXCHANGE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN
THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND SUBJECT TO THE
CONDITIONS OF THE EXCHANGE OFFER.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

PLEASE SIGN HERE
(TO BE COMPLETED BY ALL SHAREHOLDERS)

Signature(s) of Owner(s):

Signature(s) of Owner(s)
Dated:

Name(s):

(Please Print)
Capacity (full title):

Address:

(Include Zip Code)
Area Code and Telephone Number:

        (Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

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GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

Name of Firm:

Authorized Signature:

Name:

(Please Print)
Title:

Address:

(Include Zip Code)
Area Code and Telephone Number:

Dated:

5

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    GUARANTEE OF SIGNATURE. No signature guarantee is required if either:

          (a)    This Letter of Transmittal is signed by the registered holder of the shares exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and payment and delivery are to be made directly to such owner unless such owner has completed either the box entitled "Special Payment Instructions" or "Special Delivery Instructions" above; or

          (b)    Such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approved Signature Guarantee Medallion Program (each such entity, an "Eligible Institution").

        In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

        2.    DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATE: GUARANTEED DELIVERY PROCEDURES. This Letter of Transmittal is to be used only if certificates for Shares are delivered with it to the Company (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Company). Certificates for all physically tendered Shares, together in each case with a properly completed and duly executed Letter of Transmittal or duly executed and manually signed photocopy of the Letter of Transmittal, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Company at the appropriate address set forth on the front page of this Letter of Transmittal and must be delivered to the Company on or before the Expiration Date (as defined in the Exchange Offer).

        Shareholders whose certificates are not immediately available or who cannot deliver certificates for their Shares and all other required documents to the Company before the Expiration Date, must, in any such case, tender their Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or photocopy of it (with any required signature guarantee)) and by otherwise complying with the guaranteed delivery procedures described in the Prospectus. Pursuant to such procedure, certificates for all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal (or photocopy of it) and all other documents required by this Letter of Transmittal, must be received by the Company within three New York Stock Exchange trading days after receipt by the Company of such Notice of Guaranteed Delivery, all as provided in the Prospectus.

        The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Company and must include a signature guarantee by an Eligible Institution in the form set forth in such Notice. For Shares to be tendered validly pursuant to the guaranteed delivery procedure, the Company must receive the Notice of Guaranteed Delivery on or before the Expiration Date.

        THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

        The Company will not accept any alternative, conditional or contingent tenders. All tendering shareholders, by execution of this Letter of Transmittal (or a photocopy of it), waive any right to receive any notice of the acceptance of their tender.

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        3.    INADEQUATE SPACE. If the space provided in the box captioned "Description of Shares Tendered" is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

        4.    PARTIAL TENDERS. If fewer than all of the Shares evidenced by any certificate are to be tendered, fill in the number of Shares that are to be tendered in the column entitled "Number of Shares Tendered," in the box captioned "Description of Shares Tendered." In such case, if any tendered Shares are exchanged, a new certificate for the remainder of the Shares (including any Shares not exchanged) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the "Special Issuance Instructions" or "Special Delivery Instructions" box on this Letter of Transmittal as soon as practicable after the Expiration Date. Unless otherwise indicated, all Shares represented by the certificate(s) listed and delivered to the Company will be deemed to have been tendered.

        5.    SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.

          (a)    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with name(s) as written on the face of the certificate(s) without change whatsoever.

          (b)    If the Shares are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

          (c)    If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

          (d)    When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Shares or separate stock power(s) are required unless payment is to be made or the certificate(s) for Shares not purchased are to be issued to a person other than the registered holder(s). SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or their certificate(s) for Shares not tendered are to be issued to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

          (e)    If this Letter of Transmittal or any certificate(s) or stock power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

        6.    STOCK TRANSFER TAXES. Except as provided in this Instruction 6, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. The Company will pay or cause to be paid any stock transfer taxes payable on the transfer to it of Shares pursuant to the Exchange Offer. If, however:

          (a)    payment of the aggregate Exchange Consideration for Shares tendered hereby and accepted for exchange is to be made to any person other than the registered holder(s);

          (b)    Shares not tendered or not accepted for exchange are to be registered in the name(s) of any person(s) other than the registered holder(s); or

7

          (c)    Tendered certificates are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal,

then the Company the amount of any stock transfer taxes (whether imposed on the registered holder, such other person or otherwise) payable on account of the transfer to such person will be payable by the tendering holder.

        7.    SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If certificate(s) for Shares not tendered and/or Exchange Consideration are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates and/or Exchange Consideration are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned "Special Issuance Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

        8.    IRREGULARITIES. All questions as to the number of Shares to be accepted, the Exchange Consideration to be provided therefor and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Shares it determines not to be in proper form or the acceptance of which or exchange for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer and any defect or irregularity in the tender of any particular Shares, and the Company's interpretation of the terms of the Exchange Offer (including these instructions) will be final and binding on all parties. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

        9.    QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to, or additional copies of the Registration Statement, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, the Company at the addresses and telephone numbers set forth at the end of this Letter of Transmittal or from your broker, dealer, commercial bank or trust company.

        10.    SUBSTITUTE FORM W-9. Federal income tax law generally requires that a tendering holder whose Shares are accepted for exchange must provide the Exchange Agent (as payor) with such holder's correct Taxpayer Identification Number (a "TIN"), which, in the case of a holder who is an individual, is such holder's social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service and backup withholding in an amount equal to 30% (or the then applicable rate) of the amount of any reportable payments made after the exchange to such tendering holder. If withholding results in an overpayment of taxes, a refund may be obtained.

        To prevent backup withholding, each tendering holder must provide such holder's correct TIN by completing the "Substitute Form W-9" set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding.

        If the holder does not have a TIN, such holder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for

8

instructions on applying for a TIN, write "Applied For" in the space for the TIN in Part 1 of the Substitute Form S-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If the holder does not provide such holder's TIN to the Exchange Agent within 60 days, backup withholding will begin and continue until such holder furnishes such holder's TIN to the Exchange Agent. Note: Writing "Applied For" on the form means that the holder has already applied for a TIN or that such holder intends to apply for one in the near future.

        If the Shares are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

        Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder should write "Exempt" in Part 2 of Substitute Form W-9. See the W-9 Guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed Form W-8 BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding," signed under penalty of perjury attesting to such exempt status. Such form may be obtained from the Exchange Agent.

        The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with the Company's obligations regarding backup withholding.

9

SPECIFIC INSTRUCTIONS FOR COMPLETION OF SUBSTITUTE FORM W-9

PART I. Taxpayer Identification Number (TIN)

        Enter your TIN in the appropriate box.    If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

        If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

        If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity's EIN.

        Note: see the chart on page 4 for further clarification of name and TIN combination.

        How to get a TIN.    If you do not have an TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

        If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

        Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

        Caution: A disregard domestic entity that has a foreign owner must use the appropriate Form W-8.

10

What Name and Number to Give the
Requester

For this type of account:		Give name and SSN of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship of single-owner LLC	The owner(3)

For this type of accounts		Give name and EIN of:

6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2)
Circle the minor's name and furnish the minor's SSN.
(3)
You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).
(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, OR THE NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS). SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED SUBSTITUTE FORM W-9 WITH THEIR LETTER OF TRANSMITTAL.

11

Substitute Form W-9	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to IRS.

Print or type

Name

Business name, if different from above

Check appropriate box:	☐	Individual/ Sole proprietor	☐	Corporation	☐	Partnership	☐	Other >	☐	Exempt from backup withholding

Address (number, street, and apt. or suite no.)									Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN).	Social Security Number
However, for a resident alien, sole proprietor, or disregarded entity, see Instruction 10. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on Instruction 10.

or
Employer identification number
Note: If the account is in more than one name, see the chart in Instruction 10 for guidelines on whose number to enter.

Part II	Certification

Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject the backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person (including a U.S. resident alien).

Certification Instructions.    You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return

Sign Here	Signature of U.S. person >	Date >

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OR THE THEN APPLICABLE RATE OF ANY PAYMENTS MADE TO YOU BY THE COMPANY AFTER THIS OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

12

FOR INFORMATION CONTACT:

STRATUS SERVICES GROUP, INC.
SHAREHOLDER RELATIONS
500 Craig Road
Manalapan, New Jersey 07726
Telephone (732) 866-0300

By Hand:	By Mail:	By Facsimile:
Stratus Services Group, Inc. Exchange Offer Department 500 Craig Road Manalapan, New Jersey 07726	Stratus Services Group, Inc. Exchange Offer Department 500 Craig Road Manalapan, New Jersey 07726	(Eligible Institutions Only) (732) 866-6676

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Important:	This Letter of Transmittal or a photocopy hereof or a Notice of Guaranteed Delivery must be received by the Company prior to 12:00 Midnight, New York City Time, on the Expiration Date.

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QuickLinks

  Filed Pursuant To Rule 424(b)(3) Registration No. 333-112814
IMPORTANT
ADDITIONAL INFORMATION
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER
PROSPECTUS SUMMARY
Summary Historical and Pro Forma Financial Information
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
CAPITALIZATION
MARKET FOR COMMON STOCK
Sales Prices
DIVIDEND POLICY
SELECTED FINANCIAL DATA (In thousands except per share data)
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
Results of Operations
DESCRIPTION OF BUSINESS
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXECUTIVE COMPENSATION
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
STRATUS SERVICES GROUP, INC. INDEX TO FINANCIAL STATEMENTS
Independent Auditors' Report
STRATUS SERVICES GROUP, INC. Balance Sheets
STRATUS SERVICES GROUP, INC. Statements of Operations
STRATUS SERVICES GROUP, INC. Statements of Cash Flows
STRATUS SERVICES GROUP, INC. Statement of Stockholders' Equity (Deficiency)
STRATUS SERVICES GROUP, INC. Statement of Stockholders' Equity (Deficiency)
STRATUS SERVICES GROUP, INC. Statement of Stockholders' Equity (Deficiency)
STRATUS SERVICES GROUP, INC. Statement of Stockholders' Equity (Deficiency)
STRATUS SERVICES GROUP, INC. Statement of Stockholders' Equity (Deficiency)
STRATUS SERVICES GROUP, INC. Statement of Stockholders' Equity (Deficiency)
STRATUS SERVICES GROUP, INC. Statements of Comprehensive Income
STRATUS SERVICES GROUP, INC. Notes to Financial Statements
  Note 15—Other Charges
  Note 16—Commitments and Contingencies
  Note 17—Temporary Equity (Put Options Liability)
  Note 18—Stock Options and Warrants
  Note 19—Major Customers
  Note 20—Retirement Plans
  Note 21—Private Placements
  Note 22—Selected Quarterly Financial Data (unaudited)
STRATUS SERVICES GROUP, INC. Condensed Balance Sheets
STRATUS SERVICES GROUP, INC. Condensed Statements of Operations (Unaudited)
STRATUS SERVICES GROUP, INC. Condensed Statements of Cash Flows (Unaudited)
STRATUS SERVICES GROUP, INC. (Notes to Condensed Financial Statements) (Unaudited)
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Balance Sheet at December 31, 2003 (Unaudited) Scenario 1
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Balance Sheet at December 31, 2003 (Unaudited) Scenario 2
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Balance Sheet at December 31, 2003 (Unaudited) Scenario 3
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Statement of Operations For the Three Months Ended December 31, 2003 (Unaudited) Scenario 1
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Statement of Operations For the Three Months Ended December 31, 2003 (Unaudited) Scenario 2
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Statement of Operations For the Three Months Ended December 31, 2003 (Unaudited) Scenario 3
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Statement of Operations For the Year Ended September 30, 2003 (Unaudited) Scenario 1
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Statement of Operations For the Year Ended September 30, 2003 (Unaudited) Scenario 2
STRATUS SERVICES GROUP, INC. Pro Forma Condensed Statement of Operations For the Year Ended September 30, 2003 (Unaudited) Scenario 3
Notes to Unaudited Pro Forma Financial Statements
  APPENDIX A
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
SPECIFIC INSTRUCTIONS FOR COMPLETION OF SUBSTITUTE FORM W-9